UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 26, 2006
CROWN NORTHCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22936	22-3172740

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

	P.O. Box 613, Cheyenne, Wyoming	82001

	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 614/488-1169

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
The following information is provided in addition to the information provided in Crown NorthCorp, Inc.’s Form 8-K filed January 12, 2007 (the “January 12, 2007 Form 8-K”).
Effective October 26, 2006, Crown NorthCorp Inc. (“Crown”), through a newly incorporated special-purpose subsidiary, acquired from HypoVereinsbank (“HVB”) all of the issued and registered share capital of Westfalenbank AG (“WB”), a banking and credit institution licensed and operating under the laws of Germany. Crown’s quarterly report on Form 10-QSB for the quarter ended September 30, 2006 contains information on the acquisition of WB and is incorporated by reference herein. Set forth below is a further description of the acquisition as well as financial statements and pro forma financial information pertaining to WB.
Crown acquired the share capital of WB from HVB pursuant to a definitive Stock Purchase and Transfer Agreement dated July 31, 2006 (“SPA”), whereby Crown became the economic owner of WB effective July 3, 2006. The SPA called for a purchase price of Euro 25,000,000 (approximately $31,818,500), which price was derived from arm’s-length negotiations and represents the net equity of WB as set forth on its June 30, 2006 financial statements, plus certain premiums and adjustments. Additionally Crown incurred transaction costs of approximately Euro 2,600,000.
The transaction closed on October 26, 2006 upon the approval of regulatory authorities in Germany and the satisfaction of certain other closing conditions.
In conjunction with the execution of the SPA, Crown and certain of its subsidiaries entered into a Euro 25,000,000 Facility Agreement (the “Facility Agreement”) with a financial institution (the “Lender”). Crown utilized the Facility Agreement and cash on hand to effect the acquisition of WB.
Pursuant to the Facility Agreement and related documentation, Crown and certain of its subsidiaries have provided cross-guarantees in favor of the Lender and have granted the Lender security over certain of their assets (including security over specific shareholdings). Additionally, throughout the term of the Facility Agreement, Crown must also adhere to a comprehensive set of financial covenants and operating restrictions. Crown has pledged Euro 2,000,000 to ensure payment of interest and fees that may become due under the Facility Agreement. The Lender has also been issued warrants to subscribe, under certain terms and conditions through 2011, to up to 19% of the share capital of the single-purpose entity Crown utilized to acquire WB at that entity’s book value as at the date of WB’s acquisition.
WB has operated in its present form since June 2006. Historically, WB, which is headquartered in Bochum, Germany, provided corporate and personal banking services. In 2005, WB implemented a business plan to dispose of all of its business lines and substantially consolidate operations. In furtherance of this plan, WB sold its asset management and private banking lines of business to third parties in 2005. In June 2006, HVB acquired WB’s corporate banking business. This series of transactions reduced WB’s assets by approximately 94% leaving WB with assets comprising mainly cash as well as a portfolio of non-performing loans and fixed and other assets required to maintain a core banking platform. The SPA contains usual and customary representations, warranties and indemnities from HVB in favor of Crown with respect to the disposed operations.
As a result of the dispositions and consolidation noted above, WB is in no material respect comparable to the much larger enterprise that existed before WB sold its business lines. Consequently, the company does not believe that historical financial statements of WB would provide relevant or useful information on WB as it has operated since June 2006 and as it was acquired by Crown. For example, in any audited financial statements for WB for the years 2004 and 2005, the vast majority of assets and operations set forth in the reports would be ones that WB sold prior to Crown’s acquisition and for which, as noted above, Crown has received appropriate indemnification. Crown believes that the inclusion of any such historical financial reports would be unhelpful and misleading for any third party trying to understand the impact upon Crown of making this acquisition. Consequently, Crown has not included historical financial statements in the financial information presented in Section 9.01 below, as explained in the January 12, 2007 Form 8-K.
Crown’s primary objective in acquiring WB was to acquire a licensed platform in Germany to enable Crown to develop special servicing and mortgage origination businesses in Germany, for which a bank license is required. Operating under WB’s license, the company intends for WB to offer fee-based services to the real estate financial markets. In furtherance of this plan, Crown has consolidated its loan servicing operations in Europe within the WB structure. Loans WB originates will provide additional opportunities for recurring servicing revenue.
Item 8.01 Other Events
As part of the company’s plan to consolidate and operate all of its European servicing operations within the WB structure and pursuant to a definitive agreement dated March 1, 2007, Crown sold to WB all of the issued share capital of Crown NorthCorp Limited, which is incorporated under the laws of the United Kingdom and which owns Crown Mortgage Management Limited, Crown’s servicing operation in the U.K. The purchase price, based upon an independent valuation, was Euro 16,324,000. Crown then made a Permitted Reorganisation Repayment (as defined in the Facility Agreement) of Euro 15,000,000, plus capitalized interest and fees, to reduce the outstanding balance under the Facility Agreement.
Item 9.01 Financial Statements and Exhibits
The financial statements and exhibits set forth in this report are:

Appearing on Exhibit A is the Auditors’ Report and the Consolidated Balance Sheet of Westfalenbank AG and Subsidiaries according to German GAAP (HGB) as of 03 July 2006.
The Share Purchase and Transfer Agreement between HVB and Crown, filed as Exhibit C to Crown NorthCorp, Inc.’s Form 8-K filed January 12, 2007 and incorporated by reference herein.
The Warrant Instrument issued pursuant to the Facility Agreement, filed as Exhibit E to Crown NorthCorp, Inc.’s Form 8-K filed January 12, 2007 and incorporated by reference herein.
Appearing on Exhibit F is the agreement dated March 1, 2007 between the company and WB for the sale and purchase of all the issued share capital of Crown NorthCorp Limited.
Appearing on Exhibit G are the unaudited condensed combined balance sheet and statement of operations of Crown NorthCorp, Inc. for the eleven months ending November 30, 2006.
Appearing on Exhibit H is the Facility Agreement arranged by Credit Suisse, London Branch, acting as mandated loan arranger, with Credit Suisse, London Branch, acting as agent, issuing bank and security agent for Crown and certain of its subsidiaries.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN NORTHCORP, INC.
March 15, 2007	By:	/s/ Stephen W. Brown
Stephen W. Brown
Secretary

EXHIBIT A

BDO Deutsche Warentreuhand Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
Date: February 26, 2007
AUDITORS’ REPORT
To The Board of Directors
of Westfalenbank AG
We have audited the accompanying consolidated balance sheet of Westfalenbank AG and subsidiaries (the “Company”) as of July 3, 2006. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit. The balance sheet does not include the corresponding amount from the preceding fiscal year.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, based on our audit, the consolidated balance sheet referred to above presents, in all material respects, the financial position of Westfalenbank AG and subsidiaries as of July 3, 2006 in conformity with accounting principles generally accepted in Germany.
Accounting principles generally accepted in Germany vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 16 to the consolidated balance sheet.
BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

Consolidated Financial Statements of Westfalenbank AG and Subsidiaries to German GAAP (HGB)
as of 03 July 2006

EUR
ASSETS
1 cash reserve
a) cash on hand	3,300
b) balances with central banks	10,265,554

10,268,854

2 receivables from banks
a) payable on demand	35,521,549
b) other

3 receivables from customers	15,985,776

4 equity interests	13,045

5 interests in affiliated companies

6 trust fund assets	10,829,081

7 intangible assets	426,782

8 fixed assets	1,220,085

9 other assets	12,918,072

10 accrued items	537,952

total assets	87,721,195

LIABILITIES
1 liabilities to banks
a) payable on demand	3,290,166
b) with an agreed term or period of notice	330,261

2 liabilities to customers	28,833,755

3 trust fund liabilities	10,829,081

4 other liabilities	13,936,069

5 accrued items	1.958

6 provisions
a) provision for pensions and similar liabilities	545,239
b) provision for deferred taxes	—
c) other provisions	5,628,159

6,173,398

7 subordinated capital	2,000,000

8 shareholder’s equity
a) subscribed capital	20,000,000
b) capital reserve	11,304,812
c) accumulated net gain	9,861
d) net loss/ gain for the year	-8,988,165

22,326,508

total liabilities and shareholder’s equity	87,721,195

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 1 — BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
Basis of Balance Sheet Presentation
The accompanying consolidated balance sheet has been prepared on the basis of accounting principles generally accepted in Germany.
Principles of Consolidation
The accompanying consolidated balance sheet includes the accounts of Westfalenbank AG and its wholly owned subsidiary (collectively, the “Company”). All significant intercompany balances and transactions have been eliminated. Subsidiaries in liquidation are presented under other assets, we refer to Note 6.
Business Description
The Company is a financial services company providing servicing of distressed debt, mortgage origination, servicing and ancillary services to investors in real estate and mortgage interest in Germany.
Cash and Cash Equivalents
The cash reserve includes cash on hand and balances with the central bank, which are carried at nominal value. The company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Receivables
Receivables are stated at the amount management expects to collect from outstanding balances Management provides for probable uncollectible amounts through a charge to earnings and a credit to a reserve for uncollectible accounts, based upon its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the reserve account.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 1 — BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES — Continued
Property and Equipment
Property and equipment are recorded at cost less accumulated depreciation Repairs, maintenance and minor replacements are expensed as incurred. Upon retirement, sale or disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and a gain or loss is included in operations.
Depreciation is computed using the straight-line method over the expected useful life of the assets as follows:

Computer hardware	3 years
Vehicles	6 years
Office furniture and equipment	5 to 13 years
Works of art are generally not depreciated and are carried at cost.
Long-Lived Assets
The Company evaluates long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When discounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. The discount rate reflects the risk that is specific to that asset. Long-lived assets to be disposed of other than by sale are classified as held and used until they are disposed of. Long-lived assets to be disposed by sale are classified as held for sale and are reported at the lower of carrying amount or fair value less cost to sell, and depreciation is ceased.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 1 – BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES — Continued
Investments in Non Performing Loans and Reserves for Loan Losses
Investments in non performing loans are carried at lower of cost or fair value. Under German law, when a loan is classified as non performing, the original terms of the loan terms are cancelled.
At each balance sheet date, the Company assesses whether there is objective evidence that the loan is impaired. A loan is considered impaired when the borrower fails to make any payment within three months and there are no assessable collaterals. When a loan is considered non performing, accruals of interest are no longer capitalized. An allowance is applied in full on the current loan amount (principle, accrued interest and costs). Collaterals are assessed only if there is a market price for the charged objects and sale or foreclosure can be achieved within a reasonable time. Real estate is assessed by considering the source, quality and date of valuations or appraisals. Discounts are made when necessary because of market development and individual aspects of the properties. Regarding properties in legal foreclosure proceedings, discounts are applied on valuations depending on historical local foreclosure results. This foreclosure can vary from 30% to 50%. When no formal appraisal is available, asset managers who are experienced in standard appraisal techniques make assessments. Assignment of life insurances and deposits are assessed according to official statements of the relevant companies. Liens on chattels are assessed only when a market price is traceable.
Intangible Assets
Intangible assets consist of purchased software, which are not an integral part of the related hardware. They are carried at cost less accumulated amortization. Intangible assets are amortized on a straight-line basis over a useful life of three to five years. If there are indications that impairment might have occurred, a write down is recognized for the relevant asset.
Subordinated Liabilities
Subordinated liabilities include liabilities, which will only be repaid once all other unsubordinated liabilities have been repaid in the case of insolvency or liquidation. Subordinated liabilities are eligible capital within the meaning of the German Banking Act (Kreditwesengesetz-KWG) and thus qualify as liable capital (TIER II). If the liabilities have a remaining teim of less than two years, they are only partially allocated to eligible capital.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 1 — BUSINESS DESCRIPTION AND SIGNIFICANT ACCOUNTING POLICIES — Continued
Other Provisions
Other provisions are recognized for current legal or constructive obligations for which the date and/or the amount of the obligations are uncertain, and for which an outflow of resources required to settle the obligations is probable. Provisions for expenses, which do not relate to external obligations, are not recognized. Other provisions are measured in the amount expected to be utilized.
Pension Provisions
Pension provisions are recorded at discounted value according to actuarial principles in accordance with the US GAAP.
Revenue Recognition
Management fees are recorded as services required under the contract are performed.
Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in Germany requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
NOTE 2 — RECEIVABLES FROM BANKS AND CUSTOMERS
The Company maintains several cash accounts with a total of € 45.8 million. Major items are the account with the Bundesbank € 10.3 million and the account with the HypoVereinsbank AG(HVB) € 31.9 million.
The management believes that the risk is limited because the Deutsche Bundesbank reflects the state risk and Bayerische Hypo-und Vereinsbank AG (HVB) can be considered as a bank with a strong financial position.
The receivables from customers amounts to € 15,985,776. Included are the non performing loans recorded with € 12,394,520. The face value of the non performing loan portfolio is € 98,910,122 less a provision of € 86,515,602. Each of these loans has been valued individually and any impairments have been considered.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 3 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following as of July 3, 2006:

2006
Land and buildings	€919,960
Office equipment	6,276,267
Vehicles	186,655
Computer equipment	4,127,312

Property and equipment — total	11,510,194
Less: accumulated depreciation and sales	10,290,109

Property and equipment — net	€1,220,085

The remaining property and equipment of €1,220,085 includes land of a value of €413,789. This land was obtained from a bail out purchase. In connection with the former loan commitment and the realization of the land, the Bank received an advance payment to the amount of € 260,000, which is shown in other liabilities. With respect to the result from the realization of the land, the Share Purchase and Transfer Agreement stated that HVB would guarantee the net value of € 413,789 after netting the prepayment and selling costs latest December 31,2007.
NOTE 4 — INTANGIBLE ASSETS
Capitalized software consists of the following as of July 3, 2006:

2006
Software	€25,359,547
Less: accumulated amortization	24,932,765

Software — net	€426,782

NOTE 5 — INVESTMENTS
The Company holds an investment of 50% in Crown Credit Services GmbH (former Crown Westfalen Credit Services GmbH) with a book value of € 13,045.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 6 — SUBSIDIARIES IN LIQUIDATION
The Bank has 5 participations in affiliated companies. Four of those companies are in liquidation. The liquidation was decided by shareholder meetings of each of the companies. According to German law there is a waiting period of 12 months between the liquidation resolution and the initial termination of a company. The start of the liquidation process is published in the “Bundesanzeiger” in order to inform creditors so they can raise claims against the assets before distribution.
The four companies are:
BAK Verwaltungsgesellschaft mbH, Bochum, Huestr. 21-25
The company was founded in 1969 in order to manage participations in other banks. The liquidation resolution was passed on January 26th 2006. The book value is € 25,672.
Gesellschaft für Grundbesitz mbH, Bochum, Huestir. 21-25
The company was founded in 1922 for trading with real estate and for building, letting and administration of buildings. The liquidation resolution was passed on January 26th 2006. The book value is € 766,989.
Westfalen Kapitalverwaltungsgesellschaft mbH, Bochum, Huestr. 21-25
The company was founded in 1987 for a joint shareholding with a corporate customer of the bank. The liquidation resolution was passed on January 26th 2006. The book value is € 511,292.
Westfalen Corporate Finance mbH, Bochum Huestr. 21-25
The company was founded in 1993 to manage Corporate Finance projects. The liquidation resolution was passed on January 26th 2006. The book value is € 1,028,913.
These subsidiaries have no strategic impact for Westfalenbank AG. Westfalenbank AG will receive at minimum the book value of the subsidiaries of a total of € 2.332,866. This has been guaranteed by HVB in the Sales and Purchase Agreement of the shares of Westfalenbank AG. Since Westfalenbank AG will receive the balance of its investment accounts in cash at the end of the 12 months waiting period without any risk; these companies are not consolidated and included under other assets.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 7 — OTHER ASSETS

2006
HVB Veiwa 5 GmbH & Co. Restrukturierung KG	€6,594,360
Claim vis-à-vis Fortis due to sale of Asset Management	2,399,579
Receivables from subsidiaries in liquidation (See note 6)	2,332,866
Tax claims receivable	998,876
Others assets	592,391

Total other assets	€12,918,072

The claim against HVB Verwa 5 GmbH & Co. Restrukturierung KG reflects the contribution of the loss for the first half of 2006 that HVB accepted to take in conjunction with the spinn-off of the Corporate Business. The claim against Fortis refers to the sale of the Asset Management business in 2005. Both claims were reimbursed until end of September 2006, The tax claims receivable consist of short term claims against the local tax authorities and claims for withholding tax against froeign tax authorities. The claim for the foreign withholding tax is expected to be reimbursed withing the next 5 years.
NOTE 8 — TRUST ASSETS AND LIABILITIES
The Company entered into an Agency and Trust Agreement with Credit Suisse International, London (“CS”) on November 23/24, 2005 governing the management of receivables from non-bank customers. This Agreement was amended December 30, 2005 due to CS purchasing a loan portfolio from a savings bank in the second half of 2005. According to the regulation in of the Trust Agreement, Westfalenbank is responsible for account maintenance and loan extensions by the trust and in such a manner that the Bank has rights and duties vis-à-vis the customer externally, but acts for the account of CS internally. All customer default risks arising from the trust loans are borne by CS and the financing was provided by CS.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 9 — LONG TERM DEBT
Long-term debt as of July 3, 2006 consists of the following items:

Promissory note, issued June 9, 2006 with interest payable annually at a rate of 4.55%. Principal due February 11, 2013	€5,000,000

Promissory note, issued June 9, 2006 with interest payable annually at a rate of 5.19%. Principal due March 4, 2014	1,000,000

Promissory note, issued June 9, 2006 with interest payable quarterly at a variable rate of 3 month Libor +0.805% (3.86% at July 3, 2006). Principal due January 16, 2013	5,000,000

Promissory note, issued June 9, 2006 with interest payable annually at a rate of 5.13%. Principal due February 4, 2014	7,000,000

Promissory note, issued June 9, 2006 with interest payable annually at a rate of 4.70%. Principal due February 4, 2014	1,000,000

Total debt	19,000,000

Less: current portion	—

Total long term debt	€19,000,000

The accrued interest is recorded under short-term liabilities to customers.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 9 — LONG TERM DEBT — Continued
Future debt maturities are as follows:

Year ending December 31,
2006	€—
2007	—
2008	—
2009	—
2010	—
Thereafter	19,000,000

Total	€19,000,000

NOTE 10 — SUBORDINATED DEBT
Subordinated debt as of July 3, 2006 consists of the following:

Subordinated promissory note, issued January 25, 2005 with interest payable annually at a rate of 6.13%. Principal due February 4, 2014	€2,000,000

Total Subordinated debt	2,000,000
Less: current portion	—

Total subordinated debt	€2,000,000

Future subordinated debt maturities are as follows:

Year ending December 31,
2006	€—
2007	—
2008	—
2009	—
2010	—
Thereafter	2,000,000

Total	€2,000,000

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 10 — SUBORDINATED DEBT — Continued
The conditions relative to the subordinated liabilities comply with the requirements of supplementary capital according to section 10, subsection 5a, of the German Banking Act. There are no obligations for early repayment. The accrued interest is recorded under other liabilities.
NOTE 11 — OTHER LIABILITIES AND OTHER PROVISONS

2006
Other liabilities
Liabilities to creditors	€2,176,425
Lease — Düsseldorf building	8,300,000
Liabilities personnel lay off	1,829,481
Other liabilities	1,630,163

Total other liabilities	€13,936,069

Other provisions
Provision for credit business (long term)	1,929,984
Long term Provision	1,080,000
Provision restructuring	1,000,000
Other provisions	1,618,175

Total other provisions	€5,628,159

In conjunction with the winding down process of the business, the bank shut down the branch in Düsseldorf. Due to early termination of the lease contract for the office room in Düssedorf the bank had to pay € 8,300,000. The liabilities personnel lay off refer to the fact that part of the staff left the company in July. Both liabilities were paid until end of August 2006. The long term provision refers to the fact the bank is obliged to archive all electronic data relating to the discontinued business for 10 years.
The provision for credit business reflects the contingency risk the bank has out of unused credit facilities of customers. The provision is valued at best estimate. The credit facilities do not have a specific maturaty date.
NOTE 12 — PROVISIONS FOR PENSIONS AND SIMILAR OBLIGATIONS
The nature and the amount of the pension payments to eligible employees are governed by applicable pension rules based on individual pension commitments. They largely depend on the date of commencement of employment.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
The pension provisions were calculated by the Unternehmensberatung fur Versorgung & Verügutung Dr. Dr. Heissmann GmbH in accordance with actuarial principles based on the Banks pension Regulations 1982 in the version of December 1, 1986, and individual pension commitments. The mortality tables 2005 G of Klaus Heubeck were used for the calculation of the pension obligations. Their results are presented in an actuarial report.
The calculation of the pension provision was in accordance with the Financial Statement Accounting Board Standard (FASB) Statements No. 87, Employers’ Accounting for Pensions, No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and FAS 132(R): Employers’ Disclosures about Pensions and Other Postretirement Benefits an amendment of FASB Statements No. 87, 88, and 106. Pension costs under the Company’s defined benefit plan are actuarially determined.
Weighted average assumptions used to determine the benefit obligation at the measurement date July 3, 2006

Discount Rate	45%
Rate of inflation	1.5%
Rate of pension increases	1.5%

Vested benefit obligation:
Actives	€545,239
Vested Terminated	—
Pensioners	—

Total	€545,239

Accumulated benefit obligation	€545,239
Fair value of plan assets	—

Underfunded benefit obligation	545,239
Unrecognized transitional amount	—
Unrecognized prior service cost	—
Unrecognized net (gain) or loss	—

Accrued Pension Cost	€545,239

The calculation of the pension provision according to US-GAAP leads to a higher value than the german tax regulation requires.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
NOTE 13 — SHAREHOLDERS’ EQUITY
At the balance sheet date, the subscribed capital (share capital) amounts to €20,000,000 and is divided into 1,942,857 bearer shares without par value. There are no preferences or restrictions with regard to the distribution of dividends.
Economically effective July 1, 2006 and upon BaFin — Federal Financial Supervisory Authority approval on October 26 2006, Crown Westfalen BV purchased the entire share capital of the Company from HVB. The entire share capital of the Company has been pledged to a lender in connection with a €25,000,000 facility agreement obtained by the shareholder of the purchaser of the Company.
NOTE 14 — LEASES
The company leases office facilities located in Bochum, Germany. The obligation amounts to €4,500 plus VAT per month until the end of 2008 for a pre-defined space. If the company decides to use more space after December 31, 2007, the price has been fixed at € 5 per square meter. After the end of 2008 no fixed obligation exists, although the company has an option to stay in the existing premises.
Further on, the bank has an obligation from IT contracts. The contracts are under negotiation due to the restructuring of the bank.
NOTE 15 — CONTINGENCIES
Prior to the transfer of share capital on July 1, 2006, the Company was involved in some litigation matters. As part of the Share Purchase and Transfer Agreement, the Seller HVB agreed to indemnify and hold the Company harmless in any of these preexisting lawsuits. Accordingly, no provisions have been set aside in connection with any of the pending litigation.
Unused credit facilities of customers amount to € 902,039 and are recorded below the balance sheet.
NOTE 16 — GERMAN TO US GAAP RECONCILATION
Reconciliation of shareholders’ equity from GERMAN GAAP TO US GAAP
The consolidated balance sheet has been prepared in accordance with Generally Accepted Accounting Principles in Germany (GERMAN GAAP), which differs in certain respects from Generally Accepted Accounting Principles in the United States (US GAAP). The effect of applying US GAAP principles to shareholders’ equity is set out below along with an explanation of applicable differences between GERMAN GAAP and US GAAP. The differences in GERMAN GAAP and US GAAP listed below relate only to the applicable

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
differences, and therefore do not incorporate a full list of all differences between GERMAN GAAP and US GAAP.
The effect of applying US GAAP principles to shareholders’ equity is:

	Note		2006
Shareholders’ equity in accordance with GERMAN GAAP			€22,326,508
Items in-/ decreasing net profit:
Impairment on non performing loan portfolio	(a	)	(220,000)
Discount on long term provisions	(b	)	243,824
Deferred tax liability	(c	)	(97,530)

Shareholders’ equity in accordance with US GAAP			€22,252,802

a) Non Performing Loan Portfolio
Under GERMAN GAAP, investments in non performing loans are carried at lower cost or fair value. Under German law, when a loan is classified as non performing, the original terms of the loan terms are cancelled.
Under US GAAP, the company is required to account for the non performing loan portfolio in accordance with FASB No. 114 “Accounting by Creditors for Impairment of a Loan”. This statement requires the creditor to recognize impairment of a loan if the present value of expected future cash flows discounted at the loan’s effective interest rate or as a practical expedient, at the observable market price of the loan or the fair value of the collateral if the loan is collateral dependent, is less than the recorded investment in the impaired loan.
The company has recognized an additional impairment on the non performing loan portfolio based upon the expected future cash flows discounted at the loan’s effective interest rate.
b) Discount on long term provisions
Under GERMAN GAAP, long term provisions are presented at face value.
Under US GAAP, the long term portion of the provisions is discounted for the remaining period with the market rate of 4.5%.
c) Deferred tax liability
The deferred tax liability results from the discount of long term provision.

WESTFALENBANK AG AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED BALANCE SHEET
As of July 3, 2006
Other differences between GERMAN GAAP and US GAAP not affecting the determination of shareholders’ equity for the period presented:
Under US GAAP, the Company is required to disclose the estimated fail value of its financial instruments in accordance with SFAS No. 107, “Disclosures about Fair Value of Financial Instruments ..” These disclosures do not attempt to estimate or represent the Company’s fair value as a whole. The disclosure excludes assets and liabilities that are not financial instruments. The fair value amounts disclosed represent point-in-time estimates that may change in subsequent reporting periods due to market conditions and other factors. Estimated fair value amounts in theory represent the amounts for which financial instruments could be exchanged in transactions between willing parties.
Estimated Fair values:

	In Euro
	Carrying	Estimated
	Value	Fair Value
Financial assets:
Cash and other short term Financial instruments	45,790,403	45,790,403
Investments	13,045	13,045
Receivables	15,765,776	15,765,776

Financial liabilities:
Long-term and subordinated debt	21,000,000	20,853,000
February 22, 2006
Westfalenbank AG, Bochum
Dt Joachim Paulus Dr Christian von Villiez

EXHIBIT F

DATED 1 MARCH 2007
(1) CROWN NORTHCORP INC.
(2) WESTFALENBANK AG

FOR THE SALE AND PURCHASE OF ALL THE
ISSUED SHARE CAPITAL OF
CROWN NORTHCORP LIMITED

160 Queen Victoria Street
London EC4V 4QQ, UK
Tel: +44 (0) 20 7184 7000
Fax: +44 (0) 20 7184 7001

THIS AGREEMENT is dated 1 March 2007
BETWEEN
(1)	CROWN NORTHCORP INC. (No. 2298568) a company incorporated in the State of Delaware, United States whose principal office is at 1251 Dublin Road, Columbus, OH, 43215, USA (the “Seller”); and

(2)	WESTFALENBANK AG (No. HRB1941) a company registered with the commercial register of the local court in Bochum (the “Buyer”).
WHEREAS
(A)	The Seller has agreed to sell and the Buyer has agreed to purchase all of the issued share capital in the Company (as hereinafter defined) on the terms set out in this agreement.
THE PARTIES AGREE AS FOLLOWS:
1	DEFINITIONS

In this agreement the following expressions shall bear the following meanings, unless the context otherwise requires:

“Company” means the company owned by the Seller whose name and other details are set out in Schedule 1;

“Completion” means the completion of this agreement in accordance with clause 3 hereof;

“Completion Date” means the date hereof;

“Consideration” means the sum of €16,567,218;

“Dividend Payment” means the payment of a dividend of an amount equal to £100,000;

“Effective Date” means 1 January 2007;

“Encumbrances” means any mortgage, charge (fixed or floating), pledge, lien, security or other third party right or interest (legal or equitable) including any right of pre-emption, assignment by way of security, reservation of title or any other security interest of any kind however created or arising or any other agreement or arrangement (including a sale and repurchase agreement) having similar effect or restriction over or in respect of the use of the relevant security or right;

“Group” means the Company and its subsidiary; and

“Shares” means all the issued shares in the Company.

2	SALE
Step Seven — Sale and Purchase Agreement

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2.1	Upon the terms of this agreement the Seller shall sell and the Buyer shall purchase with effect from the Effective Date the Shares with full title guarantee free from any Encumbrances and together with all accrued benefits and rights attaching thereto but excluding sums set aside for the Dividend Payment.

2.2	The profit of the fiscal year of the Company from and including 1 January 2007 including retained profits of preceding fiscal years, (excluding sums set aside for the Dividend Payment), if any, shall belong to the Buyer only.

2.3	The consideration for the sale and purchase of the Shares shall be the sum of €16,567,218 be paid at Completion into an account nominated by the Seller.

3	COMPLETION

3.1	Completion shall take place on the Completion Date whereupon:
(a)	the Seller shall deliver to or make available to the Buyer: (i) share transfers in the appropriate form relating to the Shares duly executed by the Seller in favour of the Buyer and share certificates relating to all the Shares; and (ii) a copy of the minutes of a meeting of the board of directors of the Seller authorizing the execution by the Seller of this agreement and all other documents ancillary to it or the transactions contemplated in this agreement and appointing the relevant signatory or signatories to execute this agreement and any such documents on its behalf; and

(b)	upon compliance by the Seller with the provisions of clause 3.1(a) the Buyer shall pay the Consideration to the Seller or as the Seller shall direct.
3.2	On the Completion Date the Seller shall procure that the directors of the Company shall hold a board meeting at which the transfer of the Shares to the Buyer shall be approved for registration in the Company’s statutory register.

4	WARRANTIES

The Seller warrants and represents to the Buyer that the following statements are true and accurate as at the date of this Agreement and as the date upon which the transfer of the Shares becomes valid and binding:

4.1	the Shares constitute the whole of the allotted and issued share capital of the Company and are fully paid;

4.2	it is the sole legal and beneficial owner of the Shares;

4.3	the Shares are free from all Encumbrances and there is no agreement or commitment given to create an Encumbrance affecting the Shares;

4.4	that it has obtained all corporate authorization and all other applicable governmental, statutory, regulatory or other consents, licences, waivers or exemptions required to empower it to enter into and to perform its obligations
Step Seven — Sale and Purchase Agreement

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under this agreement and each document to be executed by it at or before Completion pursuant to this agreement;

4.5	The Company is a company duly incorporated and existing (in accordance with its memorandum and articles of association) under the laws of England and Wales. There are no resolutions in force with regard to any amendment of the memorandum and articles of association of the Company and there are no side arrangements that refer to the memorandum and articles of association of the Company or to the organisation of the Company;

4.6	The Company does not directly or indirectly own shares in any entities, except for the shares in Crown Mortgage Management Limited and Titrisation Belge-Belgische Effectisering SA/NV (the “Subsidiaries”), and is under no obligation to buy any such shares;

4.7	Neither the Seller nor the Company nor the Subsidiaries are subject to any insolvency proceedings and, to the knowledge of the Seller, no person has taken or threatened any step, legal proceeding or other procedure with a view to the appointment of an administrator, whether out of court or otherwise, in relation to the Seller, the Company and/or the Subsidiaries;

4.8	As far as the Seller is aware the Company and the Subsidiaries have duly and timely filed all tax returns and all taxes and social security contributions owed by the Company and by the Subsidiaries have been paid by their due dates;

4.9	There are no litigation or administrative proceedings pending, or, to the knowledge of the Seller, threatened, against the Seller that relate to the Shares or to the Company or the Subsidiaries which, if adversely determined would have a material effect upon the Company and/or the Subsidiary;

4.10	The Company and the Subsidiaries have all material public permits required for the operation and the continuance of the current business operations. To the best of the Seller’s knowledge, no person has threatened either a withdrawal or a restriction of such permits;

4.11	To the best of the Seller’s knowledge, all information made available to the Buyer by the Seller, the Company and the Subsidiaries prior to the date of this Agreement (with the exception of any economic forecast relating to any company within the Group) is, in relation to the Shares, the Company and the Subsidiaries or their relevant business operations which would be relevant to the information specifically provided or which the Buyer, for the purposes of its assessment, should have been aware of at the date of signature, complete, accurate and not misleading in all material respects and there are no material omissions relevant to the operations of the Company and the Subsidiaries;

4.12	Neither the Company nor the Subsidiaries is the owner of any real estate; and

4.13	It is specifically stated and agreed that the Seller has not made, and the Buyer has not relied on, any other expressed or implied warranties regarding the Shares, the Company and/or the Subsidiaries other than the warranties in this clause 4.
Step Seven — Sale and Purchase Agreement

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5	GENERAL

5.1	Following Completion the Seller shall from time to time forthwith upon request from the Buyer at its own expense do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the Buyer for the purpose of vesting in the Buyer the full legal and beneficial title to the Shares or otherwise to give the Buyer and/or its nominee the full benefit of this agreement, subject to any restriction or limitation in this agreement on the extent of any party’s obligations under this agreement.

5.2	The terms of this agreement (insofar as not performed at Completion and subject as specifically otherwise provided in this agreement) shall continue in force after and notwithstanding Completion.

5.3	This agreement (together with any documents referred to herein) constitutes the entire agreement between the parties hereto in connection with the subject matter hereof.

5.4	This agreement and all rights and benefits hereunder shall be binding upon and enure for the benefit of successors of the parties but shall not be assignable at law of in equity without the prior written consent of the other party hereto.

5.5	Each of the parties shall bear its own legal, accountancy and other costs, charges and expenses connected with the sale and purchase of the Shares and any other matters contemplated by this agreement.

5.6	If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be in any way affect or impaired thereby.

5.7	The Contracts (Rights of Third Parties) Act 1999 shall not apply to this agreement and no rights or benefits expressly or impliedly conferred by it shall be enforceable under that act against the parties to it by any other person.

5.8	This agreement (and any dispute, controversy, proceedings or claims of whatever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in accordance with English law and each of the parties irrevocably agrees that the courts of England shall have exclusive jurisdiction to hear and decide any suit, action or proceedings and/or settle any disputes, which may arise out of or in connection with this agreement and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.
Step Seven — Sale and Purchase Agreement

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IN WITNESS whereof this agreement has been executed on the date first above written.

Signed by	)
for and on behalf of	)
CROWN NORTHCORP	)
INC.	)

Signed by	)
for and on behalf of	)
WESTFALENBANK AG	)
Step Seven — Sale and Purchase Agreement

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SCHEDULE ONE
DETAILS OF THE COMPANY

Company Name	Crown NorthCorp Limited

Registered Number	03431892

Country of Incorporation	United Kingdom

Issued Share Capital	500 shares of £1.00 each

Authorised Share Capital	1,000 shares of £1.00 each
Step Seven — Sale and Purchase Agreement

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EXHIBIT G

CROWN NORTHCORP INC
Unaudited Condensed Combined Balance Sheet
November 30, 2006

	November 30, 2006	November 30, 2006	adjustments				Combined
	Crown	Wesfalenbank AG	dr		cr		as adjusted
CURRENT ASSETS:
Cash and cash equivalents	$3,336,060	$53,177,543					$56,513,603
Accounts receivable	2,853,166						2,853,166
Prepaid expenses and other assets	1,368,440	—					1,368,440

Total current assets	7,557,666	53,177,543					60,735,209

PROPERTY AND EQUIPMENT — Net	455,128	1,492,427	238,608	a			2,186,163

RESTRICTED CASH	2,764,587	—					2,764,587

INTANGIBLE ASSETS		539,994	3,866,850	a			4,406,844

OTHER ASSETS		—
Investment in partnerships and joint ventures	35,033,989	16,814			34,247,133	a	803,670
Trust fund assets		12,658,584					12,658,584
Mortgage loans, net of reserves	659,434	13,081,914			286,082	b	13,455,266
Loan servicing rights — net	4,532,137	—					4,532,137
Capitalized loan cost — net	1,629,833		1,858,207	c			3,488,040

Capitalized software cost — net	415,699	—					415,699
Deposits	41,824						41,824
Other	—	4,980,998					4,980,998

Total other assets	42,312,916	30,738,310					40,376,218

TOTAL	$53,090,297	$85,948,274					$110,469,021

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	2,001,997	7,838,684					9,840,681
Convertible notes payable	400,000	—					400,000
Accrued expenses:		—					—
Interest	252,923						252,923
Other	4,849,123	402,975					5,252,098

Total current liabilities	7,504,043	8,241,659					15,745,702

LONG-TERM OBLIGATIONS:
Allowance for loan losses & other	243,076	9,135,735					9,378,811
Notes payable	31,750,000	24,182,060	1,983,640	a			53,948,420

Trust fund liabilities	—	12,765,817					12,765,817

	31,993,076	46,083,612					76,093,048
Total long-term obligations		—

SUBORDINATED CAPITAL		2,577,900					2,577,900

SHAREHOLDERS’ EQUITY:	138,328	—					138,328
Common stock	—	—					—
Additional paid-in capital	20,206,845	40,350,337	40,350,337	a	1,858,207	c	22,065,052

Accumulated comprehensive income	511,429	—			378,030	a	889,459
Accumulated deficit	(7,086,366)	(11,305,234)	286,082	b	11,814,272	a	(6,863,410)

Treasury stock, at cost	(177,058)	—					(177,058)

Total shareholders’ equity	13,593,178	29,045,103					16,052,371

TOTAL	$53,090,297	$85,948,274					$110,469,021

CROWN NORTHCORP INC
Unaudited Condensed Combined Statement of Operations
For the eleven months ending November 30, 2006

	November 30, 2006	November 30, 2006	adjustments				Combined
	Crown	Westfalenbank AG	dr		cr		as adjusted
REVENUES:
Management fees	$14,843,046	$—					$14,843,046
Disposition fees	3,971,399	329,971					4,301,370
Servicing fees	5,117,788	2,650,081	1,371,443	a			6,396,426
Interest income	36,468	9,147,214	8,881,322	a			302,360
Other	306,409	23,695,669	20,735,626	a			3,266,452

Total revenues	24,275,110	35,822,935	30,988,391				29,109,654

EXPENSES:
Personnel	6,794,873	26,062,742			24,054,349	a	8,803,266
Occupancy, insurance and other	13,174,019	19,865,089	272,941	b	17,641,022	a	15,671,027

Interest	501,033	—					501,033
Write-off mortgage servicing rights	165,110	—					165,110
Depreciation and amortization	671,628	1,313,698	—		1,217,027	a	768,299

Total expenses	21,306,663	47,241,529	272,941		42,912,398		25,908,735

INCOME (LOSS) BEFORE INCOME TAXES	2,968,447	(11,418,594)	30,715,450		(42,912,398)		3,200,919

INCOME TAX (BENEFIT)	892,345	(100,218)	109,735	a			901,862

NET INCOME (LOSS)	$2,076,102	$(11,318,376)	$30,605,715		$(42,912,398)		$2,299,057
OTHER COMPREHENSIVE INCOME		—
Foreign currency translation adjustment	454,614	—			378,030		832,644

COMPREHENSIVE INCOME (LOSS)	$2,530,716	$(11,318,376)	$30,605,715		$(42,534,368)		$3,131,701

Basic earnings (loss) per share	$0.09						$0.11
Diluted earnings (loss) per share	$0.09						$0.11

Basic shares used in per share computation	29,521,098						29,521,098
Diluted shares used in per share computation	29,521,098						29,521,098

Footnotes to the Unaudited Condensed Combined Balance Sheet as for November 30, 2006 and the Unaudited Condensed combined Statement of Operations for the period ending November 30, 2006.
a            In connection with the Purchase of Wesfalenbank AG, Crown will use the purchase method of accounting and as such, certain assets and liabilities have been adjusted to fair value. The cost to acquire the bank included the purchase price of 25,000,000 Euro ( approximately $31,818,500) and associated costs of the acquisition totaling some $2.7 million. Funding for the acquisition was provided by a 25,000,000 Euro credit facility from Credit Suisse and cash.
b	To recognize differences between US GAAP and German GAAP due to differences in accounting for pension related costs and carrying values of non-performing loan portfolios.

c	$1,834,838 value assigned to 5,652 warrants issued in connection with the purchase of Westfalenbank AG by Crown Westfalen BV Valued using the Black-Scholes option valuation model using the following assumptions: fair value of stock $1,070 (841 Euro);exercise price $1,070 (841 Euro); expected life of 5 years; expected volatility of 21.99% and a risk free return of 4.63%

EXHIBIT H

Dated 9th October 2006
CROWN WESTALEN LLC
(as Borrower)
CROWN NORTHCORP INC.
(as Company)
THOSE SUBSIDIARIES LISTED AS ORIGINAL GUARANTORS
(as Original Guarantors)
CREDIT SUISSE, LONDON BRANCH
(as Arranger)
CREDIT SUISSE, LONDON BRANCH
(as Original Lender)
CREDIT SUISSE, LONDON BRANCH
(as Agent)
CREDIT SUISSE, LONDON BRANCH
(as Issuing Bank)
and
CREDIT SUISSE, LONDON BRANCH
(as Security Trustee)

AMENDMENT AND RESTATEMENT DEED
AMENDING AND RESTATING A FACILITY AGREEMENT
DATED 31 JULY, 2006

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THIS AMENDMENT AND RESTATEMENT DEED is made on 9th October 2006
BETWEEN:-
(1)	CROWN WESTFALEN LLC a limited liability corporation incorporated in the State of Delaware whose principal office is at 1251 Dublin Road, Columbus, Ohio 43215, U.S.A. (the “Borrower”);

(2)	CROWN NORTHCORP INC. a company incorporated in the State of Delaware whose principal office is at 1251 Dublin Road, Columbus, Ohio 43215, U.S.A. (the “Company”);

(3)	THE SUBSIDIARIES of the Company listed in Schedule 1 (The Original Guarantors) to this Deed as guarantors (together with the Company, the “Original Guarantors”);

(4)	CREDIT SUISSE, LONDON BRANCH as mandated lead arranger (the “Arranger”);

(5)	CREDIT SUISSE, LONDON BRANCH as lender (the “Original Lender”);

(6)	CREDIT SUISSE, LONDON BRANCH as facility agent of the other Finance Parties (the “Agent”);

(7)	CREDIT SUISSE, LONDON BRANCH as issuing bank (the “Issuing Bank”); and

(8)	CREDIT SUISSE, LONDON BRANCH as security agent for the Finance Parties (the “Security Agent”).
WHEREAS:-
(A)	The Borrower, the Company, the Original Guarantors, the Arranger, the Original Lender, the Agent, the Issuing Bank and the Security Agent entered into a facility agreement dated 31 July, 2006 (the “Original Facility Agreement”).

(B)	The parties hereto have agreed to enter into this amendment and restatement deed (the “Deed”) in order to amend and restate the terms of the Original Facility Agreement (as restated and amended thereby, the “A&R Facility Agreement”) in the manner set out below.
NOW IT IS HEREBY AGREED:-
1.	INTERPRETATION

In this Deed:-
(a)	words and expressions defined in the A&R Facility Agreement shall, unless otherwise defined herein, have the same meaning when used herein;

(b)	the provisions of Clause 1.2 (Construction) of the A&R Facility Agreement shall also apply in the interpretation hereof as if expressly set out herein; and

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(c)	“Effective Date” means the business day on which the Agent shall have confirmed in writing that it has received all the documents listed in Schedule 2 to this Deed and that each such document is, in form and substance, satisfactory to the Agent.
2.	AMENDMENTS TO ORIGINAL FACILITY AGREEMENT
(a)	The parties hereto agree that with effect from the Effective Date the Original Facility Agreement shall be amended and restated to reflect the following arrangements:
(i)	the Acquiror shall be released as a Guarantor under the Original Facility Agreement;

(ii)	the Acquiror shall be released from its obligations under the Dutch Deed of Disclosed Pledge of Claims dated 16th August 2006; and

(iii)	the Acquiror shall grant a new Dutch pledge over the Dividend Account, and such amendment and restatement shall be deemed to take effect in the form set out in Schedule 3.

(b)	Subject to the terms of this Deed, the A&R Facility Agreement will remain in full force and effect and as from the Effective Date references in the A&R Facility Agreement to “this Agreement” “hereunder”, “herein” and like terms or to any provision of the A&R Facility Agreement shall be construed as a reference to the A&R Facility Agreement, or such provision, as amended by this Deed.

(c)	Except as otherwise provided in this Deed, the Finance Documents remain in full force and effect and, in particular, without limitation each Original Guarantor (other than the Acquiror) hereby confirms that notwithstanding the release of the Acquiror from its guarantee and other obligations under the A&R Facility Agreement:
(i)	such Original Guarantor’s guarantee remains in full force and effect;

(ii)	the Security granted by such Original Guarantors remains in full force and effect;

(iii)	the Acquiror is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(iv)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or

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otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Acquiror.
3.	TRANSACTION SECURITY DOCUMENTS

The Acquiror shall and the Company shall procure that the Acquiror shall execute and deliver to the Agent the following Transaction Security Documents:
(a)	a Dutch deed of release to be entered into between the Acquiror and the Security Trustee pursuant to which the right of pledge and the obligations of the Acquiror under the Dutch Deed of Disclosed Registered Claims dated 16th August 2006 referred to as the Dutch Charge over Bank Accounts and the Dutch Charge over Inter-Company Receivables in paragraph 8 of Part III of Schedule 2 to the Original Facility Agreement shall be released; and

(b)	a Dutch pledge over the Dividend Account to be entered into between the Acquiror and the Security Trustee pursuant to which the Acquiror shall pledge its interest in the Dividend Account in favour of the Security Trustee as referred to in paragraph 8 of Part III of Schedule 2 to the A&R Facility Agreement,
as soon as possible and in any event within 10 Business Days after the date of this Deed, each in a form and substance satisfactory to the Agent.

4.	REPRESENTATIONS AND WARRANTIES

Each of the Obligors hereby agrees that each of the Repeating Representations are deemed to be made on the date of this Deed and on the Effective Date with reference to the facts and circumstances existing at the date the Repeating Representations are deemed to be made (except for those contained in paragraphs (a) to (e) of Clause 20.31 (Original Financial Statement) of the A&R Facility Agreement where subsequent financial statements have been delivered under the A&R Facility Agreement).

5.	FEES, COSTS AND EXPENSES
(a)	The Borrower shall within 5 Business Days of demand of either of the Agent or the Security Agent, reimburse the Agent or the Security Agent for all costs and expenses (including legal fees and VAT) reasonably incurred by the Agent or the Security Agent in the negotiation, preparation and execution of this Deed and the completion of the transactions contemplated herein.

(b)	The Borrower shall within 5 Business Days of demand of the Agent, reimburse each of the Finance Parties for all costs and expenses (including legal fees and VAT) properly incurred in or in connection with the preservation and/or enforcement of any of the rights of the Finance Parties or any of them under this Deed.

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6.	MISCELLANEOUS
(a)	Clauses 31 (Notices), 33 (Partial Invalidity) and 37 (Counterparts) of the A&R Facility Agreement shall be deemed incorporated in this Deed (with such conforming amendments as the context requires) as if set out herein.

(b)	The Agent and the Borrower confirm that this Deed shall be designated as a Finance Document for the purposes of the A&R Facilty Agreement.
7.	GOVERNING LAW

This Agreement is governed by English law.

8.	ENFORCEMENT

8.1	Jurisdiction
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 8.1 is for the benefit of the Finance Parties and the Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.
8.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales) and the Acquiror:
(i)	irrevocably appoints Crown NorthCorp Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and Crown NorthCorp Limited by its execution of this Agreement, accepts that appointment; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within 14 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

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(c)	Crown Westfalen LLC, Crown NorthCorp Inc. and the Acquiror, each expressly agrees and consents to the provisions of this Clause 8 and Clause 7 (Governing law).
9.	THIRD PARTIES

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.
AS WITNESS this Deed has been entered into on the date stated at the beginning of this Deed and executed as a deed by the parties hereto and is intended to be and is delivered by them as a deed on the date specified above.

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SCHEDULE 1
ORIGINAL GUARANTORS

Name of Original Guarantor	Registration number (or equivalent, if any)

Crown NorthCorp Inc.	2298568

Crown Westfalen B.V. having its corporate seat in Amsterdam, The Netherlands	06053940

Crown Northcorp Limited	03431892

Crown Asset Management Limited	03802849

Crown Mortgage Management Limited	00912411

Regal Mortgages LLP	OC300246

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SCHEDULE 2
CONDITIONS PRECEDENT
1.	A certified copy of the constitutional documents of each of the Company, the Borrower, each of the other Obligors and of each member of the Group that is not an Obligor, whose shares are charged or pledged under the Transaction Security Documents or a certificate of the Borrower confirming that the constitutional documents delivered pursuant to the Original Facility Agreement remain in effect in such form unamended.

2.	A copy of a resolution of the board of directors of each of the Company, the Borrower and each of the other Obligors approving the terms of and transactions contemplated by the Deed, authorising a specified person or persons to execute the Deed and any other documents required in connection with the transactions contemplated thereby or a certificate of the Borrower confirming that the resolutions delivered pursuant to the Original Facility Agreement remain valid in relation to the Deed.

3.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above or a certificate of the Borrower confirming that the specimens of the signatures delivered pursuant to the Original Facility remain in effect and have not been superseded.

4.	A certificate of an authorised signatory of each of the Company, the Borrower and each of the other Obligors certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at the date no earlier that the date of the Deed or a certificate of the Borrower confirming that the certificates delivered pursuant to the Original Facility Agreement remain valid in relation to the Deed.

5.	A copy of a good standing certificate (including verification of tax status) with respect to the Company and the Borrower, issued as of a recent date of the date of the A&R Facility Agreement by the Secretary of State or other appropriate official of the jurisdiction of incorporation or organisation of the Company and the Borrower and the equivalent, if applicable, in other relevant jurisdictions.

6.	The following legal opinions, each addressed to the Agent, the Security Agent and any person who becomes a Lender:
(a)	legal opinions of Shearman & Sterling (London) LLP and Shearman & Sterling LLP, legal adviser to the Agent and the Arranger as to matters of English law;

(b)	a legal opinion of De Brauw Blackstone Westbroek, legal adviser to the Agent and the Arranger as to matters of Dutch law; and

(c)	a legal opinion of Dechert LLP, legal advisor to the Company and the Borrower as to matters of US law.
7.	A copy of any other governmental, shareholder and third party Authorisation or other document, opinion or assurance which the Agent considers to be necessary or

7

desirable in connection with the entry into and performance of the transactions contemplated by the Deed or for the validity and enforceability of the Deed.

8.	The Deed executed by each of the Company, the Borrower, the Acquiror and the other Obligors.

9.	At least two originals of the Transaction Security Documents executed by the Acquiror as specified below:
(a)	Dutch Deed of Release (releasing the Dutch Deed of Disclosed Registered Claims dated 16 August 2006); and

(b)	Dutch Pledge over Dividend Account.
10.	A copy of all notices required to be sent under such Transaction Security Documents executed by the requisite signatory duly acknowledged by the addressees and of all third party consents required in connection with the creation, perfection or registration of such Transaction Security Documents.

8

SCHEDULE 3
FACILITY AGREEMENT
dated 31 July 2006 as amended and restated on 9th October 2006
€25,000,000
FACILITY AGREEMENT
for
CROWN WESTFALEN LLC
arranged by
CREDIT SUISSE, LONDON BRANCH
acting as Mandated Lead Arranger
with
CREDIT SUISSE, LONDON BRANCH
acting as Agent, Issuing Bank and Security Agent

i

ii

THIS AGREEMENT is dated 31 July, 2006 as amended and restated on 9th October 2006 and made between:
(1)	CROWN WESTFALEN LLC a limited liability corporation incorporated in the State of Delaware whose principal office is at 1251 Dublin Road, Columbus, Ohio 43215, U.S.A. (the “Borrower”);

(2)	CROWN NORTHCORP INC. a company incorporated in the State of Delaware whose principal office is at 1251 Dublin Road, Columbus, Ohio 43215, U.S.A. (the “Company”);

(3)	THE SUBSIDIARIES of the Company listed in Part 1 of Schedule 1 (The Original Parties) as guarantors (together with the Company, the “Original Guarantors”);

(4)	CREDIT SUISSE, LONDON BRANCH as mandated lead arranger (the “Arranger”);

(5)	CREDIT SUISSE, LONDON BRANCH as lender (the “Original Lender”);

(6)	CREDIT SUISSE, LONDON BRANCH as facility agent of the other Finance Parties (the “Agent”);

(7)	CREDIT SUISSE, LONDON BRANCH as issuing bank (the “Issuing Bank”); and

(8)	CREDIT SUISSE, LONDON BRANCH as security agent for the Finance Parties (the “Security Agent”).
IT IS AGREED as follows:
SECTION 1
INTERPRETATION
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions
In this Agreement:

“Acceptable Bank” means:
(a)	a bank or financial institution which has a rating for its long-term unsecured and non-credit enhanced debt obligations of AA- or higher by Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or AA- or higher by Fitch Ratings Ltd and Aa3 or higher by Moody’s Investor Services Limited; or

(b)	any other bank or financial institution approved by the Agent.
“Accession Letter” means a document substantially in the form set out in Schedule 7 (Form of Accession Letter).

“Accountants’ Report” means the report relating to the Target prepared by PriceWaterhouseCoopers LLP, in the agreed form and addressed to and/or capable of being relied upon by the Arranger and the other Finance Parties.

“Accounting Principles” means the accounting principles, standards and practices generally accepted from time to time in the US.

“Acquiror” means Crown Westfalen B.V. (formerly known as Sabrosa Holding B.V.) a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law having its corporate seat in Amsterdam, the Netherlands.

“Acquiror Group” means the Acquiror and its Subsidiaries for the time being (including, from the Closing Date, the Target and its Subsidiaries).

“Acquisition” means the acquisition of the Target Shares on the terms of the Acquisition Agreement.

“Acquisition Agreement” means the share purchase and transfer agreement relating to the acquisition of the Target Shares and made between, amongst others, the Company, the Acquiror as purchaser and the Vendor, in the agreed form.

“Acquisition Documents” means the Acquisition Agreement and all other documents executed pursuant to the Acquisition Agreement or designated as an “Acquisition Document” by the Agent and the Borrower.

“Acquisition Signing Date” means the date on which the Acquisition Agreement is signed.

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost formulae).

“Additional Guarantor” means a company which becomes a Guarantor in accordance with Clause 25 (Changes to the Lenders and Obligors).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Anti-Terrorism Laws” means any laws, to which any member of the Group is subject, relating to terrorism or money laundering.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Auditors” means Deloitte & Touche or any amalgamation of the same or such other firm of accountants of international repute as may be approved in advance by the Agent (such approval not to be unreasonably withheld or delayed).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including 31 December, 2006.

“Available Commitment” means a Lender’s Commitment minus:
(a)	the amount of its participation in any outstanding Utilisations; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any other Utilisations that are due to be made on or before the proposed Utilisation Date.
“Available Facility” means the aggregate for the time being of each Lender’s Available Commitment.

“Base Case Model” means the financial model and business plan in the agreed form, assuming completion of the Acquisition.

“Break Costs” means the amount (if any) by which:
(a)	the interest (other than the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period exceeds:
(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.
“BT Treasury Letter” has the meaning given to it in the definition of “Structure Memorandum” below.

“Budget” means:
(a)	in relation to the period from 17 July 2006 to 31 December 2006, the Base Case Model; and

(b)	in relation to any other period, any budget delivered by the Company to the Agent in respect of that period pursuant to Clause 21.4 (Budget).
“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York and which is a TARGET Day.

“Capital and Liquidity Report” means a report on capital requirements under the German Banking Act and the liquidity requirements under the principles of liquidity for banks (“Grundsatze uber die Eigemittel und die Liquiditat der Kreditinstitute”) prepared by PriceWaterhouseCoopers LLP in an email dated 21

July, 2006, in the agreed form, and addressed to and/or capable of being relied on by the Arranger and the other Finance Parties.

“Capitalised Interest” has the meaning given to in Clause 10.5 (Capitalisation of Interest).

“Capitalisation Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods).

“Cash Equivalent Investments” means at any time:
(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom or any member state or participating member state of the European Economic Community provided that such member state was a member state before 1st May 2004 or any or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:
(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom or any member state or participating member state of the European Economic Community provided that such member state was a member state before 1st May 2004;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;
(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent) or bills of exchange issued in the United States of America or the United Kingdom any member state or participating member state of the European Economic Community provided that such member state was a member state before 1st May 2004, eligible for rediscount at the relevant central bank and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment accessible within 30 days in money market funds which have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or F-1 or higher by Fitch Rating Ltd or P-1 or higher by Moody’s Investor Services Limited and which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above; or

(f)	any other debt security approved by the Majority Lenders,
in each case to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than one arising under the Security Documents).
“Change of Control” means:
(a)	Ron E. Roark ceases to control directly or indirectly the Company;

(b)	following the Closing Date, the Target ceases to be a wholly owned Subsidiary of the Company; or

(c)	following the date of this Agreement, the Borrower ceases to be a wholly owned Subsidiary of the Company.
For the purposes of this definition:
(i)	“control” of the Company means:
(A)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:
(1)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general shareholder meeting of the Company; or

(2)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or

(3)	give directions or cause directions to be given with respect to the operating and financial policies of the Company with which the directors or other equivalent officers of the Company are obliged to comply; or

(4)	in the case of a partnership, the power to appoint or replace the general partner or the partner managing the partnership; and/or
(B)	the holding and owning beneficially of more than 50% of the issued share capital of the Company (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).
(ii)	“acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Company, to obtain or consolidate control of the Company.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Closing” means the completion of the Acquisition in accordance with the Acquisition Documents and the Structure Memorandum.

“Closing Date” means the date on which Closing takes place.

“Combined Dutch Parallel Debt” has the meaning given to it in Clause 8.4(b)(i).

“Commitment” means:
(a)	in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Company and the Agent.

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disruption Event” means either or both of:
(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
“Dividend Account” means the Euro dividend account with Citco Nederland N.V. Bank, Account Number 0635978555 charged in favour of the Finance Parties under the Dutch Pledge over Dividend Account to be granted by the Acquiror into which the Acquiror will pay all dividends and other profit distributions received in cash from the Target and all other Subsidiaries.

“Dutch Parallel Debt” means, in relation to an Underlying Debt (and subject to Clause 8.4(b) (Fall-back)), an obligation to pay to the Security Agent an amount equal to (and in the same currency as) the amount of that Underlying Debt.

“Engagement Letter” means the letter or letters dated on or about the date of this Agreement between the Arranger, the Borrower and the Company in relation to the arrangement of the Facility and other matters.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to the pollution or protection of the environment, harm to or the protection of human health, the condition of the workplace or any emission or substance capable of causing harm to any living organism or the environment.

“Environmental Permit” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“ERISA” means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time, and any applicable regulations promulgated thereunder.

“ERISA Affiliate”, with respect to any Obligor, means any person that for the purposes of Title IV of ERISA is from time to time a member of the controlled group of any Obligor or under common control with any Obligor within the meaning of section 414 of the Internal Revenue Code.

“ERISA Event” means:
(a)	(i)	the occurrence of a reportable event, within the meaning of section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or

	(ii)	the requirements of section 4043(b) of ERISA applied with respect to a contributing sponsor, as defined in section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13)

of section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
(b)	the application for a minimum funding waiver with respect to a Plan;

(c)	the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in section 4041(e) of ERISA);

(d)	the cessation of operations at a facility of any Obligor or any ERISA Affiliate in the circumstances described in section 4062(e) of ERISA;

(e)	the withdrawal by any Obligor or any ERISA Affiliate from a Plan during a plan year for which it was a substantial employer, as defined in section 4001(a)(2) of ERISA;

(f)	the conditions for imposition of a lien under section 302(f) of ERISA shall have been met with respect to any Plan;

(g)	the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to section 307 of ERISA; or

(h)	the institution by the PBGC of proceedings to terminate a Plan pursuant to section 4042 of ERISA, or the occurrence of any event or condition described in section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.
“EURIBOR” means, in relation to any Loan or for determining a Discount Rate:
(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan or for determining a Discount Rate) the rate determined by the Agent as the three year Euro swap rate, as of the Specified Time on the Quotation Day.

“Euro”, “euro”, “EUR”, “€” or “euros” means the single currency of Participating Member States.

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Expiry Date” means, for the Letter of Credit, the last day of its Term.

“Facility” means the term loan and letter of credit facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Office” means the office or offices notified by a Lender or the Issuing Bank to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arranger and the Borrower or the Agent, the Security Agent and the Borrower setting out any of the fees referred to in Clause 13 (Fees).

“Finance Document” means this Agreement, the Engagement Letter, any Fee Letter, any Compliance Certificate, any Transaction Security Document, any Utilisation Request and any other document designated as such by the Agent and the Borrower.

“Finance Party” means the Agent, the Arranger, the Security Agent, the Issuing Bank or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:
(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease;

(e)	the amount of any liability in respect of any advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is for the person liable under the agreement to raise finance or finance the acquisition or construction of any assets or the purchase of any services (but excluding trade credit on customary commercial terms) or (ii) the agreement is in respect of the acquisition or supply of assets or services and the payment is due more than 90 days after the date of acquisition or supply;

(f)	any agreement or option to re-acquire any asset if arranged primarily as a method of raising finance;

(g)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(h)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(i)	any Treasury Transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(j)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.
“Financial Quarter” and “Financial Year” each have the respective meaning given to that term in Clause 22.1 (Financial Definitions).

“Group” means the Company and its Subsidiaries for the time being (including, from the Closing Date, the Target and its Subsidiaries).

“Group Structure Chart” means a document in a form to be agreed with the Agent containing a complete Group structure chart as at the relevant date and indicating all loans which exist and all minority interests held by or existing in the Group.

“Guarantor” means an Original Guarantor and an Additional Guarantor.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in section 4001(a)(18) of ERISA.

“Intellectual Property” means any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered and the benefit of all applications and rights to use such assets of each member of the Group.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended, including the Treasury regulations promulgated thereunder.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

“Interest Reserve Account” means the Euro escrow account of Crown Westfallen LLC with Barclays Bank plc, Account Number 45553777, charged in favour of the Finance Parties under the US Security Agreement granted by the Borrower into which €1,925,505.40 was deposited by the Borrower on 18th August 2006 and such other Euro account as shall be designated by the Agent as the Interest Reserve Account from time to time.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“L/C Proportion” means in relation to a Lender in respect of the Letter of Credit the proportion (expressed as a percentage) borne by that Lender’s Available Commitment to the Available Facility immediately prior to the issue of the Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.

“Legal Due Diligence Report” means the legal due diligence report prepared by White & Case LLP in the agreed form, and addressed to and/or capable of being relied on by the Arranger and the other Finance Parties.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4 (Conditions of Utilisation) or any other provision of this Agreement.

“Legal Reservations” means:
(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.
“Lender” means:
(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 25 (Changes to the Lenders and Obligors), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Letter of Credit” means the bank guarantee in the form set out in Schedule 10 (Form of Bank Guarantee).

“Loan” means a loan made or to be made or deemed to be made under the Facility or which is treated as a Loan in accordance with Clause 10.5(d) (Capitalisation of Interest) or the principal amount outstanding for the time being of that loan (including any amounts added to that loan in accordance with Clause 10.5(d) (Capitalisation of Interest)).

“LMA” means the Loan Market Association.

“Majority Lenders” means:
(a)	if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.
“Make Whole Date” means the date falling six months after the first Utilisation Date.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formula).

“Margin” means 12 per cent. per annum provided that:
(a)	if an increase in the Margin takes effect in accordance with Clause 10.6 (Increase in Margin) then the Margin shall increase from (but excluding) the Margin Increase Date to (but including) the Margin Reduction Date, by an additional 6 per cent. per annum; and

(b)	if prepayment of not less than €15,000,000 principal amount of the Loans pursuant to Clause 9.5(c) (Mandatory Prepayment) does not occur by the Make Whole Date, then:
(i)	the Margin shall increase by 0.5 per cent. per annum at the end of each consecutive period of a Month thereafter (either (1) up to a maximum rate of 15 per cent. per annum if there is no Margin Increase Date or if there has been a Margin Increase Date and a Margin Reduction Date or (2) otherwise up to a maximum rate of 21 per cent. per annum) until the earlier of the date such prepayment occurs and the first Repayment Date; and

(ii)	the Margin shall then remain the rate in effect on such date (subject to any applicable reduction under paragraph (a) above).
“Margin Increase Date” and “Margin Reduction Date” shall have the meanings ascribed thereto in Clause 10.6 (Increase in Margin).

“Margin Stock” means Margin Stock or Margin Security within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System of the US (or any successor).

“Material Adverse Effect” means an event or circumstance which has or is reasonably likely to have a material adverse effect on:
(a)	the business, operations, property, financial condition or prospects of the Group taken as a whole; or

(b)	the ability of an Obligor to perform its payment obligations and comply with the financial covenants under the Finance Documents; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:
(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
The above rules will only apply to the last Month of any period.

“Multiemployer Plan” means a multiemployer plan, as defined in section 4001(a)(3) of ERISA, to which any Obligor or any ERISA Affiliate is making or accruing an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA and that (i) is maintained for employees of any Obligor or any ERISA Affiliate and at least one person (other than the Obligors and the ERISA Affiliates) or (ii) was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Non-Obligor” means a member of the Group which is not an Obligor.

“Obligors” means the Borrower, the Company and each of the other Guarantors.

“Original Audited Accounts” means the consolidated accounts of the Company and its Subsidiaries audited for its Financial Year ended on 31 December 2005.

“Original Financial Statements” means the Original Audited Accounts and the Original Management Accounts.

“Original Management Accounts” means the unaudited consolidated quarterly management accounts of the Company for the period 1 January 2006 to and including 31 March 2006.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Acquisition” means:
(a)	the Acquisition;

(b)	any acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group or any acquisition of assets in exchange for assets disposed of, in each case in circumstances constituting a disposal under paragraphs (b) or (c) of the definition of Permitted Disposal;

(c)	any acquisition of shares or securities pursuant to a Permitted Share Issue or otherwise permitted under Clause 23.22 (Share capital);

(d)	any acquisition of securities which are Cash Equivalent Investments for treasury management purposes;

(e)	any acquisition of any loan made to another member of the Group permitted under Clause 23.17 (Loans or credit);

(f)	any acquisition which forms part of a transaction falling within paragraphs (b) or (c) of the definition of a Permitted Transaction provided that if an asset acquired was subject to Transaction Security before the Permitted Transactions, the Transaction Security over the relevant asset is preserved or the acquiring company gives equivalent Transaction Security over the relevant asset and complies with Clause 23.32 (Further assurance) in respect thereof; or

(g)	any acquisition of assets in the ordinary course of trading on arm’s length terms (including, without limitation, any loans or other assets made or acquired by any Regulated Entity in the ordinary course of carrying on its regulated activities).
“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which is on arm’s length terms:
(a)	of trading stock or cash (other than shares) made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)	of any asset, investments or receivables or businesses (other than shares) by a member of the Group to another member of the Group, provided that:
(i)	if the disposing entity had created Transaction Security over the relevant asset, the Transaction Security is preserved or the acquiring company gives equivalent Transaction Security over the relevant asset and complies with Clause 23.32 (Further assurance) in respect thereof;

(ii)	if the disposing entity is a Guarantor, the acquiring company must be or become a Guarantor which gives a guarantee which at all times guarantees an amount that is not materially less than the amount guaranteed by the disposing company; and

(iii)	the aggregate consideration for all such disposals made in any Financial Year of the Company does not exceed €500,000 (or its equivalent in other currencies);
(c)	of assets (other than shares, investments or businesses) in exchange for other assets comparable or superior as to type, value and quality provided that if the assets disposed of are subject to Transaction Security the relevant member of the Group creates equivalent Transaction Security over the assets acquired, and complies with Clause 23.32 (Further assurance) in respect thereof;

(d)	of obsolete, redundant or worn-out vehicles, plant and equipment for cash;

(e)	of cash or Cash Equivalent Investments in exchange for cash or other Cash Equivalent Investments or the disposal of cash to the extent not prohibited by the Finance Documents or the making of any cash payment under the Finance Documents which does not breach any other provision of the Finance Documents;

(f)	arising as a result of the grant of any Permitted Security;

(g)	arising as a result of a transaction falling within paragraph (b) or (c) of the definition of “Permitted Transaction”;

(h)	the Rooftop sale;

(i)	the sale of the interest in the investment in the Purley Chase Golf Club in accordance with the joint venture agreement relating thereto, provided that (subject to customary trading arrangements in relation to disposals falling within paragraph (a) of this definition) any such disposal to a third party is for consideration entirely in cash payable in full on completion of the relevant disposal and on terms that the purchaser thereof does not obtain title or possession of any asset subject to such disposal prior to completion of such disposal and payment of the whole consideration therefor (ignoring for this purpose customary purchase price adjustments or contract provisions in any relevant sale agreement) and the requirements of Clause 9.5 (Mandatory Prepayment) are complied with respect to any such disposal.

“Permitted Financial Indebtedness” means Financial Indebtedness:
(a)	arising under the Finance Documents (including the Letter of Credit) (and as varied to the extent permitted by and subject always to the terms of this Agreement);

(b)	arising under a Permitted Loan or a Permitted Guarantee or a Permitted Transaction;

(c)	arising under any finance or capital lease of vehicles, plant, equipment, machinery and computers entered into in the ordinary course of business provided that the aggregate outstanding principal amount does not exceed €500,000 (or its equivalent in other currencies) for the Group as a whole at any time;

(d)	not permitted by any other paragraph of this definition in an aggregate outstanding principal amount which does not exceed €500,000 (or its equivalent in other currencies) for the Group as a whole at any time and which is not owed to any Restricted Person; or

(e)	of the Target existing at the Closing Date and detailed in the Target Balance Sheet.
“Permitted Guarantee” means:
(a)	the endorsement of negotiable instruments in the ordinary course of trade and not in respect of Financial Indebtedness;

(b)	without prejudice to the limitations in paragraph (f) below, any unsecured performance bond or similar bond guarantee or indemnity, guaranteeing performance by a member of the Group under any contract entered into by a member of the Group on arm’s length terms and in the ordinary course of its trading activities and which is not in respect of Financial Indebtedness nor to or for the benefit of a Restricted Person;

(c)	any guarantee permitted under Clause 23.21 (Financial Indebtedness);

(d)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of “Permitted Security” provided that such arrangements do not require any Obligor to guarantee the liabilities of any Non-Obligor;

(e)	any guarantees contained in the Finance Documents;

(f)	guarantees granted by any member of the Group which are not permitted by the other paragraphs of this definition where the aggregate actual and contingent liability for Financial Indebtedness under such guarantees does not exceed €500,000 (or its equivalent in other currencies) in aggregate at any time;

(g)	without prejudice to the limitations imposed by paragraph (f) above, guarantees to landlords provided that the maximum amount guaranteed by all such guarantees does not exceed €500,000 (or its equivalent in other currencies) at any time; or

(h)	without prejudice to the limitations imposed by paragraph (f) above, guarantees or counter-indemnities in favour of financial institutions which have guaranteed rent obligations of a member of the Group provided that the maximum amount guaranteed by all such guarantees does not exceed €500,000 (or its equivalent in other currencies) at any time.

“Permitted Joint Venture” means any investment in:
(a)	Purley Chase Golf Club;

(b)	CMBS Servicing Systems LLP;

(c)	TBE; and

(d)	Rooftop Holdings Limited;
Provided that:
(i)	in any financial year of the Company, the aggregate (the “Joint Venture Investment”) of:
(A)	all amounts subscribed for shares in, lent to, or invested in all such Joint Ventures by any member of the Group;

(B)	the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Joint Venture; and

(C)	the market value of any assets transferred by any member of the Group to any such joint venture, does not exceed Euro €500,000 (or its equivalent in other currencies); and
(ii)	in the case of any such Joint Venture the Company has procured that the member of the Group holding the investment in such Joint Venture shall exercise its rights to seek to procure that such Joint Venture (or its subsidiaries) do not incur any further Financial Indebtedness or Security in excess of €500,000.
“Permitted Loan” means:
(a)	any trade credit extended by any member of the Group to its customers on customary commercial terms and in the ordinary course of its trading activities (including without limitation any loans made by any Regulated Entity in the ordinary course of carrying on its regulated activities so long as it does not result in a credit exposure);

(b)	any loan or credit granted by an Obligor to another Obligor, and any loan or credit granted by a Non-Obligor to an Obligor;

(c)	any loan or credit granted by an Obligor to a Non-Obligor, provided that the aggregate principal amount of Financial Indebtedness under any such loans or credit does not when aggregated with the amount of all guarantees outstanding at that time from Obligors in respect of Non-Obligors as permitted under paragraph (f) of the definition of Permitted Guarantees exceed €500,000 (or its equivalent in other currencies) at any time;

(d)	any loan or credit granted between Non-Obligors (other than a loan or credit granted by the Acquiror);

(e)	any loan made by a member of the Group to an employee or director of any member of the Group or to any trustee of any employee share option scheme or employee unit trust scheme for any members of the Group, provided that the maximum aggregate principal amount outstanding under such loans does not exceed €500,000 (or its equivalent in other currencies) at any time;

(f)	any credit constituted by a credit balance on an account of a member of the Group with a bank or financial institution which is not otherwise in breach of this Agreement;

(g)	any loan or credit (other than a loan made by a member of the Group to another member of the Group) which is not permitted by the other paragraphs of this definition so long as the aggregate amount of Financial Indebtedness outstanding under all such loans or credit does not exceed €500,000 (or its equivalent in other currencies) at any time.
“Permitted Reorganisation” means the restructuring of the group comprising Crown Northcorp Limited and its subsidiaries and the sale of Crown Northcorp Limited and its subsidiaries Crown Mortgage Management Limited and Crown Mortgage Management GmbH and its interests in TBE and Crown Westfalen Credit Services GmbH to the Target on an arm’s length basis by the Company for a net purchase price (after all stamp duty, stamp duty reserve, documentary, registration and other similar Taxes, costs, fees and other deductions or liabilities) of not less than €15,000,000 to be satisfied by a cash payment of such price to the Company, to be carried out in accordance with the steps set out at Transaction 1, Transaction 2 and Transaction 3 (as each are defined in the BT Treasury Letter) in the Structure Memorandum.

“Permitted Reorganisation Repayment” means the repayment of not less than €15,000,000 principal amount of the Loans from the net proceeds of the Permitted Reorganisation.

“Permitted Security” means:
(a)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(b)	Security constituted by any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances (other than cash collateral) of members of the Group or Security arising by operation of law or under standard terms and conditions of the relevant clearing bank over bank accounts permitted to be maintained and operated under this Agreement, provided that such arrangement does not (i) permit or require credit balances of Obligors or the Acquiror to be netted or set-off against debit balances of Non-Obligors or (ii) give rise to other Security over the assets of Obligors or the Acquiror in support of the liabilities of Non-Obligors;

(c)	any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods or assets supplied to any member of the Group in the ordinary course of the trading of such Group member and on the supplier’s standard or usual terms in respect of the goods or assets supplied (and not arising as a result of any default or omission by any member of the Group);

(d)	any Security arising pursuant to an order of attachment or injunction restraining disposal of assets or similar legal process arising in connection with court proceedings which are contested by any member of the Group in good faith by appropriate proceedings with a reasonable prospect of success and which legal process does not constitute a Default where the total amount secured by all such Security does not exceed €500,000 (or its equivalent in other currencies); or

(e)	Security arising automatically by operation of law in favour of any US taxation or any government authority or organisation in respect of Taxes, assessments or governmental charges which are being contested by the relevant member of the Group in good faith and with a reasonable prospect of success, provided that the circumstances giving rise to the existence of the Security does not constitute a Default where the amount secured by such Security does not exceed €500,000 (or its equivalent in other currencies); or

(f)	any security over any rental deposits in respect of any property leased or licensed by a member of the Group in respect of amounts representing not more than twelve months rental for that property including the rent deposit deed dated 21 November 2000 granted by Crown Mortgage Management Limited in favour of Friends Provident Life Office and security deposit under the tenancy agreement dated 17 March 2000 between Crown NorthCorp Limited and Kenneth Owen and John Pyle,
but only to the extent that any Financial Indebtedness secured by such Security secures Permitted Financial Indebtedness.
“Permitted Share Issue” means:
(a)	an issue of ordinary shares by the Company provided that the Company promptly notifies the Agent that such shares have been issued;

(b)	an issue of shares by one wholly owned Subsidiary of the Company to its direct Holding Company (which is another wholly owned Subsidiary of the Company or the Company), provided that if the existing shares in the issuing company are the subject of Transaction Security, such new shares become the subject of equivalent Transaction Security on substantially the same terms;

(c)	the issue of shares as described in the Structure Memorandum where, if the existing shares in the issuing company are the subject of Transaction Security, such new shares become the subject of the Transaction Security in favour of the Finance Parties on substantially the same terms; or

(d)	the issue of shares by the Acquiror (or any member of the Group) under and in accordance with the Warrant Documents.
“Permitted Transaction” means:
(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity, or Security given, or other transaction arising under the Finance Documents;

(b)	the Permitted Reorganisation;

(c)	the acquisitions, disposals, guarantees, loans, payments, transactions or Group reorganisations expressly and fully described in the Structure Memorandum; or

(d)	transactions other than (i) any sale, lease, licence, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness, conducted in the ordinary course of trading on arm’s length terms.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Quarter Date” means the last day of a Financial Quarter.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined or any date in respect of which a Discount Rate is to be determined, two TARGET Days before the first day of that period or before that date (as the case may be).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Register” has the meaning given to it in Clause 25.11 (The Register).

“Regulated Entity” means Crown Mortgage Management Limited, Crown Mortgage Management GmbH and, following the Closing Date, the Target.

“Relevant Interbank Market” means the European interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:
(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts any material part of its business or carries on the administration of its business on a regular basis or has its corporate seat; and

(d)	any jurisdiction whose laws govern any of (or the perfection of any of) the Security Documents entered into by it.

“Relevant Period” has the meaning given to that term in Clause 20.1 (Financial Definitions).

“Repayment Date” has the meaning given to it in Clause 8.1 (Repayment of Loans).

“Repayment Instalment” means the principal amount outstanding under the Facility due to be repaid on the relevant Repayment Date.

“Repeating Representations” means each of the representations set out in Clauses 20.2 (Status) to 20.8 (Insolvency), Clause 20.11 (No default), Clauses 20.13(d) and 20.13(h) (Original Financial Statements), Clause 20.14 (No proceedings pending or threatened), Clause 20.19 (Ranking), Clauses 20.20 (Good title to asset) to 20.21 (Legal and beneficial ownership) and Clause 20.30 (US government regulations).

“Reports” means the Accountants’ Report, the Capital and Liquidity Report, the Legal Due Diligence Report and the Structure Memorandum.

“Restricted Person” means:
(a)	any person with an interest (direct or indirect) in the shares in the Company or any similar equity interest;

(b)	any joint venture, consortium, partnership or similar arrangement of which any person described in paragraph (a) above is a member;

(c)	any Affiliate of the Company or any person described in paragraph (a) above; and

(d)	any person owning beneficially and/or legally (directly or indirectly) 20 per cent. or more of the equity interest in, or 20 per cent. or more of whose equity interest is owned beneficially and/or legally (directly or indirectly) by, any person described in paragraph (a) above.
“Rooftop Sale” means the sale of the Group’s 20 per cent. interest in the share capital of Rooftop Holdings Limited on an arm’s length basis for a net purchase price (after all Taxes, costs, fees and other deductions or liabilities) of not less than €10,000,000 to be satisfied by a cash payment of such net price to the Company.

“Screen Rate” means the three year Euro swap rate, displayed on the appropriate page of Bloomberg, as selected by the Agent. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“SEC” means the Securities and Exchange Commission of the United States or any successor thereto.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Shareholder Indebtedness” means any Financial Indebtedness owed to a Restricted Person.

“Single Employer Plan” means a single employer plan, as defined in section 4001(a)(15) of ERISA, that is subject to title IV of ERISA that (a) is maintained for employees of any Obligor or any ERISA Affiliate and no person other than the Obligors and the ERISA Affiliates or (b) was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under section 4069 of ERISA in the event such plan has been or were to be terminated.

“Specified Time” means a time determined in accordance with Schedule 9 (Timetables).

“Structure Memorandum” means the Group corporate and tax structuring information package provided by Baker Tilly, Bury St Edmonds on 21 July 2006 and 24 July 2006 as follows:
(a)	e-mail dated 21 July 2006 from Adrian Mole of Baker Tilly, Bury St Edmonds to Clifford Atkins of Shearman & Sterling (London) LLP;

(b)	powerpoint presentation entitled “Crown Mortgage Management — Crown NorthCorp Group Structure before and after Bank Purchase revised May 2006”;

(c)	copy letter dated 14 June 2006 from Baker Tilly, Bury St Edmonds to The Secretary, HM Treasury (AP) (the “BT Treasury Letter”);

(d)	letter dated 16 June 2006 from HM Treasury to Baker Tilly, Bury St Edmonds;

(e)	memo dated 21 June 2006 entitled “Project: Crown Westfalen Bank AG” prepared by Baker Tilly, Frankfurt; and

(f)	memo dated 27 June 2006 to Adrian Mole of Baker Tilly from Frank Melotte of Baker Tilly, Amsterdam entitled “Tax Advisers — Re: Crown Mortgage Management”;

(g)	e-mail dated 17 July 2006 from Stefan Kirchmann of Baker Tilly, Frankfurt to Adrian Mole of Baker Tilly, Bury St Edmonds; and

(h)	letter from Adrian Mole of Baker Tilly, Bury St Edmunds to Peter Walker of Crown Mortgage Management Limited dated 27 July, 2006, in the case of the items described at paragraphs (a), (e), (f), (g) and (h) addressed to, and/or capable of being relied upon by the Arranger and the other Finance Parties.

“Subsidiary” means a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in Euro.

“Target” means Westfalenbank AG registered with the commercial register of the local court in Bochum under HRB1941.

“Target Balance Sheet” means the balance sheet of the Target in the agreed form.

“Target Shares” means the entire share capital of the Target.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Credit”, “Tax Deduction” and “Tax Payment” each have the meanings given to it in Clause 14.1 (Tax Definitions).

“Termination Date” means 31 December, 2008.

“Total Commitments” means the aggregate of the Commitments being €25,000,000 at the date of this Agreement.

“Transaction Documents” means the Finance Documents, the Acquisition Documents and the Warrant Documents.

“Transaction Security” means the Security created or expressed to be created in respect of the obligations of any of the Obligors or the Acquiror under any of the Finance Documents pursuant to the Security Documents.

“Transaction Security Documents” means each of the documents listed as a Transaction Security Document in paragraph 3(d) of Part I of Schedule 2 (Conditions Precedent) or paragraph 8 of Part III of Schedule 2 (Conditions Precedent) and any document required to be delivered to the Agent under paragraph 13 of Part II of Schedule 2 (Conditions Precedent) together with any other document entered into by any Obligor or the Acquiror creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors or the Acquiror under any of the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to a transfer, the later of:
(a)	the proposed Transfer Date specified in the Transfer Certificate or Assignment Agreement; and

(b)	the date on which the Agent executes the Transfer Certificate or Assignment Agreement.
“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Underlying Debt” means, in relation to an Obligor and at any given time, each obligation (whether present or future, actual or contingent) owing by that Obligor to a Finance Party under the Finance Documents (including, for the avoidance of doubt, any change or increase in those obligations pursuant to or in connection with any amendment or supplement or restatement or novation of any Finance Document, in each case whether or not anticipated as of the date of this Agreement) excluding that Obligor’s Dutch Parallel Debts).

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents (other than any Obligor’s Dutch Parallel Debts).

“US” and “USA” means the United States of America or any of its states and territories and the District of Columbia.

“US Obligor” means an Obligor organised under any State of the US.

“US Bankruptcy Code” means Title 11 of the United States Code entitled Bankruptcy, as amended, or any successor thereof.

“US Solvent” and “US Solvency” mean, with respect to any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay as such debts and liabilities mature and (c) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Utilisation” means a Loan or a Letter of Credit.

“Utilisation Date” means the date on which a Utilisation is made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

“Vendor” means Bayerische Hypo-und Vereinsbank A.G.

“Warrant Documents” means the warrant instrument entered into or to be entered into by, inter alia, the Acquiror and the Borrower in relation to the issue of warrants relating to the share capital of the Acquiror in the agreed form (the “Warrant Agreement”) and any other document or agreement entered into or executed in connection with that instrument or the rights set out in that agreement, each in the agreed form.

“Warrants” means the warrants issued pursuant to the Warrant Documents.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of title IV of ERISA.
1.2	Construction
(a)	Unless a contrary indication appears, any reference in this Agreement to:
(i)	the “Agent”, the “Arranger”, any “Finance Party”, the “Issuing Bank”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and in the case of the Security Agent, any person for the time being appointed as Security Agent in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Company and the Agent or, if not so agreed, is in the form specified by the Agent (acting reasonably);

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “director” in relation to the Acquiror, means a managing director (bestuurder) and “board of directors” means its managing board (bestuur);

(v)	a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(vi)	“guarantee” means (other than in Clause 17 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vii)	a Lender’s “participation” in relation to the Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to the Letter of Credit;

(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)	a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(x)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xi)	a provision of law is a reference to that provision as amended or re-enacted;

(xii)	the date of this Agreement is a reference to 31 July 2006; and

(xiii)	a time of day is a reference to London time.
(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

(e)	The Borrower providing “cash cover” for the Letter of Credit means the Borrower paying an amount in Euro to an interest-bearing account in the name of the Borrower and the following conditions being met:
(i)	the account is with the Agent;

(ii)	until no amount is or may be outstanding under the Letter of Credit, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of the Letter of Credit; and

(iii)	the Borrower has executed a security document over that account, in form and substance satisfactory to the Agent creating a first ranking security interest over that account.
(f)	The Borrower “repaying” or “prepaying” the Letter of Credit means:
(i)	the Borrower providing cash cover for the Letter of Credit;

(ii)	the maximum amount payable under the Letter of Credit being reduced or cancelled in accordance with its terms; or

(iii)	the Issuing Bank being satisfied that it has no further liability under the Letter of Credit, and the amount by which a Letter of Credit is repaid or prepaid under paragraphs (f)(i) and (f)(ii) above is the amount of the relevant cash cover or reduction.

(g)	An amount borrowed includes any amount utilised by way of the Letter of Credit.

(h)	A Lender funding its participation in a Utilisation includes a Lender participating in the Letter of Credit.

(i)	The outstanding amount of the Letter of Credit at any time is the maximum amount that is or may be payable by the Borrower in respect of the Letter of Credit at that time.
1.3	Third party rights
(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2
THE FACILITY
2.	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrower a Euro term loan and letter of credit facility in an aggregate amount equal to the Total Commitments.
2.2	Finance Parties’ rights and obligations
(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.
2.3	Obligors’ Agent
(a)	Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:
(i)	the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of the Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.
3.	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility and the Letter of Credit only in making a share premium payment (onbedongen agio storting) to the Acquiror which shall fund payment to the Vendor of the purchase price for the Target Shares in accordance with the terms of the Acquisition Agreement.
3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless, and a Lender shall be obliged to comply with Clause 5.3 (Lenders Participation) (but subject to the conditions specified therein) if, the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.
4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.3 (Lenders’ participation) if on the date of a Utilisation Request and on the proposed Utilisation Date:
(a)	no Default is continuing or would result from the proposed Utilisation; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

SECTION 3
UTILISATION
5.	UTILISATION — LOANS

5.1	Delivery of a Utilisation Request

The Borrower shall deliver to the Agent a duly completed Utilisation Request not later than the Specified Time in relation to any Loan to be made under paragraph (a) of Clause 7.5 (Deemed Loan).
5.2	Completion of a Utilisation Request for a Loan

A Utilisation Request in respect of a Loan to be made under paragraph (a) of Clause 7.5 (Deemed Loan) is irrevocable and will not be regarded as having been duly completed unless:
(a)	the proposed Utilisation Date is a Business Day within the Availability Period, being the Closing Date;

(b)	the currency of the Utilisation is Euros and the amount of the Loan to be made under paragraph (a) above is the relevant amount to be demanded under the Letter of Credit; and

(c)	the Borrower has delivered to the Agent evidence that the German Federal Agency for Supervision of Financial Services (Bundesanstalt für Finanzdienstleistungsaufsicht) does not and will not raise objections to the Acquisition nor the entry into and performance of the Acquisition Documents and/or the Finance Documents nor the validity and enforceability of the Acquisition Documents and/or the Finance Documents.
5.3	Lenders’ participation
(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in a Loan to be made under paragraph (a) of Clause 7.5 (Deemed Loan) available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in a Loan to be made under paragraph (a) of Clause 7.5 (Deemed Loan) will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making that Loan.

(c)	The Agent shall notify each Lender of the amount of a Loan to be made under paragraph (a) of Clause 7.5 (Deemed Loan) and the amount of its participation in that Loan by the Specified Time.
6.	UTILISATION — THE LETTER OF CREDIT

6.1	Currency and amount

The maximum amount of the Letter of Credit must be a Euro amount of €25,000,000.

6.2	Delivery of a Utilisation Request for the Letter of Credit

The Borrower may request the Letter of Credit to be issued by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.
6.3	Completion of the Utilisation Request for the Letter of Credit

The Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:
(a)	it specifies that it is for the Letter of Credit;

(b)	the proposed Utilisation Date is a Business Day within the Availability Period and is the Acquisition Signing Date;

(c)	the currency and amount of the Letter of Credit comply with Clause 6.1 (Currency and amount);

(d)	the form of the Letter of Credit is attached;

(e)	the Expiry Date of the Letter of Credit falls on or before the Closing Date;

(f)	the delivery instructions for the Letter of Credit are specified; and

(g)	the identity of the beneficiary of the Letter of Credit is the Vendor.
6.4	Issue of the Letter of Credit
(a)	If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)	Subject to Clause 4.1 (Initial conditions precedent), the Issuing Bank will only be obliged to comply with paragraph (a) above, if on the date of the Utilisation Request and on the proposed Utilisation Date:
(i)	no Default is continuing or would result from the proposed Utilisation; and

(ii)	all the representations and warranties in Clause 20 (Representations) are true.
(c)	The amount of each Lender’s participation in the Letter of Credit will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to the issue of the Letter of Credit.

(d)	The Agent shall notify each Lender of the details of its participation in the Letter of Credit by the Specified Time.

7.	LETTER OF CREDIT

7.1	Immediately payable

Subject to Clause 7.5 (Deemed Loan), the Borrower shall repay or prepay any amount outstanding under a Letter of Credit immediately.
7.2	Claims under the Letter of Credit
(a)	The Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under the Letter of Credit and which appears on its face to be in order (in this Clause 7, a “claim”).

(b)	Subject to Clause 7.5 (Deemed Loan), the Borrower shall immediately on demand pay to the Agent for the Issuing Bank an amount equal to the amount of any claim.

(c)	The Borrower acknowledges that the Issuing Bank:
(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.
(d)	The obligations of the Borrower under this Clause will not be affected by:
(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.
7.3	Indemnities
(a)	The Borrower shall immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under the Letter of Credit.

(b)	Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under the Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document) including in relation to a Loan made by the Issuing Bank under Clause 7.5 (Deemed Loan).

(c)	Subject to Clause 7.5 (Deemed Loan), the Borrower shall immediately on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.3 in respect of the Letter of Credit.

(d)	The obligations of each Lender under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender in respect of the Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(e)	The obligations of any Lender or the Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:
(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under the Letter of Credit or any other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under the Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under the Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, the Letter of Credit or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, the Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.
7.4	Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.
7.5	Deemed Loan
(a)	Subject to paragraph (b) below any amount demanded from and paid by the Issuing Bank under the Letter of Credit shall be deemed to constitute a Loan made on the due date for payment under the Letter of Credit by the Issuing Bank to the extent that there remains a sufficient amount of the Commitments undrawn at the time (for this purpose the relevant Utilisation by the Letter of Credit being deemed not to be outstanding to the extent of the amount demanded).

(b)	All provisions of this Agreement relating to Loans and the making of them including the provisions of Clause 4.2 (Further conditions precedent) and all provisions relating to the payment of interest, the repayment and prepayment of principal and other amounts shall apply to any Loan made under paragraph (a) above. The proceeds of such Loan shall be applied in satisfaction of the Borrower’s obligations to Lenders under the Letter of Credit under this Agreement.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION
8.	REPAYMENT
8.1	Repayment of Loans

The Borrower shall repay the aggregate Loans on the following dates (each a “Repayment Date”) and by the following instalments:

Repayment Date	Principal Amount to be Repaid

31 March, 2007	€15,000,000 (provided that if the Permitted Reorganisation has completed on or prior to that date, then the principal amount on that date shall be the higher of (i) zero and (ii) €15,000,000 less the principal amount prepaid in accordance with Clause 9.5(c) (Mandatory Prepayment) from the Net Proceeds of the Permitted Reorganisation)

Termination Date	The balance of the Loans outstanding
If on the first Repayment Date, the principal amount of the Loans outstanding is less than the principal amount specified to be repaid on that Repayment Date, then the principal amount to be repaid shall be instead the balance of the Loans remaining outstanding on that Repayment Date.

8.2	Reborrowing

The Borrower may not reborrow any part of the Facility which is repaid.

8.3	Accrued Interest

On any repayment under Clause 8.1 (Repayment of Loans) accrued interest on the principal amount of the Loans repaid on that date must be paid.

8.4	Dutch Parallel Debts
(a)	Dutch Parallel Debts
(i)	Each Obligor undertakes with the Security Agent to pay to the Security Agent its Dutch Parallel Debts.

(ii)	Subclause 8.4(a)(i) above is:
(A)	for the purpose of ensuring the validity and effect of any security right governed by Dutch law and granted or to be granted by any Obligor or the Acquiror pursuant to the Finance Documents; and

(B)	without prejudice to the other provisions of the Finance Document.
(iii)	Each Dutch Parallel Debt is a separate and independent obligation and shall not constitute the Security Agent and any Finance Party as joint creditors (hoofdelijk schuldeisers) of any Underlying Debt.
(b)	Fall-back
(i)	If (notwithstanding subclause 8.4(a)(a)(iii) (Dutch Parallel Debts) above) any Dutch Parallel Debt constitutes the Security Agent as a joint creditor with any Finance Party, the Security Agent may determine (at its discretion) that that Dutch Parallel Debt and one or more other Dutch Parallel Debts shall be combined into one single Dutch Parallel Debt (a “Combined Dutch Parallel Debt”), whereupon those Dutch Parallel Debts shall be combined into a Combined Dutch Parallel Debt:
(A)	the amount of which shall be equal to the aggregate of the amounts of the Underlying Debts combined into it;

(B)	which shall, if the Underlying Debts are expressed in different currencies, be expressed in such of those currencies or Euro as the Security Agent may determine (and, for this purpose, each Underlying Debt shall be converted into the currency of the Combined Dutch Parallel Debt at the rate of exchange reasonably selected by the Security Agent);

(C)	which shall, if the Underlying Debts combined into it fall due at different times, fall due in parts corresponding to those Underlying Debts (but otherwise in accordance with Clause 8.4(c) (Payment)); and

(D)	to which this Agreement shall otherwise apply as if the Dutch Combined Parallel Debt were a Dutch Parallel Debt.
(ii)	If any Underlying Debt is avoided or reduced other than:
(A)	as a result of payment to, or recovery or discharge by, the Finance Party to which the Underlying Debt is owed; or

(B)	otherwise with the consent of that Finance Party,
the amount of the Dutch Parallel Debt corresponding to that Underlying Debt shall be equal to the amount which the Underlying Debt would have had if the avoidance or reduction had not occurred.

(c)	Payment
(i)	No Obligor may pay any Dutch Parallel Debt other than at the instruction of, and in the manner determined by, the Security Agent.

(ii)	Without prejudice to subclause 8.4(c)(i) no Obligor shall be obliged to pay any Dutch Parallel Debt before the corresponding Underlying Debt has fallen due.

(iii)	All payments to be made by an Obligor in respect of its Dutch Parallel Debts shall be calculated and be made without (and clear of any deduction for) set-off or counterclaim.
(d)	Application

Any payment made, or amount recovered, in respect of an Obligor’s Dutch Parallel Debts shall reduce the Underlying Debts owed to a Finance Party by the amount which that Finance Party has received out of that payment or recovery under the Finance Documents.
9.	PREPAYMENT AND CANCELLATION

9.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation:
(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)	the Borrower shall repay that Lender’s participation in the Utilisations made to the Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).
9.2	Illegality in relation to Issuing Bank

If it becomes unlawful for the Issuing Bank to issue or leave outstanding the Letter of Credit, then:
(a)	the Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Company, the Issuing Bank shall not be obliged to issue the Letter of Credit; and

(c)	the Company shall procure that the Borrower shall use its best endeavours to procure the release of the Letter of Credit issued by the Issuing Bank and outstanding at such time.
9.3	Voluntary prepayment of Loans and Letters of Credit

Subject to Clause 9.6 (Make Whole Payments), the Borrower may at any time after the Closing Date, if it gives the Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (or, if only the Letter of Credit is outstanding, the Letter of Credit) (but, if in part, being an amount that reduces the amount of the Loan (or, if only the Letter of Credit is outstanding, the Letter of Credit) by a minimum amount of €500,000).

9.4	Right of repayment and cancellation in relation to a single Lender
(a)	If:
(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.3 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 14.4 (Tax indemnity) or Clause 15.1 (Increased costs), the Borrower may, whilst the circumstance giving rise to the requirement for indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisation.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in each Utilisation and together with all interest and other amounts accrued under the Finance Documents.
9.5	Mandatory Prepayment
(a)	For the purposes of this Clause 9.5:
(i)	“Acquisition Proceeds” means the proceeds of a claim (a “Recovery Claim”) against the Vendor or any of its Affiliates in relation to the Acquisition Documents or against the provider of a Report (in its capacity as a provider of that Report) and after deducting any reasonable expenses payable and any stamp duty, stamp duty reserve, documentary, registration and other similar Taxes (if applicable) which are incurred by a member of the Group to persons who are not members of the Group in each case in relation to that Recovery Claim;

(ii)	“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions);

(iii)	“Disposal Proceeds” means the consideration receivable by any member of the Group (including any amount receivable in repayment of debt owed to other members of the Group remaining after the relevant Disposal) for the Permitted Reorganisation, the Rooftop Sale or any other Disposal made by any member of the Group after deducting all amounts due to the Agent under the Finance Documents in respect of all costs, expenses, liabilities and any stamp duty, stamp duty reserve, documentary, registration and other similar Taxes (if applicable) incurred by the Agent in relation to any release or amendment of any Transaction Security relating to that Disposal and all reasonable expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group;

(iv)	“Excluded Disposal Proceeds” means the proceeds of any Disposal which the Company notifies the Agent are the proceeds of any Disposal referred to in paragraph (a), (b), (c), (e) or (f) of the definition of “Permitted Disposal”; and

(v)	“Insurance Proceeds” means the proceeds of an insurance claim received by any member of the Group (other than to meet a third party claim) and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to persons who are not members of the Group.
(b)	Upon the occurrence of:
(i)	a Change of Control;

(ii)	Ronald E. Roark resigns as Vice Chairman and/or Group Chief Executive of the Company or ceases to be employed by the Company or to devote the time and attention to the business, trade and offices of the Group or perform the functions required under the terms of is/her service contract; or

(iii)	the sale of all or substantially all of the assets of the Group, whether in a single transaction or a series of related transactions, the Facility will be cancelled, the outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents shall become immediately due and payable (together with any amount payable under Clause 9.6 (Make Whole Payments)) and the Commitments shall be reduced to zero.
(c)	Upon the occurrence of the Permitted Reorganisation and upon the occurrence of the Rooftop Sale, the Company shall ensure that the Borrower prepays the Loans (or, if only the Letter of Credit is outstanding, the Letter of Credit) in the amount of the Disposal Proceeds of the Permitted Reorganisation and in

the amount of the Disposal Proceeds of the Rooftop Sale immediately upon receipt of such Disposal Proceeds (together with any amount payable under Clause 9.6 (Make Whole Payments)).

(d)	Upon the occurrence of any Disposal, the Company shall ensure that the Borrower prepays the Loans (or, if only the Letter of Credit is outstanding, the Letter of Credit) in the amount of the Disposal Proceeds (except for Excluded Disposal Proceeds) within 3 Business Days of receipt of the Disposal Proceeds (together with any amount payable under Clause 9.6 (Make Whole Payments)) and pending such prepayment are credited to an account charged in favour of the Secured Parties.

(e)	The Company shall ensure that Acquisition Proceeds and Insurance Proceeds are applied in prepayment of the Loans (or, if only the Letter of Credit is outstanding, the Letter of Credit) within 3 Business Days of their receipt (together with any amount payable under Clause 9.6 (Make Whole Payments)) and pending such application are credited to an account charged in favour of the Secured Parties.
9.6	Make Whole Payments

If the Borrower prepays any Loan (or, if only the Letter of Credit is outstanding, the Letter of Credit) (in whole or in part) pursuant to Clause 9.3 (Voluntary prepayment of loans) or Clause 9.5 (Mandatory Prepayment) at any time up to and including the Make Whole Date, the Borrower shall, on the date of such prepayment, pay to the Agent for the account of the Lenders a sum calculated using the formula:

VP x (M x	N 360)

1 + (Discount Rate x	N 360)
where

VP = aggregate of the principal amount of the Loan(s) (or, if only the Letter of Credit is outstanding, the Letter of Credit) prepaid.

M = the Margin on the date of such prepayment.

N = number of days from (and including) the actual date of prepayment to (but excluding) the Make Whole Date.

Discount Rate = EURIBOR in respect of the prepayment date.
9.7	Restrictions
(a)	Any notice of cancellation or prepayment given by any Party under this Clause 9.7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the principal amount of a Loan prepaid, Break Costs (if any) and any amounts payable under Clause 9.6 (Make Whole Payments), but without any other premium or penalty.

(c)	The Borrower may not reborrow any part of the Facility which is prepaid.

(d)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 9.7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(g)	The Agent shall notify the Lenders as soon as possible of any proposed prepayment under this Clause 8.4 and the Company and the Lenders of any calculation pursuant to Clause 9.6 (Make Whole Payments).

SECTION 5
COSTS OF UTILISATION
10.	INTEREST

10.1	Calculation of interest

The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:
(a)	Margin;

(b)	EURIBOR; and

(c)	Mandatory Cost, if any.
10.2	Payment of interest

Subject to Clause 10.5 (Capitalisation of interest), the Borrower shall pay accrued interest on the Loan on the last day of each Interest Period.

10.3	Default interest
(a)	If an Obligor fails to pay any amount (other than any amount payable in respect of its Dutch Parallel Debts) payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:
(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be 2 per cent. higher than the rate which would have applied if the overdue amount had not become due.
(c)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

10.5	Capitalisation of interest
(a)	The Borrower may elect to capitalise a portion of the accrued interest on the Loan due and payable on the last day of each Interest Period pursuant to Clause 10.2 (Payment of interest) or a portion of the accrued Letter of Credit fee due and payable on any date pursuant to Clause 13.3(b) (Fees payable in respect of the Letter of Credit) by serving a Capitalisation Notice on the Agent not later than the Specified Time.

(b)	The portion of the accrued interest or accrued Letter of Credit fee which may be capitalised pursuant to paragraph (a) above shall be an amount calculated using the formula:
8% x O x	N
360
where
O =	in the case of accrued interest, the amount of the outstanding Loan on the last day of the relevant Interest Period and, in the case of accrued Letter of Credit fee, the outstanding amount of the Letter of Credit on the relevant date for payment of such accrued Letter of Credit Fee; and

N =	in the case of accrued interest, the number of days which have elapsed during the relevant Interest Period and in the case of accrued Letter of Credit fee, the number of days which have elapsed since the last payment date for the Letter of Credit fee,
(the “Capitalised Interest”).

(c)	Each Capitalisation Notice delivered to the Agent by the Borrower is irrevocable.

(d)	On the last day of each Interest Period in the case of accrued interest and on the relevant date for payment in the case of accrued Letter of Credit fee, the relevant Capitalised Interest (if any) shall be added to the amount of the outstanding Loan or if there is none, shall be treated as a Loan made on that date and payable in accordance with Clause 8.1 (Repayment of Loans).
10.6	Increase in Margin

If the Warrants are not issued or any other matter required under Clause 23.36 (a) to (c) (inclusive) (Conditions Subsequent in relation to Warrants) is not satisfied prior to the earlier of the Closing Date and the date falling 68 days after the date of this Agreement (the “Margin Increase Date”), the Margin shall increase by 6.00 per cent. per annum with effect from (and excluding) the Margin Increase Date until (and including) the date on which the Warrants are issued and such other matters specified in Clause 23.36 (Conditions Subsequent in relation to Warrants) are satisfied (the “Margin Reduction Date”).

11.	INTEREST PERIODS

11.1	Selection of Interest Periods
(a)	Subject to the following paragraphs of this Clause 11.1, each Interest Period shall be three Months, ending on a Quarter Date provided that the first Interest Period for a Loan shall end on the first Quarter Date occurring after its Utilisation Date.

(b)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(c)	Each Interest Period for a Loan shall start on its Utilisation Date or (if already made) on the last day of its preceding Interest Period. If another Loan is already outstanding on the Utilisation Date of the first referred to Loan, then the first Interest Period for the first referred to Loan shall end on the same day as the then current Interest Period for such outstanding Loan(s).
11.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that Month (if there is one) or the preceding Business Day (if there is not).

11.3	Consolidation

If two or more Interest Periods for different Loans end on the same date, these Loans will be consolidated into and treated as a single Loan on the last day of such Interest Periods.

12.	CHANGES TO THE CALCULATION OF INTEREST

12.1	Market disruption
(a)	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the percentage rate per annum which is the sum of:
(i)	the Margin;

(ii)	the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select; and

(iii)	the Mandatory Cost, if any, applicable to that Lender’s participation in that Loan.

(b)	In this Agreement “Market Disruption Event” means at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and the Agent is unable to determine EURIBOR for the relevant Interest Period.
12.2	Alternative basis of interest or funding
(a)	If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.
12.3	Break Costs
(a)	The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
13.	FEES

13.1	Arrangement fee

The Borrower shall pay to the Arranger (for its own account) an arrangement fee in the amount agreed in a Fee Letter on the earlier of the Closing Date and the last day of the Availability Period.

13.2	Agency fee

The Borrower shall pay to the Agent and the Security Agent (for their own respective accounts) agency fees in the amounts and at the times agreed in a Fee Letter.

13.3	Fees payable in respect of the Letter of Credit
(a)	The Borrower shall pay to the Agent (for the account of each Lender) a Letter of Credit fee in Euro (computed at the rate equal to the Margin) on the outstanding amount of the Letter of Credit requested by it for the period from the issue of the Letter of Credit until its Expiry Date or, if earlier, the date upon which payment of a drawing is made under the Letter of Credit and there is then no further amount to be drawn. This fee shall be distributed according to each Lender’s L/C Proportion of the Letter of Credit.

(b)	The accrued Letter of Credit fee on a Letter of Credit shall be payable quarterly in arrears and on the Closing Date. The accrued Letter of Credit fee is also payable to the Agent on the cancelled amount of any Lender’s

Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Letter of Credit is prepaid or repaid in full.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS
14.	TAX GROSS UP AND INDEMNITIES

14.1	Tax definitions

In this Agreement:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax;

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document; and

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 14.3(d) (Tax gross-up) or a payment made under Clause 14.4(a) (Tax indemnity).
14.2	Payments to be free and clear

All payments to be made by each Obligor under each Finance Document shall be paid free and clear of and without any Tax Deduction (in each case except to the extent required by law).

14.3	Tax gross-up
(a)	The Borrower shall, promptly upon it or an Obligor becoming aware that an Obligor is required by law to make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent of such requirement or change.

(b)	A Lender, upon becoming aware that an Obligor is required by law to make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction in respect of a payment payable to that Lender), shall notify the Agent of this. If the Agent receives such notification from a Lender it shall notify the Borrower.

(c)	If an Obligor is required by law to make a Tax Deduction it shall make that Tax Deduction and any payment required in connection with any Tax Deduction within the time period and in the minimum amount required by law.

(d)	Except as provided by Clause 14.8 (US filings) below, if a Tax Deduction is required by law to be made by an Obligor or the Agent the amount of the payment due from the Obligor shall be increased to an amount which ensures that, after the making of that Tax Deduction, each relevant Party receives on the due date and retains (free from any liability in respect of such Tax Deduction) a net sum equal to the amount of the payment which it would have received and so retained had no such Tax Deduction been required.

(e)	Within 30 days after making any Tax Deduction or any payment required in connection with any Tax Deduction, the Obligor making that Tax Deduction or payment shall deliver to the Agent for the relevant Party evidence satisfactory to that Party (acting reasonably) that the Tax Deduction has been made and that any payment which is required in connection with any Tax Deduction has been made to the relevant Tax authority or other person.
14.4	Tax indemnity
(a)	Except as provided by paragraph (b) and Clause 14.8 (US filings) below, the Company shall, or shall procure that an Obligor shall, on demand by the Agent, indemnify a Finance Party against any loss, liability or cost which that Finance Party (in its absolute discretion) determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:
(i)	with respect to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:
(A)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes; or

(B)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the overall net income received or receivable by that Finance Party. Any sum deemed to be received or receivable, including, for the avoidance of doubt, any amount treated as income but not actually received by the Finance Party (such as a Tax Deduction), is not income received or receivable for this purpose; or
(ii)	if and to the extent that a loss, liability or cost is compensated for by an increased payment pursuant to Clause 14.3(d) (Tax gross up) or would have been so compensated but was not so compensated solely because one or more of the exclusions contained in paragraph (f) of Clause 14.3 (Tax gross up) applied.
(c)	A Finance Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Finance Party shall, on receiving a payment from an Obligor under paragraph (a) above, notify the Agent.
14.5	Tax credits

If an Obligor makes a Tax Payment and the relevant Finance Party determines, in its sole opinion, that it has obtained, utilised and retained a Tax Credit which is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment, that Finance Party shall pay to the relevant Obligor such amount as that Finance Party determines, in its sole opinion, to be attributable to the relevant Tax Payment and as will leave that Finance Party (after that payment) in the same after Tax position as it would have been in if the Tax Payment had not been required to be made by that Obligor.
14.6	Stamp Taxes

The Borrower shall, or shall procure that an Obligor shall, pay and, within five Business Days of demand by the Agent, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, stamp duty reserve, documentary, registration and other similar Taxes payable in connection with or in relation to any Finance Document.
14.7	VAT
(a)	All amounts set out in, or expressed to be payable under, a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(b)	If VAT is chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient shall promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant Tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(c)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party determines in its sole discretion that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant Tax authority in respect of the VAT.
14.8	US filings
(a)	Each Lender that is a United States person shall, on or prior to the date of the execution and delivery of this Agreement in the case of an Original Lender and on the date of the Transfer Certificate or Assignment Agreement pursuant to which it becomes a Lender in the case of any other Lender, and from time to time thereafter as required by law and as reasonably requested in writing by the Agent or the relevant Obligor (but only so long as such Lender remains lawfully able to do so), provide the Agent or the relevant Obligor with two properly completed and duly executed Internal Revenue Service Forms W-9, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is a United States person and is not subject to United States backup withholding tax on payments made by an Obligor that is a United States person pursuant to this Agreement. For purposes of this Clause 14.8, the term “United States person” shall have the meaning specified in Section 7701(a)(30) of the Internal Revenue Code.
(b)	Each Lender that is not a United States person, on or prior to the date of the execution and delivery of this Agreement in the case of the Original Lender and on the date of the Transfer Certificate or Assignment Agreement pursuant to which it becomes a Lender in the case of any other Lender, and from time to time thereafter as required by law and as reasonably requested in writing by the Agent or the relevant Obligor (but only so long as such Lender remains lawfully able to do so):
(i)	in the case of a Lender claiming the benefits of an exemption from or reduction in United States federal withholding tax pursuant to a double taxation agreement between the United States and the jurisdiction of which such Lender is or is treated as a resident, provide the Agent or the relevant Obligor with two properly completed and duly executed Internal Revenue Service Forms W-8BEN, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States federal withholding tax under an applicable double taxation agreement on payments made by an Obligor that is a United States person pursuant to this Agreement; or

(ii)	in the case of a Lender claiming the benefits of an exemption from United States federal withholding tax because the payments otherwise subject to such withholding tax are effectively connected with the Lender’s conduct of a trade or business within the United States, provide the Agent or the relevant Obligor with two properly completed and duly executed Internal Revenue Service Forms W-8ECI, or any successor or other form prescribed by the Internal Revenue Service, certifying that such payments are effectively connected with the conduct of a trade or business within the United States; or

(iii)	in the case of a Lender claiming the benefits of the exemption from United States federal withholding tax pursuant to Section 881(c) of the Internal Revenue Code with respect to payments of portfolio interest made by an Obligor that is a United States person pursuant to this Agreement, provide the Agent or the relevant Obligor with (x) a certificate to the effect that such Lender is neither (i) a “bank” (within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a 10-percent shareholder of the relevant Obligor (within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code) nor (iii) a controlled foreign corporation related to the relevant Obligor (as such term is described in Section 881(c)(3)(C) of the Internal Revenue Code), and (y) two properly completed and duly executed copies of Internal Revenue Service Forms W-8BEN or any successor or other form prescribed by the Internal Revenue Service, certifying that the Lender is a non-United States person; or
(iv)	in the case of a Lender that is a foreign intermediary or foreign flow-through entity for United States federal income tax purposes, provide the Agent or the relevant Obligor with respect to such Lender two properly completed and duly executed Internal Revenue Service Forms W-8IMY or any successor or other form prescribed by the Internal Revenue Service, as a basis for claiming exemption from or reduction in United States federal withholding tax on payments made pursuant to this Agreement by an Obligor that is a United States person, together with any supplementary information such Lender is required to transmit with such form and, in the case of a nonqualified intermediary that is a Lender or a non-withholding Lender that is a foreign flow-through entity, with respect to each beneficiary or member of such Lender, two forms or certificates described in sub-clause (i), (ii) or (iii) above of this Clause 14.8, as applicable.
(c)	If a Lender fails to provide the Agent or the relevant Obligor with the appropriate Internal Revenue Service form or, if applicable, the certificate, each as described above and each being properly completed and duly executed, or to update them as appropriate (other than if the failure to furnish such form or certificate is due to a change in law, or in the interpretation or application thereof, occurring after the date on which the form or certificate originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (a) or (b) of this Clause 14.8), United States backup withholding tax and United States federal withholding tax, in each case, imposed on any amount paid by an Obligor that is a United States person under this Agreement, shall be considered excluded from the gross-up at Clause 14.3 (Tax gross up) and the indemnity at Clause 14.4 (Tax indemnity) under this Agreement by reason of such failure unless and until the Lender provides the appropriate Internal Revenue Service form or certificate that is properly completed and duly executed and establishing (x) an exemption from United States backup withholding tax and (y) a complete exemption from, or a reduction of, United States federal withholding tax on any amount paid by the relevant Obligor under this Agreement, whereupon United States federal withholding tax at such reduced rate only (to the extent a complete exemption is not available to such Lender) shall be considered excluded from such gross-up and indemnity for periods governed by such form and certificate. If any Internal Revenue Service form provided by a Lender pursuant to this Clause 14.8 at the time such Lender first becomes a Lender hereunder or when it first provides such form indicates a United States federal withholding tax rate in excess of zero in respect of interest paid by the relevant Obligor under this Agreement, United States federal withholding tax at such rate shall be considered excluded from the gross up at Clause 14.3(d) (Tax gross up) and the indemnity at Clause 14.4(a) (Tax indemnity) under this Agreement unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon United States federal withholding tax at such lesser rate only shall be considered excluded from such gross up or indemnity for periods governed by such form; provided, however, that if at the date a Lender transferee under a Transfer Certificate or assignee under an Assignment Agreement becomes a party to this Agreement, the Lender transferor was entitled to payments under Clauses 14.3 (Tax gross up) or 14.4 (Tax indemnity) in respect of United States federal withholding tax in connection with interest paid at such date, then, to that extent, the payments under Clause 14.3 (Tax gross up) or indemnity under Clause 14.4 (Tax indemnity) shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise included therein) an amount of United States federal withholding tax applicable with respect to the Lender transferor on such date. If any form, certificate or document referred to in this Clause 14.8 requires the disclosure of information, other than information necessary to compute the Tax payable and information required on the date hereof by Internal Revenue Service Forms W-9, W-8BEN, W-8ECI, or W-8IMY (as applicable) or the related certificate described above, that a Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Agent or the relevant Obligor and shall not be obligated to include in any such form or document any such confidential information.
(d)	Without prejudice to the survival of any other agreement of the Obligors hereunder, the agreements and obligations of the Obligor that is a United States person contained in this Clause 14.8 shall survive the payment in full of principal, interest and all other amounts payable hereunder and the termination of this Agreement.
15.	INCREASED COSTS

15.1	Increased costs
(a)	Subject to Clause 15.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)	In this Agreement “Increased Costs” means:
(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its

Commitment or funding or performing its obligations under any Finance Document.
15.2	Increased cost claims
(a)	A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
15.3	Exceptions
(a)	Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:
(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	compensated for by Clause 14.4 (Tax indemnity) (or would have been compensated for under Clause 14.4 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.4 (Tax indemnity) applied);

(iii)	compensated for by the payment of the Mandatory Cost; or

(iv)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.
(b)	In this Clause 15.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 14.1 (Tax definitions).
16.	OTHER INDEMNITIES

16.1	Currency indemnity
(a)	If any sum due from an Obligor or the Acquiror under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:
(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall and the Company shall procure that the Acquior shall, as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.
(b)	Each Obligor waives and the Company shall procure that the Acquiror waives, any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
16.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:
(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone);

(d)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower; or

(e)	issuing or making arrangements to issue the Letter of Credit requested by the Borrower in a Utilisation Request but not issued by reason of the operation of one or more of the provisions of this Agreement.
16.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:
(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.
16.4	Indemnity to the Security Agent
(a)	Each Obligor shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:
(i)	the taking, holding, protection or enforcement of the Transaction Security,

(ii)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; and

(iii)	any default by any Obligor or the Acquiror in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.
(b)	The Security Agent may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 16.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.
17.	MITIGATION BY THE LENDERS

17.1	Mitigation
(a)	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 14 (Tax gross-up and indemnities), Clause 15.1 (Increased costs) or paragraph 3 of Schedule 4 (Mandatory Cost formulae) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.
17.2	Limitation of liability
(a)	The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
18.	COSTS AND EXPENSES

18.1	Transaction expenses

The Borrower shall promptly on demand pay the Agent, the Arranger, the Issuing Bank and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:
(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement.
18.2	Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 29.9 (Change of currency), the Borrower shall, within five Business Days of demand, reimburse the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.
18.3	Enforcement and preservation costs

The Company shall, within five Business Days of demand, pay to the Arranger and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7
GUARANTEE
19.	GUARANTEE AND INDEMNITY

19.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:
(a)	guarantees to each Finance Party punctual performance by the Borrower of all its obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall promptly within three Business Days of demand pay that amount as if it was the principal obligor; and

(c)	indemnifies each Finance Party promptly within three Business Days of demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.
19.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
19.3	Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:
(a)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.
19.4	Waiver of defences

The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:
(a)	any time, waiver or consent granted to, or composition with, any Obligor or the Acquiror or other person;

(b)	the release of any other Obligor or the Acquiror or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or the Acquiror or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or the Acquiror or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.
19.5	Guarantor intent

Without prejudice to the generality of Clause 19.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: (i) acquisitions of any nature; (ii) increasing working capital enabling investor distributions to be made; (iii) carrying out restructurings; (iv) refinancing existing facilities; (v) refinancing any other indebtedness; (vi) making facilities available to new borrowers; (vii) any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and (viii) any fees, costs and/or expenses associated with any of the foregoing.
19.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
19.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:
(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 19.
19.8	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:
(a)	to be indemnified by an Obligor or the Acquiror;

(b)	to claim any contribution from the Acquiror or any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.
19.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:
(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.
19.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
19.11	Other Guarantors

It is specifically acknowledged and agreed that the Finance Parties may from time to time make any arrangement, compromise, waiver or other dealing with any Obligor in relation to any guarantee or other obligations under the Finance Documents which such Finance Parties may think fit and no such arrangement, compromise, waiver or other dealing shall exonerate or discharge any other Obligor from its obligations under the Finance Documents.
19.12	Guarantee Limitations
(a)	The guarantee and indemnity obligations of each Guarantor incorporated in England and Wales under this Clause 19 do not apply to any liability to the extent that it would result in the guarantee and indemnity constituting unlawful financial assistance within the meaning of Section 151 of the Companies Act 1985.

(b)	Each of the Parties hereby confirms that it is the intention of all such persons that the obligations of each US Guarantor organised under the laws of any state of the United States of America (a “US Guarantor”) under this Clause 19 do not constitute a fraudulent transfer or conveyance for the purposes of any proceeding of the type referred to in Clause 24.6 (Insolvency) or 24.7 (Insolvency proceedings) or Title 11, US Bankruptcy Code, the United States Uniform Fraudulent Conveyance Act, the United States Uniform Fraudulent Transfer Act or any similar foreign or state law, to the extent applicable to the obligations of a US Guarantor under this Clause 19. To effect the foregoing intention, the Agent, the Arranger, the Issuing Bank, the Security Agent, the Lenders and the Guarantors hereby irrevocably agree that the obligations of each US Guarantor at any time shall be limited to the maximum amount as will result in the obligations of such US Guarantor under this Clause 19 not constituting a fraudulent transfer or conveyance.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
20.	REPRESENTATIONS

20.1	General
(a)	Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party.

(b)	In relation to the representations and warranties made on the date of this Agreement and any other date on or before the Closing Date, it is assumed that Closing has occurred.
20.2	Status
(a)	It and each of its Subsidiaries is a limited liability corporation, or, in the case of Regal Mortgages LLP, a limited liability partnership, duly incorporated or established and validly existing under the law of its jurisdiction of incorporation or establishment. In the case of the Company, the Acquior is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) or a limited liability company (naamloze vennootschap).

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.
20.3	Binding obligations

Subject to the Legal Reservations:
(a)	the obligations expressed to be assumed by it or any of its relevant Subsidiaries in each Transaction Document to which it is, or such Subsidiary is, a party are legal, valid, binding and enforceable obligations; and

(b)	without limiting the generality of paragraph (a) above, each Transaction Security Document to which it is or any of the Subsidiaries is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.
20.4	Non-conflict with other obligations

The entry into and performance by it and, in the case of the Borrower, the Acquiror, of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:
(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any member of the Group; or

(c)	any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument.
20.5	Power and authority

Subject to the Legal Reservations:
(a)	it and each of its relevant Subsidiaries has the power to enter into, perform and deliver, and has taken all necessary action to authorise its or such Subsidiary’s entry into, performance and delivery of, the Transaction Documents to which it or such Subsidiary is or will be a party and the transactions contemplated by those Transaction Documents; and

(b)	no limit on its powers or, in the case of the Company, the Acquiror’s powers, will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.
20.6	Validity and admissibility in evidence
(a)	All Authorisations required or desirable:
(i)	to enable it and each of its relevant Subsidiaries lawfully to enter into, exercise its or such relevant Subsidiary’s rights and comply with its or such Subsidiary’s obligations in the Transaction Documents to which it or such Subsidiary is a party; and

(ii)	to make the Transaction Documents to which it is or, in the case of the Company, the Acquiror is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect except any Authorisation referred to in paragraph (b) of Clause 20.9 (No filing or stamp taxes), which Authorisations will be promptly obtained or effected after the date of this Agreement.

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect and each Regulated Entity is in compliance with all, and no regulatory body is investigating any of, the capital and liquidity requirements applicable to it.
20.7	Governing law and enforcement
(a)	The choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

(b)	Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

20.8	Insolvency
     No:
(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 24.6 (Insolvency); or

(b)	creditors’ process described in Clause 24.8 (Creditors’ process), has been taken or, to the knowledge of the Company, threatened in relation to a member of the Group; and none of the circumstances described in Clause 24.6 (Insolvency) applies to a member of the Group.
20.9	No filing or stamp taxes
Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents:
(a)	except:
(i)	registration of particulars of the English Law Debenture and English Law Share Charge (referred to in paragraph 3(d) of Part 1 of Schedule 2) at the Companies Registration Office in England and Wales under Section 395 of The Companies Act 1985 and payment of associated fees; and

(ii)	registration of particulars of the English Law Debenture (referred to in paragraph 3(d) of Part 1 of Schedule 2) at the Trade Marks Registry at the Patent Office in England and Wales and payment of associated fees;
which registrations will be made promptly after the date of the relevant Finance Document;
(b)	except any filing, recording or enrolling or any tax or fee payable in relation to the US Security Agreement referred to in paragraph 3(d) of Part 1 of Schedule 2 which is referred to in any Legal Opinion and which will be made or paid promptly after the date of the relevant Finance Document; and

(c)	the filing of a copy of the Facility Agreement with the Securities and Exchange Commission of the US which filing will be made promptly if so required.
20.10	Deduction of Tax
It is not required and, in the case of the Company, the Acquiror is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

20.11	No default
(a)	No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.
20.12	No misleading information
Save as disclosed in writing to the Agent and the Arranger prior to the date of this Agreement:
(a)	any factual information contained in the Reports and the Base Case Model (the “Information Package”) was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

(b)	the Base Case Model has been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements, and the financial projections contained in the Base Case Model have been prepared on the basis of recent historical information, are fair and based on reasonable assumptions and have been approved by the board of directors of the Company.

(c)	any financial projection or forecast contained in the Information Package has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration.

(d)	the expressions of opinion or intention provided by or on behalf of an Obligor or the Acquiror for the purposes of the Information Package were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.

(e)	no event or circumstance has occurred or arisen and no information has been omitted from the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Package being untrue or misleading in any material respect.

(f)	all material information provided to a Finance Party by or on behalf of the Company in connection with the Acquisition and/or the Target Group on or before the date of this Agreement and not superseded before that date (whether or not contained in the Information Package) is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

(g)	all other written information provided by any member of the Group (including its advisers) to a Finance Party or the provider of any Report was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.
The representations and warranties made with respect to the Reports are made by each Obligor in this Clause 20.12 only so far as it is aware after making due and careful enquiries.
20.13	Original Financial Statements
(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(b)	Its unaudited Original Financial Statements fairly represent its financial condition and results of operations (consolidated in the case of Target) for the relevant month.

(c)	Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations (consolidated in the case of Target) during the relevant financial year.

(d)	There has been no material adverse change in its or the Target’s assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Company) since 31 December, 2005.

(e)	The Original Financial Statements of the Target do not consolidate the results, assets or liabilities of any person or business which does not form part of the Target Shares.

(f)	Its (and in the case of the Company, the Acquiror’s) most recent financial statements delivered pursuant to Clause 21.1 (Financial statements):
(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements and the Base Case Model; and

(ii)	give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(g)	The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

(h)	Since the date of the most recent financial statements delivered pursuant to Clause 21.1 (Financial statements) there has been no material adverse change in the business, assets or financial condition of the Group.
20.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made all reasonable enquiries)) been started or threatened against it or any of its Subsidiaries.
20.15	No breach of laws
(a)	It has not (and none of its Subsidiaries has) breached any law or regulation to which it or its Subsidiaries (as applicable) is subject which breach has or is reasonably likely to have a Material Adverse Effect.

(b)	No labour disputes are current or, to the best of its knowledge and belief (having made all reasonable enquiries), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.
20.16	Environmental laws
(a)	Each member of the Group is in compliance with Clause 23.3 (Environmental compliance) and to the best of its knowledge and belief (having made all reasonable enquiries) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made all reasonable enquiries)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

(c)	The cost to the Group of compliance with Environmental Laws (including Environmental Permits) is (to the best of its knowledge and belief, having made all reasonable enquiries) adequately provided for in the Base Case Model.
20.17	Taxation
(a)	It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax reports or returns or liable to pay any material tax penalties and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax save where the payment of such Taxes is contested in good faith by a member of the Group and where full provision has been made in the accounts of such Group member for the relevant Tax liabilities and such non-payment will not result in a Security ranking prior to the Transaction Security.
(b)	No claims, tax audits or investigations are being, nor, to the best of its knowledge and belief (having made all reasonable enquiries), are reasonably likely to be, made or conducted against it or any of its Subsidiaries with respect to Tax which would result, or be reasonably likely to result, in liabilities of or claims against any members of the Group which would have a Material Adverse Effect or result in the creation of a Security ranking prior to the Transaction Security.

(c)	Each of the Obligors and, in the case of the Company, the Acquiror is resident for Tax purposes only in the jurisdiction of its incorporation.
20.18	Security and Financial Indebtedness
(a)	No Security exists over all or any of its present or future assets or shares or the present or future assets or shares of any of its Subsidiaries other than a Permitted Security.

(b)	Neither it nor any of its Subsidiaries has any outstanding Financial Indebtedness or guarantees other than a Permitted Financial Indebtedness.
20.19	Ranking
The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security.
20.20	Good title to assets
It and, so far as it is aware, each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.
20.21	Legal and beneficial ownership
(a)	It and, so far as it is aware, each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

(b)	All the Target Shares are or will be on the Closing Date legally and beneficially owned by the Acquiror free from any claims, third party rights or competing interests other than Permitted Security permitted under Clause 23.14 (Negative pledge).
20.22	Shares
The shares and, if applicable, limited partnership interests of any member of the Group which are (or are required by this Agreement to become) subject to the Transaction Security are (or will on the Closing Date be) issued, fully paid (and, in the case of limited partnership interests, have not been repaid), non-assessable and are not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are (or are required by this Agreement to become) subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security, save as required by law and specified in the Legal Opinions required to be delivered in connection with the relevant Transaction Security pursuant to this Agreement. Except as provided in the Warrant Documents, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group or the Target (including any conditional right and any option or right of pre-emption, exchange or conversion).
20.23	Structure Memorandum
(a)	The Structure Memorandum accurately records the shareholding structure of the Group as at the date of this Agreement and as it will be immediately following Closing and immediately following completion of Transaction 1, Transaction 2 and Transaction 3 (as each are defined in the BT Treasury Letter), and includes the following information:
(i)	accurate details of each member of the Group, including its current name and company registration number, its jurisdiction of incorporation and/or establishment, a list of its shareholders and their percentage ownership or is not a company with limited liability; and

(ii)	accurate details of any minority interests in any member of the Group held by any person who is not a member of the Group and accurate details of all companies, joint ventures, partnerships and other persons in which any member of the Group has an interest or participation.
(b)	All necessary intra-Group loans, transfers, share exchanges and other steps resulting in the final Group structure are set out in the Structure Memorandum and have been or will be made or taken in compliance with all relevant laws and regulations and all requirements of relevant regulatory authorities.

(c)	Crown Intressenter AB is in the course of being liquidated and dissolved.
20.24	Intellectual Property
It and each of its Subsidiaries:
(a)	is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as contemplated in the Base Case Model;

(b)	does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

(c)	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.
20.25	Accounting reference date

The accounting reference date of each member of the Group is 31 December.
20.26	Acquisition Documents, disclosures and other Documents
(a)	The Acquisition Documents contain all the terms of the Acquisition.

(b)	There is no disclosure made to the Acquisition Documents which has or may have a material adverse effect on any of the information, opinions, intentions, forecasts and projections contained or referred to in the Information Package.

(c)	To the best of its knowledge no representation or warranty given by any party to the Acquisition Documents is untrue or misleading in any material respect.
20.27	Pensions
(a)	Neither it nor any of its Subsidiaries is or has at any time been an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993); and

(b)	Neither it nor any of its Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer.

(c)	The pension schemes of each member of the Group are funded to the extent required by law or otherwise comply with the requirements of any material law applicable in the jurisdiction in which the relevant pension scheme is maintained, in each case, where failure to do so could reasonably be expected to have a Material Adverse Effect.
20.28	No adverse consequences
(a)	It is not necessary under the laws of its Relevant Jurisdictions:
(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions; and
(b)	No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

20.29	Holding Company
Except as may arise under the Transaction Documents, before the Closing Date the Borrower has not traded or incurred any liabilities or commitments (actual or contingent, present or future) other than acting as a Holding Company of the Acquiror.
20.30	US government regulations
(a)	Neither it, nor any of its Subsidiaries, is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Utilisation, nor the application of the proceeds or repayment thereof by any Obligor, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(b)	No Obligor is and, in the case of the Company, the Acquiror is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America) as in effect from time to time, and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
20.31	Employee Benefit Plans
(a)	No ERISA Event has occurred or is reasonably expected to occur that has resulted in or is reasonably expected to result in a material liability of it or its Subsidiaries or any ERISA Affiliate.

(b)	Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan that has been filed with the Employee Benefits Security Administration of the United States of America, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

(c)	Neither it nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan to the extent such incurrence would have or be reasonably likely to have a Material Adverse Effect.

(d)	Neither it nor any ERISA Affiliate has been notified in writing by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganisation or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganisation or to be terminated, within the meaning of Title IV of ERISA.

20.32	Solvency
If it is an Obligor organised under the laws of any state of the United States of America, it and each of its Subsidiaries which is organised under the laws of any state of the United States of America is US Solvent.
20.33	Times when representations made
(a)	All the representations and warranties in this Clause 20 are made by each Original Obligor on the date of this Agreement, the first Utilisation Date, the Closing Date and the date of payment of a claim under the Letter of Credit.

(b)	All the representations and warranties in this Clause 20 are deemed to be made by each Obligor on the Closing Date.

(c)	The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period (except that those contained in paragraphs (a) — (e) of Clause 20.13 (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement).

(d)	All the representations and warranties in this Clause 20 except Clause 20.12 (No misleading information), Clause 20.23 (Structure Memorandum), Clause 20.26 (Acquisition Documents, disclosures and Other Documents) and Clause 20.29 (Holding Companies) are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(e)	Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.
21.	INFORMATION UNDERTAKINGS
The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 21:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 21.1 (Financial statements).

“Monthly Financial Information” means the financial information delivered pursuant to paragraph (d) of Clause 21.1 (Financial statements).

“Quarterly Financial Statements” means consolidated quarterly financial statements for a Financial Quarter.

21.1	Financial statements
The Company shall supply to the Agent in sufficient copies for all the Lenders:
(a)	as soon as they are available, but in any event within 90 days after the end of each of its Financial Years:
(i)	its audited consolidated financial statements for that Financial Year;

(ii)	the audited financial statements (consolidated if appropriate) of each Obligor and the Acquiror for that Financial Year; and

(iii)	the audited financial statements of any other Subsidiary for that Financial Year if requested by the Agent;
(b)	as soon as they become available, but in any event within 90 days after the end of the first two Financial Quarters of each Financial Year, its consolidated financial statements for that financial half-year;

(c)	as soon as they are available, but in any event within 45 days after the end of each Financial Quarter of each of its Financial Years its consolidated financial statements for that Financial Quarter as filed with the Securities and Exchange Commission of the US together with, if the Agent so requests, the related working papers and, in relation to the Acquiror, a consolidated balance sheet for the Acquiror Group as at the end of such Financial Quarter;

(d)	as soon as they are available, but in any event within 30 days after the end of each month the financial information package, comprising such monthly management information as the Company and its Subsidiaries prepare together with such further information as the Agent may reasonably request.
21.2	Provision and contents of Compliance Certificate
(a)	The Company shall supply a Compliance Certificate to the Agent with each set of its audited consolidated Annual Financial Statements and each set of its consolidated Quarterly Financial Statements.

(b)	The Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 22 (Financial Covenants).

(c)	Each Compliance Certificate shall be signed by two directors of the Company and, if required to be delivered with the consolidated Annual Financial Statements of the Company, shall be reported on by the Company’s Auditors in the form required by the Majority Lenders (acting reasonably).
21.3	Requirements as to financial statements
(a)	The Company shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition the Company shall procure that:

(i)	each set of Annual Financial Statements shall be audited by the Auditors; and

(ii)	each set of Quarterly Financial Statements includes a cashflow forecast in respect of the Group relating to the three month period commencing at the end of the relevant Financial Quarter.
(b)	Each set of financial statements delivered pursuant to Clause 21.1 (Financial statements):
(i)	shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the Auditors and accompanying those Annual Financial Statements;

(ii)	in the case of consolidated financial statements of the Group, shall be accompanied by a statement by the directors of the Company comparing actual performance for the period to which the financial statements relate to:
(A)	the projected performance for that period set out in the Budget; and

(B)	the actual performance for the corresponding period in the preceding Financial Year of the Group; and
(iii)	shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Base Case Model unless, in relation to any set of financial statements, the Company notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and its Auditors (or, if appropriate, the Auditors of the Obligor or the Acquiror) deliver to the Agent:
(A)	a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Base Case Model was prepared; and

(B)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial Covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Base Case Model.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Case Model was prepared.

(c)	If the Agent wishes to discuss the financial position of any member of the Group with the Auditors, the Agent may notify the Company, stating the questions or issues which the Agent wishes to discuss with the Auditors. In this event, the Company must ensure that the Auditors are authorised (at the expense of the Company):
(i)	to discuss the financial position of each member of the Group with the Agent on request from the Agent; and

(ii)	to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request.
21.4	Budget
(a)	The Company shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event within 90 days before the start of each of its Financial Years, an annual Budget for that financial year.

(b)	The Company shall ensure that each Budget:
(i)	is in a form and has a level of information reasonably acceptable to the Agent and shall include:
(A)	a projected consolidated profit and loss account and cashflow statement of the Group for that Financial Year and for each quarter of that Financial Year;

(B)	a projected consolidated balance sheet of the Group as at the end of each quarter of that Financial Year;

(C)	Capital Expenditure, investments, acquisitions and disposals projected to be made by the Group during each quarter of that Financial Year;

(D)	projected covenant calculations in respect of each financial covenant undertaking contained in Clause 22 (Financial Covenants) as at the end of or, as the case may be, in respect of the 12 Months ending at the end of each quarter of that Financial Year; and

(E)	a management commentary on such budget (commenting on proposed activities of the Group during that Financial Year and the principal assumptions upon which the Budget was prepared);

(ii)	is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 21.1 (Financial statements); and

(iii)	has been approved by the board of directors of the Company.
(c)	If the Company updates or changes the Budget, it shall within five Business Days of the update or change being made deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget.
21.5	Management calls

Once in each Month and at any other time if requested to do so by the Agent if the Agent reasonably suspects that a Default is continuing or may have occurred or may occur, at least two directors (one of whom shall be the Group chief executive officer or the chief finance director shall participate on a conference call with the Finance Parties at a time and venue agreed with the Agent concerning the ongoing business and financial performance of the Group and such other matters related thereto as the Agent shall reasonably request (acting on the instructions of any Lender).

21.6	Year-end
(a)	The Company shall not change its Accounting Reference Date.

(b)	The Company shall procure that each quarterly accounting period and each Financial Quarter of each member of the Group ends on an accounting date.
21.7	Information: miscellaneous

The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):
(a)	at the same time as they are dispatched, copies of all documents dispatched by the Company to its shareholders generally (or any class of them) or dispatched by the Company, the Acquiror or any Obligors to its creditors generally (or any class of them) or otherwise filed with the Securities and Exchange Commission of the US;

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect or any material regulatory claim, investigation or proceeding involving any member of the Group;

(c)	promptly upon becoming aware of the relevant claim, the details of any claim which is current, threatened or pending against the Vendor or any other person in respect of the Acquisition Documents and details of any disposal which will require a prepayment under Clause 9.5 (Mandatory Prepayment);

(d)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors and the Acquiror with the terms of any Transaction Security Documents;

(e)	promptly following any change to the membership or structure of the Group or the ownership of any member of the Group, a copy of the Group Structure Chart amended to reflect such change;

(f)	promptly following the Closing Date, a calculation of the Total Net Worth immediately following the Closing Date certified by two directors of the Company and, promptly following the occurrence of the Permitted Reorganisation, a calculation of the Total Net Worth immediately following the occurrence of the Permitted Reorganisation certified by two directors of the Company; and

(g)	promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to management of the Group and an up to date copy of its Shareholders’ register (or equivalent in its jurisdiction of incorporation)) as any Finance Party through the Agent may reasonably request.
21.8	Notification of default
(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).
21.9	Investigations
(a)	If an Event of Default has occurred and is continuing or if the Majority Lenders believe in good faith and on reasonable grounds that any financial statements or calculations provided by any member of the Group are inaccurate or incomplete in any material respect, the Agent (acting on the instructions of the Majority Lenders) may (following consultation with the Company as to the scope of the investigation):
(i)	instruct (or require the Company to instruct) the Auditors or another firm of accountants selected by the Agent to carry out an investigation into the affairs of the Group and/or the financial performance of the Group and/or the accounting and other reporting procedures and standards of the Group; and/or

(ii)	instigate such other investigations and commission such other reports (including, without limitation, legal and valuation reports) as the Agent (acting on the instructions of the Majority Lenders) shall reasonably require into the affairs of the Group, in each case, to the extent that the Agent (acting reasonably) considers them to be necessary to establishing the accuracy of such financial statements. The reasonable expense of any such investigations or reports shall be borne by the Company, unless the Company provides all information necessary to show that such financial statements or calculations are not materially inaccurate or incomplete prior to the exercise by the Agent of the rights specified in paragraph (i) or (ii) above following a request from the Agent made on reasonable notice. The Company shall take all reasonable steps to ensure that each of its Subsidiaries co-operates fully with any person conducting an investigation or preparing a report referred to in this paragraph (a).

(b)	If the Agent wishes to discuss the financial position of any member of the Group with the Auditors, the Agent may notify the Company, stating the questions or issues which the Agent wishes to discuss with the Auditors. In this event, the Company must ensure that the Auditors are authorised (at the expense of the Company):
(i)	to discuss the financial position of each member of the Group with the Agent on request from the Agent; and

(ii)	to disclose to the Agent for distribution to the Finance Parties any information which the Agent may reasonably request.
21.10	Use of websites
(a)	The Company and the Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders ( the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the “Designated Website”) if:
(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	each of the Company, Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Company and the Agent and capable of being posted on the Designated Website.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Company and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company and the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(c)	The Company shall promptly upon becoming aware of its occurrence notify the Agent if:
(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company and the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company and the Borrower shall comply with any such request within ten Business Days.
21.11	“Know your customer” checks
(a)	If:
(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the Acquiror after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. Without prejudice to the foregoing, each Obligor will provide to the Finance Parties its name, address and such other information as will allow each of the Finance Parties to identify such Obligor and its Subsidiaries to the extent necessary under the Financial Services Act 1996, the Patriot Act and any applicable Anti-Terrorism Laws.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)	If the accession of such Additional Guarantor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other checks in relation to any relevant person pursuant to the accession of such Subsidiary to this Agreement as an Additional Guarantor.
22.	FINANCIAL COVENANTS

22.1	Financial definitions: In this Agreement, unless the context requires otherwise, the following expressions shall have the following meanings, and each of the expressions shall refer to the position of the Group on a consolidated basis, unless the context otherwise requires and amounts shall not be double-counted:

“Borrowings” means Financial Indebtedness save for any Financial Indebtedness for or in respect of the items set out in paragraphs (j) or (l) (to the extent it relates to a guarantee of any of the items referred to in paragraph (j)) of the definition of Financial Indebtedness.

“Capital Expenditure” means any expenditure or obligation in respect of expenditure of the Group which should be treated as capital expenditure in the consolidated accounts of the Group in accordance with Accounting Principles and, to the extent any capital expenditure is financed by any finance lease, hire purchase or similar arrangement, including the capital element of any expenditure or obligation incurred in connection with such finance lease or similar arrangement.

“Cashflow” means, in respect of any Financial Quarter and without double counting any amount, EBITDA for that period:
(a)	less the aggregate of all Capital Expenditure paid by members of the Group during that period;

(b)	less any increase in the amount of Working Capital during that period;

(c)	less any extraordinary or exceptional items paid in cash (including any post-closing adjustments paid in cash by any member of the Group pursuant to the terms of the Acquisition Agreement) during that period;

(d)	less any Tax paid during that period by any member of the Group;

(e)	less any decrease in provisions and other non-cash credits, which are not Current Assets or Current Liabilities, taken into account in establishing EBITDA;

(f)	less (to the extent already included) the amount of any Disposal Proceeds and Acquisition Proceeds which are applied in prepayment of the Loans or provision of cash cover in accordance with this Agreement;

(g)	plus any decrease in Working Capital during that period;

(h)	plus any extraordinary or exceptional items received in cash during that period other than, but only to the extent not applied to mandatory prepayment of the Facility in accordance with this Agreement, any post closing adjustment payments pursuant to the Acquisition Agreement during the relevant period;

(i)	plus any Tax rebate received in cash during that period;

(j)	plus any increase in provisions and other non-cash debits and non-cash charges (which are not Current Assets or Current Liabilities) taken into account in establishing EBITDA; and

(k)	plus the amount of any dividends or other profit distributions (net of Tax) received in cash by any member of the Group during that period from companies which are not members of the Group and less any dividends or other distributions paid to minority shareholders of any member of the Group (other than the Company) or paid to any Restricted Person.

“Current Assets” means the aggregate of all inventory, trade and other receivables in respect of operating items of each member of the Group including sundry debtors (excluding cash at bank, Cash Equivalent Investments, cash on hand and Interest Receivable due to mature within 12 months of the date of computation) and excluding:
(a)	receivables in relation to Tax;

(b)	extraordinary items, exceptional items and other non-operating items;

(c)	insurance claims; and

(d)	amounts due from the Vendor in connection with the Acquisition.
“Current Liabilities” means the aggregate of all liabilities of each member of the Group falling due within 12 months of the date of computation (including trade and other creditors, accruals, provisions and prepayments) falling due within such 12 month period excluding:
(a)	interest payable and liabilities for borrowings;

(b)	liabilities for Tax;

(c)	extraordinary items, exceptional items and non-operating items;

(d)	insurance claims;

(e)	liabilities for dividends declared but not paid by the Company; and

(f)	amounts due to the Vendor in connection with the Acquisition.
“EBIT” means, in respect of any Financial Quarter, the consolidated profit on ordinary activities of the Group for such period:
(a)	before any deduction for corporation Tax or other Taxes on income or gains;

(b)	before any deduction for Interest Payable and any addition for Interest Receivable;

(c)	before taking into account any items which are extraordinary or exceptional items;

(d)	after deducting the amount of profit of any member of the Group (other than the Company) which is attributable to any third party (not being a member of the Group) which is a shareholder or partner in such member of the Group;

(e)	after deducting the amount of any profit of any investment or entity (which is not itself a member of the Group) in which any member of the Group has an ownership interest to the extent that the amount of such profit included in the financial statements of the Group exceeds the amount (net of applicable withholding tax) received in cash by members of the Group through distributions by such investment or entity;

(f)	after deducting any gain over book value arising in favour of a member of the Group on the disposal of any business or asset (not being any disposals made in the ordinary course of trading) during such period and any gain arising on any fair value revaluation of any business, asset or liability during such period;

(g)	after adding back any non-cash loss against book value incurred by a member of the Group on the disposal of any business or asset (not being any disposals made in the ordinary course of trading) during such period and any non-cash loss arising on any fair value revaluation of any business, asset or liability during such period;

(h)	before taking account of any realised and unrealised exchange gains and losses including those arising on the translation of Borrowings in a foreign currency; and

(i)	adding back (to the extent otherwise deducted) restructuring costs and transaction costs contemplated in the Structure Memorandum up to an amount not exceeding €100,000;
in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining profits of the Group from ordinary activities before Taxes.

“EBITDA” means, in respect of any Relevant Period or Financial Quarter, EBIT for such period adding back depreciation of tangible assets and amortisation of goodwill or intangible assets during that period, to the extent deducted in arriving at EBIT.

“Financial Month” means each monthly period by reference to which management accounts of the Group Companies are prepared.

“Financial Quarter” means each of the quarterly periods ending on 31 March, 30 June, 30 September and 31 December in each Financial Year by reference to which the quarterly management accounts of members of the Group are prepared.

“Financial Year” means each period ending on its Accounting Reference Date in respect of which annual audited consolidated financial statements of the Group are required to be prepared.

“Fixed Charge Cover” means the ratio of Cashflow to Total Debt Service.

“Interest Cover” means the ratio of EBITDA to Net Interest Payable.

“Interest Payable” means, in respect of any Relevant Period or Financial Quarter, interest, commission, fees, discounts, repayment and prepayment premia and other finance payments accrued in respect of any Borrowings of any member of the Group for that period whether paid or payable or capitalised:
(a)	including the amount of the discount element of any Borrowings amortised during that period;

(b)	excluding any obligation owed by any member of the Group to any other member of the Group;

(c)	including the interest element of payments on leases and other arrangements of the type referred to in paragraph (e) of the definition of Financial Indebtedness;

(d)	including any commission, discounts, repayment and prepayment premia and other finance payments payable by members of the Group under interest rate hedging arrangement in relation to that period;

(e)	excluding any accrued commission, discounts, repayment and prepayment premia and other finance payments payable to members of the Group under any interest rate hedging arrangement;

(f)	excluding amortisation of agreed restructuring costs or transaction costs, to the extent otherwise included; and

(g)	including the amount of cash dividends or other dividends paid by the Parent in that period.
“Interest Receivable” means, in respect of any Relevant Period or Financial Quarter, the amount of accrued interest, commission, fees, discounts, repayment and prepayment premia and other finance payments due and payable in cash to members of the Group (other than by other members of the Group) during such period whether or not paid.

“Model” means the financial model set out in Schedule 11 (Model).

“Net Interest Payable” means, in respect of any Relevant Period or Financial Quarter, the amount of Interest Payable less the amount of Interest Receivable during such period (excluding any such Interest Receivable which is capitalised or rolled-up or otherwise not currently payable in respect of the period and any Interest Receivable to the extent deemed irrecoverable).

“Relevant Cash Equivalent Investments” means Cash Equivalent Investments where securities or certificates would, if exchanged into cash, be freely and immediately available to be applied in repayment or prepayment of the Facility or in repayment or prepayment of Financial Indebtedness incurred by such member of the Group in the jurisdiction in which such Cash Equivalent Investments are held.

“Relevant Period” means a twelve month covenant testing period.

“Total Debt” means, at any time, the aggregate outstanding principal or capital amount of all Borrowings of the Group but:
(a)	excluding any Borrowings owed by one member of the Group to any other member of the Group; and

(b)	including in the case of finance leases and other items referred to in paragraph (d) of the definition of Financial Indebtedness only the capitalised value, and so that guarantees shall be excluded to the extent the guaranteed Financial Indebtedness has been taken into account and no amount shall be included or excluded more than once.

“Total Debt Service” means, in respect of any Relevant Period or Financial Quarter, the aggregate of:
(a)	Net Interest Payable for that period;

(b)	the aggregate of all scheduled repayments of the Facility falling due during that period (as adjusted as a result of any voluntary or mandatory prepayments); and

(c)	the aggregate of all scheduled repayments and all prepayments (whether voluntary or mandatory) of principal under the terms of any other Borrowings of any member of the Group (excluding any Borrowings between any member of the Group and any other member of the Group) falling due during that period:
(i)	including, without limitation, the capital element of any payments falling due in respect of any Borrowings falling within paragraph (e) of the definition of Financial Indebtedness; and

(ii)	excluding any repayment or prepayment of any overdraft, ancillary or revolving credit facility falling due during that period and capable of being simultaneously redrawn under the terms of the relevant facility, and so that no amount shall be included more than once.

“Total Leverage” means the ratio of Total Debt to EBITDA.

“Total Net Debt” means, at any time, Total Debt but deducting the aggregate amount of Cash and Relevant Cash Equivalent Investments held by any member of the Group at the relevant time.

“Total Net Leverage” means the ratio of Total Net Debt to EBITDA.

“Total Net Worth” means at a particular time:
(a)	the amount (including any share premium) for the time being paid up or credited as paid up on the issued share capital of the Acquiror (other than shares which are expressed to be redeemable);

(b)	plus the aggregate amount standing to the credit or minus the amount standing to the debit of the consolidated capital and revenue reserves of the Acquiror Group; and

(c)	plus the aggregate amount of accrued profits or minus the amount of accrued losses for previous Financial Years which have been carried forward plus (to the extent not otherwise included) the amount standing to the credit (or minus any amount standing to the debit) of the profit and loss account of the Acquiror Group;
less (but without double counting) any amount included in the above which is attributable to:

(i)	any dividends or other distributions declared, recommended or made by any member of the Acquiror Group (other than to another member of the Acquiror Group);

(ii)	interests of (if any) third party shareholders in any member of the Acquiror Group (other than the Borrower);

(iii)	any provisions made for Tax;

(iv)	the amount by which the net book value of any asset has been written up since 31 December, 2005 (or, in the case of a person becoming a member of the Acquiror Group after that date, the date on which that person became or becomes a member of the Acquiror Group) by way of revaluation or on its transfer from one member of the Acquiror Group to another; and

(v)	goodwill or other intangible assets;
but ignoring any variation in the credit or debit balance of the Acquiror Group consolidated profit and loss account since the date of the then latest audited consolidated balance sheet of the Acquiror Group except to the extent reflected in any later Acquiror Group consolidated profit and loss statement delivered to the Agent under Clause 21 (Information Undertakings).

“Working Capital” means on any date Current Assets less Current Liabilities on such date.

22.2	Financial condition

The Company shall ensure that:
(a)	Fixed Charge Cover: Fixed Charge Cover in respect of any three month period specified in column 1 below shall not be less than the ratio specified in column 2 below in respect of that three month period.

Column 1	Column 2
Three month period	Ratio
Period expiring:
30 September 2006	2.4:1
31 December 2006	0.0:1
31 March 2007	0.0:1
30 June 2007	1.4:1
30 September 2007	1.2:1
31 December 2007	4.8:1
31 March 2008	3.4:1
30 June 2008	3.6:1
30 September 2008	5.7:1

(b)	Interest Cover: Interest Cover in respect of any Relevant Period specified in column 1 below shall be or shall exceed the ratio specified in column 2 below in respect of that Relevant Period.

Column 1	Column 2
Relevant Period	Ratio
Period expiring:
30 September 2006	3.0:1
31 December 2006	1.6:1
31 March 2007	1.8:1
30 June 2007	2.0:1
30 September 2007	1.9:1
31 December 2007	3.8:1
31 March 2008	4.9:1
30 June 2008	5.8:1
30 September 2008	7.5:1
(c)	Total Leverage: Total Leverage in respect of any Relevant Period specified in column 1 below (being Total Debt as at the last day of such Relevant Period to EBITDA for that Relevant Period) shall not exceed the ratio specified in column 2 below in respect of that Relevant Period.

Column 1	Column 2
Relevant Period	Ratio
Period expiring:
30 September 2006	6.2:1
31 December 2006	9.9:1
31 March 2007	6.5:1
30 June 2007	6.2:1
30 September 2007	6.9:1
31 December 2007	4.0:1
31 March 2008	3.3:1
30 June 2008	2.8:1
30 September 2008	2.2:1

(d)	Minimum Net Worth: The Total Net Worth shall not on 31st December 2006 and any subsequent Quarter Date be less than 95% of the lower of:
(i)	€27 million; and

(ii)	the aggregate of €25 million and the Final Amount (as defined in the Warrant Document) provided that if, when the Minimum Net Worth for any test date falls to be calculated, such Final Amount has not been determined, paragraph (i) shall be applicable.
(e)	Total Net Leverage: Total Net Leverage in respect of any Relevant Period specified in column 1 below (being Total Net Debt as at the last day of such Relevant Period to EBITDA for that Relevant Period) shall not exceed the ratio specified in column 2 below in respect of that Relevant Period.

Column 1	Column 2
Relevant Period	Ratio
Period expiring
30 September 2006	1.0:1
31 December 2006	1.8:1
31 March 2007	1.8:1
30 June 2007	1.6:1
30 September 2007	1.7:1
31 December 2007	0.7:1
31 March 2008	0.4:1
30 June 2008	0.4:1
30 September 2008	0.1:1
(f)	Capital Expenditure:
(i)	The aggregate Capital Expenditure of the Group in respect of:
(A)	the period beginning on the date of this Agreement and ending on the expiry of the first Financial Year of the Company specified in column 1 below; and

(B)	each other Financial Year of the Company specified in column 1 below, shall not exceed the amount set out in column 2 below opposite that Financial Year.

Column 1	Column 2
Financial Year Ending	Maximum Expenditure
31st December 2006	€1,328,750
31st December 2007	€891,250
31st December 2008	€980,000
If in any Financial Year (the “Original Financial Year”) the amount of the Capital Expenditure is less than the maximum amount permitted for that Original Financial Year (the difference being referred to below as the “Unused Amount”), then the maximum expenditure amount set out in column 2 above for the immediately following Financial Year (the “Carry Forward Year”) shall be increased by an amount equal to the lowest of (1) the Unused Amount and (2) 50% of the maximum amount permitted for the Original Financial Year and (3) the amount which could have been utilised by way of additional Capital Expenditure in the Original Financial Year without causing a breach of the Cash Cover test during that Original Financial Year.

In any Carry Forward Year, the original amount specified in column 2 above shall be treated as having been incurred prior to any Unused Amount carried forward into such Carry Forward Year.

(ii)	The aggregate amount of the capital value of all assets of the Group in respect of which there is any liability under a finance lease or capital lease shall not at any time exceed €500,000.
22.3	Financial testing

The financial covenants set out in Clause 22.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 21.2 (Provision and contents of Compliance Certificate) provided that:
(a)	in the case of Interest Cover, for the first three test dates falling after the date of this Agreement, EBITDA and Net Interest Payable shall be calculated on the basis of EBITDA and Net Interest Payable for the period from 1st July 2006 until such test date; and

(b)	in the case of Total Leverage and Total Net Leverage, for the first three test dates falling after the date of this Agreement, EBITDA shall be calculated on the basis of EBITDA for the period from 1st July 2006 to such test date, annualised.
23.	GENERAL UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

Authorisations and compliance with laws

23.1	Authorisations

Each Obligor shall (and the Company shall procure that the Acquiror shall) promptly:
(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,
any Authorisation required under any law or regulation of a Relevant Jurisdiction to:
(i)	enable it to perform its obligations under the Finance Documents and the Acquisition Documents;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document or Acquisition Document; and

(iii)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.
23.2	Compliance with laws
(a)	Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all respects with all laws and regulations to which it may be subject where failure so to comply has or is reasonably likely to have a Material Adverse Effect.

(b)	Each Obligor shall (and the Company shall ensure that each member of the Group will) comply with all Anti-Terrorism Laws to which it may be subject.

(c)	Each Obligor shall (and the Company shall ensure that each member of the Group will) comply with the applicable laws or regulations relating to Margin Stock.

(d)	Each Obligor shall not (and the Company shall ensure that no member of the Group will) by act or omission become subject to any categories, laws or regulations described in Clause 20.30 (US government regulations).
23.3	Environmental compliance

Each Obligor shall (and the Company shall ensure that each member of the Group will):
(a)	comply with all Environmental Law to which it may be subject;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law to which it may be subject,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

23.4	Environmental claims

Each Obligor shall (through the Company), promptly upon becoming aware of the same, inform the Agent in writing of:
(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group, where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

23.5	Taxation
(a)	Each Obligor shall (and the Company shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:
(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 21.1 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect or to result in the creation of any Security ranking in priority to the Transaction Security.
(b)	No member of the Group may change its residence for Tax purposes.
Restrictions on business focus

23.6	Merger

No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction (other than the Permitted Reorganisation).

23.7	Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company, the Acquiror, the Obligors or the Group taken as a whole from that carried on at the date of this Agreement.

23.8	Acquisitions
(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will):
(i)	acquire a company or any shares, other equity-related investments or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.
(b)	Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:
(i)	a Permitted Acquisition; or

(ii)	a Permitted Transaction.
23.9	Joint ventures
(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no member of the Group will):
(i)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)	transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).
(b)	Paragraph (a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if such transaction is a Permitted Acquisition, a Permitted Disposal, a Permitted Loan or a Permitted Joint Venture.
23.10	Holding Companies

The Borrower shall not and the Company shall procure that the Acquiror shall not trade, carry on any business, own any assets or incur any liabilities except for:
(a)	the provision of administrative services (excluding treasury services) to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries;

(b)	ownership of shares in its Subsidiaries (and in the case of the Acquiror, its only direct Subsidiary shall be the Target), intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security provided that the Company shall procure that the Acquiror shall at all times after the date of this Agreement maintain a credit balance in the Dividend Account in an amount not less than €500,000;

(c)	any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.
Restrictions on dealing with assets and Security

23.11	Preservation of assets
(a)	Each Obligor shall (and the Company shall ensure that each member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

(b)	The Company shall procure that the Target does not undertake or incur any business, activities, acquisitions or liabilities which will materially reduce its cash or Cash Equivalent Investments except for the Permitted Reorganisation and the payment of dividends to the Acquiror for the purpose of making payments to the Lenders under this Agreement.

(c)	The Company shall ensure that each Regulated Entity maintains capital and liquidity sufficient at all times to comply with its Authorisations and the requirements of its regulators (including, without limitation, in relation to the Permitted Reorganisation).
23.12	Pari passu ranking

Each Obligor shall (and the Company shall procure that the Acquiror shall) ensure that at all times any claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies in the jurisdiction of incorporation or organisation of such Obligor or the Acquiror as the case may be.

23.13	Acquisition Documents
(a)	The Company shall procure that the Acquiror shall promptly pay all amounts payable to the Vendor under the Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by a member of the Group and where adequate reserves are set aside for any such payment).

(b)	The Company shall procure that the Acquiror and each relevant member of the Group shall, take all reasonable and practical steps to preserve and enforce its rights (or the rights of any other member of the Group) and pursue any claims and remedies arising under any Acquisition Documents.

(c)	The Company shall:
(i)	notify the Agent promptly of any material claim made by a Group Company under an Acquisition Document;

(ii)	promptly on request provide the Agent with reasonable details of that claim and its progress; and

(iii)	notify the Agent promptly upon that claim being resolved.
(d)	The Company shall keep the Agent informed as to the status and progress of the Acquisition.

(e)	Each Obligor shall (and the Company shall ensure that each member of the Group will) comply in all respects with all laws and regulations to which it may be subject under the Acquisition.

(f)	The Company shall keep the Agent informed and consult with it as to:
(i)	the terms and conditions of any assurance or undertaking proposed to be given by or on behalf of any member of the Group to any person for the purpose of obtaining any regulatory, competition and/or anti-trust Authorisation or clearance necessary or desirable in connection with the Acquisition; and

(ii)	any terms or conditions proposed in connection with any regulatory, competition and/or anti-trust Authorisation or clearance necessary or desirable in connection with the Acquisition.
23.14	Negative pledge

In this Clause 23.14, “Quasi-Security” means a transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:
(a)	No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Company shall ensure that no other member of the Group will):
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:
(i)	Permitted Security; or

(ii)	a Permitted Transaction.
23.15	Disposals
(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:
(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.
23.16	Arm’s length basis
(a)	Except as permitted by paragraph (b) below, no Obligor shall (and the Company shall ensure no member of the Group will) enter into any transaction with:
(i)	any person except on arm’s length terms and for full market value; and

(ii)	any Restricted Person,
which has a value in excess of €500,000 or which results in the aggregate value of all such transactions exceeding €2 million.

(b)	The following transactions shall not be a breach of this Clause 23.16:
(i)	intra-Group loans permitted under Clause 23.17 (Loans or credit);

(ii)	fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent; and

(iii)	any Permitted Transactions.
Restrictions on movement of cash — cash out

23.17	Loans or credit
(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:
(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.
23.18	No Guarantees or indemnities
(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a guarantee which is:
(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.
23.19	Dividends and share redemption
(a)	Except as permitted under paragraph (b) below, the Company shall not (and will ensure that no other member of the Group will):
(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Company; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.
(b)	Paragraph (a) above does not apply to a Permitted Transaction (other than one referred to in paragraph (c) of the definition of that term).
23.20	Shareholder Indebtedness

The Company shall ensure that at all times all Shareholder Indebtedness is subordinated to all amounts payable under the Finance Documents, on a basis approved by the Agent, and shall not (and will ensure that no other member of the Group will):

(a)	repay or prepay any principal amount (or capitalised interest) outstanding under any Shareholder Indebtedness;

(b)	pay any interest, fee or charge accrued or due under any Shareholder Indebtedness;

(c)	purchase, redeem, defease or discharge any Shareholder Indebtedness; or

(d)	take any action which would prejudice the subordination of any Shareholder Indebtedness.
Restrictions on movement of cash — cash in

23.21	Financial Indebtedness
(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:
(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.
23.22	Share capital

No Obligor shall (and the Company shall ensure no member of the Group will) issue any shares except pursuant to:
(a)	a Permitted Share Issue; or

(b)	a Permitted Transaction.
Miscellaneous

23.23	Insurance
(a)	Each Obligor shall (and the Company shall ensure that each member of the Group will) maintain at its own expense fidelity and other insurances on and in relation to its business and assets against such risks, in such amounts and to such extent as would be prudent for companies owning, possessing or leasing similar assets and carrying on a business of a substantially similar size and nature and operating in the same locations as those of such members of the Group or which are required by law or regulation. Such insurances must:
(i)	provide coverage against business interruption and loss of profits, fidelity and other matters customary for Regulated Entities, fire, terrorism (to the extent that such cover is available on commercially viable terms), public liability, professional indemnity, pollution and third-party property damage liability but subject to any exclusions typical for insurances of this type; and

(ii)	be in compliance with other insurance obligations binding on such members of the Group such as under any leases of material property to which such members of the Group are party where failure to do so could lead to forfeiture of such lease.
(b)	All insurances must be with reputable independent insurance companies or underwriters.

(c)	Each Obligor will, and will procure that each of its Subsidiaries will:
(i)	supply to the Agent promptly following its request copies of each policy or certificate for insurance required to be maintained in accordance with paragraph (a) above, together with copies of the current premium receipts relating thereto, and use all reasonable endeavours to procure that the insurer undertakes to the Agent to notify the Agent within 30 days (or such other period as may be agreed between the Agent and the insurer) should any sum payable by a member of the Group under such insurance not be paid or give no less than 30 days’ notice (or such other period as may be agreed between the Agent and the insurer) should the insurer intend to cancel, lapse or avoid such policy;

(ii)	promptly notify the Agent in writing of any material change to its insurance coverage from time to time; and

(iii)	promptly notify the Agent in writing of any claim or notification made to its insurers under any of its insurance policies which is for, or is reasonably likely to result in, a claim under such policy for an amount in excess of €500,000 (or its equivalent in other currencies).
(d)	If any Obligor (or any other member of the Group) fails to purchase or maintain any insurance required by this Clause 23.23 (Insurance), the Agent may purchase such insurance as may be necessary to remedy any such failure and each Obligor shall (and the Company shall ensure that each member of the Group will) indemnify the Agent on demand against any costs or expenses properly incurred by it in purchasing any such insurance.
23.24	Pensions
(a)	The Company shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of their employees are fully funded to the extent required by law based on reasonable actuarial assumptions applicable in the jurisdiction in which the relevant pension scheme is maintained.

(b)	The Company shall ensure that no member of the Group is or has been at any time an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are under in Sections 39 or 43 of the Pensions Act 2004) such an employer.

(c)	The Company shall deliver to the Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Company), actuarial reports in relation to all pension schemes mentioned in (a) above.

(d)	The Company shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes mentioned in (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).
23.25	Access

If a Default is continuing or the Agent reasonably suspects a Default is continuing or may occur, each Obligor shall, and the Company shall ensure that each member of the Group will, (not more than once in every Financial Year unless the Agent reasonably suspects a Default is continuing or may occur) permit the Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or Company to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with management of the Company.

23.26	Intellectual Property

Each Obligor shall and the Company shall procure that each Group member will:
(a)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

(b)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)	not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(e)	not discontinue the use of the Intellectual Property.
23.27	Amendments

No Obligor shall (and the Company shall ensure that no member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document (save for a non-material term of an Acquisition Document) or any other document delivered to the Agent pursuant to Clauses 4.1 (Initial conditions precedent) (including without limitation the constitutional documents of the

Borrower, the Acquiror, the Target and each of the other Obligors) or Clause 25 (Changes to the Lenders and the Obligors) or enter into any agreement with any shareholders of the Company or any of their Affiliates which is not a member of the Group except in writing:
(a)	in accordance with the provisions of Clause 35 (Amendments and Waivers); or

(b)	with the prior written consent of the Lenders; or

(c)	after the Closing Date in the case of a document other than a Finance Document, in a way which could not be reasonably expected materially and adversely to affect the interests of the Lenders.

(d)	The Company shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in paragraphs (a) to (c) above.
23.28	Financial assistance

Each Obligor shall (and the Company shall procure each member of the Group will) comply in all respects with Sections 151 to 158 of the United Kingdom Companies Act 1985 and any equivalent legislation in other jurisdictions, in each case as applicable, including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

23.29	Group bank accounts

If the Majority Lenders so require by notice in writing, the Company shall ensure that within 30 days of the date of any such notice all bank accounts of the Obligors and such other members of the Group as the Majority Lenders may require shall be opened and maintained with a Finance Party or an Affiliate of a Finance Party and, in the case of an Obligor, are subject to valid Security under the Transaction Security Documents.

23.30	Treasury Transactions

No Obligor shall (and the Company will procure that no members of the Group will) enter into any Treasury Transaction, other than:
(a)	spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(b)	any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group for a period of not more than six months and not for speculative purposes.
23.31	Guarantors
(a)	The Company shall ensure that at all times after the Acquisition Signing Date, the aggregate assets, the aggregate net assets and aggregate turnover (after Tax) of the Guarantors and the Acquiror (in each case calculated on an unconsolidated basis and excluding all intra-group items) represents not less than 80 per cent. of consolidated turnover (after Tax) of the Group.

(b)	The Company need only perform its obligations under paragraph (a) above if it is not unlawful for the relevant person to become a Guarantor and that person becoming a Guarantor would not result in personal liability for that person’s directors or other management. Each Obligor must use, and must procure that the relevant person uses, all reasonable endeavours lawfully available to avoid any such unlawfulness or personal liability. This includes agreeing to a limit on the amount guaranteed. The Agent may (but shall not be obliged to) agree to such a limit if, in its opinion, to do so would avoid the relevant unlawfulness or personal liability.
23.32	Further assurance
(a)	Each Obligor shall (and the Company shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):
(i)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)	to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor or the Acquiror located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.
(b)	Each Obligor shall (and the Company shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.
23.33	Permitted Reorganisation and Rooftop Sale
(a)	The Company shall ensure that the Permitted Reorganisation and the Rooftop Sale are completed as soon as practicable and in any event in the case of the Permitted Reorganisation prior to 31st March 2007 and in the case of the

Rooftop Sale prior to 31st December, 2008. The Permitted Reorganisation shall be completed in accordance with the steps set out at Transaction 1, Transaction 2 and Transaction 3 (as each are defined in the BT Treasury Letter) in the Structure Memorandum which Structure Memorandum may not be amended without the prior written consent of the Agent.

(b)	Prior to the completion of the Permitted Reorganisation and of the Rooftop Sale:
(i)	the Company shall keep the Agent informed as to the progress of such matters at such intervals as the Agent may specify (or upon request from the Agent); and

(ii)	the Company shall take all such steps as may be necessary or appropriate to preserve or enhance the value of the Crown Northcorp Limited and its relevant subsidiaries and investments to be sold to the Target in accordance with the Permitted Reorganisations and Rooftop Holding Limited and to minimise the tax and other liabilities arising in connection therewith.
(c)	The Company shall promptly obtain all such Authorisations as may be required for the purposes of the Permitted Reorganisation and the Rooftop Sale.
23.34	ERISA reporting requirements

Each Obligor shall (and the Company shall ensure that each relevant member of the Group will):
(a)	ERISA Events and ERISA Reports: (i) promptly and in any event within 10 days after such Obligor or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, deliver to the Agent a statement of the finance director of the Company describing such ERISA Event and the action, if any, that such Obligor or such ERISA Affiliate has taken and proposes to take with respect thereto, and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to section 4010 of ERISA, deliver to the Agent a copy of such records, documents and information;

(b)	Plan Terminations: promptly and in any event within five Business Days after receipt thereof by any Obligor or any ERISA Affiliate, deliver to the Agent copies of each written notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(c)	Plan Annual Reports: promptly upon the written request of the Agent, deliver to the Agent copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) most recently filed by it with the Employee Benefits Security Administration of the United States with respect to each Plan; and

(d)	Multiemployer Plan Notices: promptly and in any event within five Business Days after receipt thereof by it or any ERISA Affiliate from the sponsor of a Multiemployer Plan, deliver to the Agent copies of each written notice concerning:
(i)	the imposition of Withdrawal Liability by any such Multiemployer Plan;

(ii)	the reorganisation or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan; or

(iii)	the amount of liability incurred, or that may be incurred, by such Obligor or any ERISA Affiliate in connection with any event described in paragraph (i) or (ii) above.
23.35	Interest Reserve Account

The Borrower shall promptly convert the US$2,500,000 credited to the initial Interest Reserve Account into Euro once it is no longer in the initial Interest Reserve Account, upon the request of the Agent. No amounts shall be withdrawn from the Interest Reserve Account and the amounts credited to such account shall not be dealt with in any way except to pay the arrangement fee described in Clause 13.1 (Arrangement Fee) and to pay interest under Clause 10.2 (Payment of Interest).

23.36	Conditions Subsequent in relation to Warrants

The Company and the Agent shall use their reasonable endeavours in good faith to agree forms of the Warrant Agreement and each of the other Warrant Documents and the constitutional documents of the Acquiror. As soon as possible and in any event within five Business Days after the forms of such documentation are agreed, the Company shall procure that:
(a)	the Warrant Agreement and each of the other Warrant Documents, each in the agreed form, are duly executed and delivered by all the parties thereto and all the Warrants provided for thereunder are duly and validly issued to the Arranger or an affiliate of the Arranger, nominated by the Arranger;

(b)	the constitutional documents of the Acquiror are in the agreed form; and

(c)	the Agent receives in such form and with such substance as it shall consider satisfactory such evidence of corporate, shareholder and other authorisations and approvals and filings and such legal opinions as it shall consider appropriate in the context of the execution and delivery of the Warrant Documents, any amendments to the constitutional documents of the Acquiror and the issue of the Warrants.
23.37	Conditions Subsequent in relation to German and Dutch Transaction Security
(a)	The Borrower and the Acquiror shall execute and deliver to the Agent, and the Company shall procure that the Borrower and the Acquiror shall execute and deliver to the Agent, all of the documents and evidence listed in Part III of Schedule 2 (Conditions Precedent), as soon as possible and in any event no later than 10 Business Days after the date of this Agreement (except in the case of the execution and delivery of the Assignment Agreement referred to in paragraph 8 of Part III of Schedule 2 (Conditions Precedent) which shall be as soon as possible and in any event no later than 10 Business Days after the obtaining of the Vendor’s consent to such Assignment Agreement), each in a form and substance satisfactory to the Agent.

(b)	The Borrower undertakes that it will make and give, and the Company undertakes that it will procure that the Borrower and the Acquiror make and give (i) all filings, registrations and notices that are necessary to create and/or perfect any Transaction Security to be created in accordance with paragraph (a) above and (ii) all reasonable endeavours to obtain the consent of the Vendor to the Assignment Agreement referred to above.
23.38	Conditions Subsequent in relation to Reliance Letters

The Company shall use its best endeavours to procure that there is delivered to the Agent as soon as practicable after the date of this Agreement:
(a)	reliance letters, in form and substance satisfactory to the Agent, in relation to the PWC valuation report referred to in paragraph 5(i) of Part I of Schedule 2, the Legal Due Diligence Report and the Structure Memorandum;

(b)	a copy of the final PWC valuation report referred to in paragraph 5(i) of Part I of Schedule 2; and

(c)	a revised opinion of Dechert LLP covering enforceability of judgements and choice of law on a basis satisfactory to the Agent.
23.39	Dividend Account

The Company shall procure that the Acquiror shall promptly pay all:
(a)	dividends, charges, fees or other distributions; and

(b)	interest on any unpaid dividend, charge, fee or other distribution, received by the Acquiror in cash from the Target or of the Target’s Subsidiaries on or in respect of the Target’s or the Target’s Subsidiaries’ share capital into the Dividend Account.

24.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 24 is an Event of Default.

24.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:
(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and
(b)	payment is made within five Business Days of its due date.
24.2	Financial covenants and other obligations
(a)	Any requirement of Clause 22 (Financial covenants) is not satisfied or an Obligor does not comply with the provisions of Clauses 21 (Information Undertakings) and/or Clause 23.14 (Negative pledge) or 23.21 (Financial Indebtedness) or 23.36 (Conditions Subsequent in relation to Warrants) or 23.37 (Conditions Subsequent in relation to German and Dutch Transaction Security).

(b)	An Obligor or the Acquiror does not comply with any provision of any Transaction Security Document.

(c)	The Company does not comply with its obligations under the Engagement Letter.
24.3	Other obligations
(a)	An Obligor or the Acquiror does not comply with any provision of the Finance Documents (other than those referred to in Clause 24.1 (Non-payment) and Clause 24.2 (Financial covenants and other obligations)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Agent giving notice to the Company, the Acquiror or relevant Obligor or the Company, the Acquiror or an Obligor becoming aware of the failure to comply.
24.4	Misrepresentation
(a)	Any representation or statement made or deemed to be made by an Obligor or the Acquiror in the Finance Documents or any other document delivered by or on behalf of any Obligor or the Acquiror under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Agent giving notice to the Company, the Acquiror or the relevant Obligor or the Company, the Acquiror or an Obligor becoming aware of the failure to comply.
24.5	Cross default
(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)	Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than €500,000 (or its equivalent in any other currency or currencies).
24.6	Insolvency
(a)	A member of the Group is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

(d)	The Acquiror gives notice under section 36(2) of the Dutch 1990 Tax Collection Act (Invorderingswet 1990) separately or in conjunction with section 60 of the Dutch Act on the Financing of Social Insurance (Wet Financiering sociale verzekeringen).
24.7	Insolvency proceedings
(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:
(i)	the suspension of payments, a moratorium of any indebtedness, bankruptcy, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(iii)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(iv)	enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction.
(b)	Paragraph (a) shall not apply to:
(i)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement or, if earlier, the date on which it is advertised; or

(ii)	any step or procedure contemplated by paragraph (c) of the definition of Permitted Transaction.
24.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a member of the Group having an aggregate value of €500,000 and is not discharged within 21 days.
24.9	Unlawfulness and invalidity
(a)	It is or becomes unlawful for an Obligor or the Acquiror to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful.

(b)	Any obligation or obligations of any Obligor or the Acquiror under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.
24.10	Cessation of business

Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a Permitted Disposal or a Permitted Transaction.
24.11	Change of ownership

(a)	An Obligor (other than the Company) or the Acquiror ceases to be a wholly-owned Subsidiary of the Company; or

(b)	After the Closing Date, the Target and its Subsidiaries cease to be wholly-owned Subsidiaries of the Company, except, in either case, as a result of a disposal which is a Permitted Disposal or a Permitted Transaction.
24.12	Audit qualification

The Auditors of the Group qualify the audited annual consolidated financial statements of the Company.

24.13	Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets.

24.14	Repudiation and rescission of agreements
(a)	An Obligor or the Acquiror (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security to which it is a party or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security to which it is a party.

(b)	Any party to the Acquisition Documents or the Warrant Documents rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.
24.15	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which has or is reasonably likely to have a Material Adverse Effect.

24.16	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

24.17	ERISA Event of Default
(a)	Any ERISA Event shall have occurred and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Obligors and the ERISA Affiliates related to such ERISA Event) exceeds €500,000 (or its equivalent in other currencies).

(b)	Any Obligor or any ERISA Affiliate shall have been notified in writing by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Obligors and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds €500,000 (or its equivalent in other currencies) or requires payments exceeding €500,000 (or its equivalent in other currencies) per annum.

(c)	Any Obligor or any ERISA Affiliate shall have been notified in writing by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganisation or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganisation or termination the aggregate annual contributions of the Obligors and the ERISA Affiliates to all Multiemployer Plans that are then in reorganisation or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganisation or termination occurs by an amount exceeding €500,000 (or its equivalent in other currencies).
24.18	Acceleration
(a)	On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:
(i)	cancel the Total Commitments at which time they shall immediately be cancelled;

(ii)	declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(iii)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(iv)	declare that cash cover in respect of the Letter of Credit is immediately due and payable at which time it shall become immediately due and payable;

(v)	declare that cash cover in respect of the Letter of Credit is payable on demand at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders;

(vi)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.
(b)	In the event of a declaration pursuant to paragraph (a)(ii) or (a)(iv) or demand as provided for under (a)(iii) or (a)(v) above, the Borrower shall, within three Business Days of such declaration or demand, pay to the Agent a sum calculated using the formula:

VP x (M x	N 360)

1 + (Discount Rate x	N 360)

where

VP = the amount notified to the Borrower as due and payable pursuant to paragraph (a)(ii), (a)(iii), (a)(iv) or (a)(v) above.

M = the Margin on the date of such declaration or demand.

N = the number of days between the date of notification of the Borrower by the Agent of the amount due and payable and the Make Whole Date.

Discount Rate = EURIBOR in relation to the declaration or demand date.
24.19	US Bankruptcy

Notwithstanding Clause 24.18 (Acceleration), upon the actual or deemed entry of an order for relief under the US Bankruptcy Code with respect to any US Obligor, the Facility shall cease to be available to such Obligor, all Utilisations outstanding to such Obligor, and all other amounts owed by such Obligor under the Finance Documents, shall become immediately due and payable, in each case automatically and without any further action by any party hereto.

SECTION 9
CHANGES TO PARTIES
25.	CHANGES TO THE LENDERS AND OBLIGORS

25.1	Assignments and transfers by the Lenders

Subject to this Clause 25, a Lender (the “Existing Lender”) may:
(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,
under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).
25.2	Conditions of assignment or transfer
(a)	An Existing Lender must consult with the Company for not more than two Business Days before it makes an assignment or transfer under Clause 25.1 (Assignment and transfer by the Lenders), but the consent of the Company and the Borrower is not required for an assignment or transfer by a Lender unless it is to a person whose principal business is in competition with the principal business of the Company, in which case the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed and to be deemed given if no response is received within three Business Days of consent being requested) shall be required for such assignment or transfer. However no consent or consultation is required if the assignment or transfer is:
(i)	to another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund (the “first fund”), to a fund which is managed or advised by the same investment manager or adviser as the first fund or, if it is managed by a different investment manager or adviser, a fund whose investment adviser or manager is an Affiliate of the investment manager or adviser of the first fund;

(iii)	made at a time when an Event of Default is continuing.
(b)	The consent of the Issuing Bank is required for an assignment or transfer by a Lender if the Letter of Credit is outstanding.

(c)	An assignment will only be effective on:
(i)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(ii)	the recordation of such assignment on the Register pursuant to Clause 25.11 (The Register);

(iii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(iv)	compliance with the procedure set out in Clause 25.6 (Procedure for assignment).
(d)	A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.

(e)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor or, at the procurement of the Company, the Acquiror would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15.1 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.
25.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of €1,500.

25.4	Limitation of responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor or the Acquiror;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded.
(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:
(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor, the Acquiror and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor, the Acquiror and their related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.
(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or, at the procurement of the Company, the Acquiror of its obligations under the Transaction Documents or otherwise.
25.5	Procedure for transfer
(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when (i) the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender; and (ii) the transfer is recorded on the Register. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and record the transfer on the Register.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors, the Acquiror and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors, at the procurement of the Company, the Acquiror and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor, the Acquiror or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor, the Acquiror and the Existing Lender;

(iii)	the Agent, the Arranger, the New Lender, the Security Agent, the Issuing Bank and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger, the Security Agent, the Issuing Bank and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.
25.6	Procedure for assignment
(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when (i) the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender and (ii) the transfer is recorded on the Register. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement and record the transfer on the Register.

(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender upon its completion of all “know your customer” or other checks relating to any person that it is required to carry out in relation to the assignment to such New Lender.

(c)	On the Transfer Date:
(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction

Security expressed to be the subject of the assignment in the Assignment Agreement;
(ii)	the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.
(d)	Lenders may utilise procedures other than those set out in this Clause 29.6 to assign their rights under the Finance Documents provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment or transfer).
25.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

25.8	Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:
(a)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

(b)	with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor or the Acquiror; or

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation, any information about any Obligor, the Acquiror, the Group and the Finance Documents as that Lender shall consider appropriate if in relation to paragraph (a) or (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.
25.9	Assignment and transfers by Obligors

No Obligor, nor, at the procurement of the Company, the Acquiror may assign any of its rights or transfer any of its rights or obligations under the Finance Documents to which it is a party.

25.10	Additional Guarantors
(a)	The Company shall ensure that each member of the Group identified in Part IV of Schedule 2 (Conditions Precedent) as an Additional Guarantor shall become an Additional Guarantor and shall grant the Transaction Security identified opposite the name of that member of the Group in Part IV of Schedule 2 (Conditions Precedent) on or prior to the date specified in Part IV of that Schedule.

(b)	Subject to the limitations described in Clause 23.31(b) (Guarantors), the Company shall procure that any other member of the Group shall, as soon as possible after becoming a Subsidiary of the Company, shall become an Additional Guarantor and grant Security as the Agent may require.

(c)	A member of the Group shall become an Additional Guarantor if:
(i)	the Company and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter; and

(ii)	the Agent has received all of the documents and other evidence listed in Part II and, if applicable, Part III of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.
(d)	The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II and, if applicable, Part III of Schedule 2 (Conditions Precedent)
25.11	The Register
(a)	The Agent, acting solely for this purpose as the agent of the Obligors and at the procurement of the Company, the Acquiror, shall maintain at its address referred to in Clause 31 (Notices):
(i)	a copy of each notice and confirmation referred to in Clause 25.2 (Conditions of assignment or transfer) and each Transfer Certificate and Assignment Agreement referred to in Clause 25.5 (Procedure for transfer) or 25.6 (Procedure for assignment) delivered to and accepted by it; and

(ii)	a register for the recording of the names and addresses of the Lenders and the Commitment of, and principal amount owing to, each Lender from time to time (the “Register”).
The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Obligors, at the procurement of the Company, the Acquiror, the Agent, the Security Agent, the Issuing Bank and the Lenders shall treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Obligor or, at the procurement of the Company, the

Acquiror at any reasonable time and from time to time upon reasonable prior notice.
(b)	Each Party to this Agreement irrevocably authorises the Agent to make the relevant entry in the Register on its behalf for the purposes of this Clause 25.11 (The Register) without any further consent of, or consultation with, such Party.
25.12	Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (c) of Clause 20.33 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

SECTION 10
THE FINANCE PARTIES
26.	ROLE OF THE AGENT, SECURITY AGENT, THE ARRANGER, THE ISSUING BANK AND OTHERS

26.1	Appointment of the Agent and Security Agent
(a)	Each of the Arranger, the Lenders and the Issuing Bank appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Arranger, the Lenders and the Issuing Bank authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)	Each of the Finance Parties hereby appoints the Security Agent to act as security agent and trustee in connection with the Finance Documents and authorises the Security Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Security Agent by the terms of the Finance Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. Without limitation to the foregoing, each Finance Party, by executing this Agreement, irrevocably appoints the Security Agent to act as its agent under and in connection with the Security Documents and irrevocably authorises the Security Agent on its behalf to execute such Security Documents.

(d)	Each Finance Party (other than, in each case, the appointee) authorises each of the Agent and the Security Agent to:
(i)	execute each Finance Document to which it is expressed to be a party in its name and on its behalf and to enter into any agreements or other documents or certificates incidental or ancillary thereto; and

(ii)	appear before any public notaries, registrars, public officers, courts and governmental authorities to file any necessary documents and to take such action as may be required to give full effect to this Clause 26.1(d).
26.2	Duties of the Agent and Security Agent
(a)	Each of the Security Agent and the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or Security Agent, as the case may be, for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	If the Agent or the Security Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d)	If the Agent or the Security Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(e)	The Agent, acting solely for this purpose as the agent of the Obligors and, at the procurement of the Company, the Acquiror, shall maintain the Register as provided in Clause 25.11 (The Register).

(f)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.
26.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4	No fiduciary duties
(a)	Nothing in this Agreement constitutes the Agent, the Arranger, the Security Agent or the Issuing Bank as a fiduciary of any other person.

(b)	None of the Agent, the Security Agent, the Arranger or the Issuing Bank shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
26.5	Business with the Group

The Agent, the Security Agent, the Issuing Bank and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.6	Rights and discretions of the Agent, Security Agent, Issuing Bank and Arranger
(a)	Each of the Security Agent and the Agent may rely on:
(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.
(b)	Each of the Security Agent and the Agent may assume (unless it has received notice to the contrary in its capacity as agent or security agent for the Lenders) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised;

(iii)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors and, at the procurement of the Company, the Acquiror; and

(iv)	any Transaction Security created under any Transaction Security Document is legal, valid and enforceable and creates a valid security interest in favour of the Finance Parties without any obligations for the Security Agent to carry out any specific or independent investigation unless otherwise provided under this Agreement.
(c)	Each of the Security Agent and the Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	Each of the Security Agent and the Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	Each of the Security Agent and the Agent may disclose to any other Party any information it reasonably believes it has received as agent or security agent under this Agreement.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent, the Issuing Bank or the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(g)	Each of the Security Agent and the Agent shall be at liberty to place any Finance Document and any other instruments, documents or deeds delivered to it pursuant thereto or in connection therewith for the time being in its possession in any safe deposit, safe or receptacle selected by the Security Agent or the Agent, as the case may be, or with any bank, any company whose business includes undertaking the safe custody of documents or any firm of lawyers of good repute and, in the absence of gross negligence or wilful default on the part of the Security Agent or the Agent it shall not be responsible for any loss thereby incurred.

(h)	Each of the Security Agent and the Agent may, whenever it thinks fit, delegate by power of attorney, appointment of agent or otherwise to any person or persons selected by it with reasonable care all or any of the rights, trusts, powers, authorities and discretions vested in it by any Finance Document and such delegation may be made upon such terms and subject to such conditions and subject to such regulations as the Security Agent or the Agent, as the case may be, may think fit and neither the Security Agent nor the Agent shall be bound to supervise the proceedings or (in the absence of gross negligence or wilful default on the part of the Security Agent or the Agent, as the case may be,) be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate.

(i)	Each of the Security Agent and the Agent and every attorney, agent or other person appointed by it under any Finance Document may indemnify itself or himself out of the Trust Property against all of the Agent’s and Security Agent’s liabilities and/or in respect of any other matter or thing done or omitted to be done in any way relating to any Finance Document or by law and/or acting as Security Agent or Agent unless the liability is caused by the gross negligence or wilful misconduct of the Security Agent or Agent.
(j)	The Security Agent and the Agent shall each have power to institute, prosecute and defend any suits or actions or other proceedings affecting the Agent or the Security Agent respectively or the Trust Property and to compromise any matter or difference or submit any such matter to arbitration and to compromise or compound any debts owing to the Agent or the Security Agent respectively as such agent or security agent or any other claims against it upon such evidence as the Agent or the Security Agent, as the case may be, as shall deem sufficient and to make partition upon such terms as the Agent or the Security Agent, as the case may be, shall deem desirable.
(k)	Save as otherwise expressly provided herein, each of the Security Agent and the Agent shall have absolute discretion as to the exercise or non exercise (and as to the manner and time of any such exercise) of all rights, trust, powers, authorities and discretions vested in it by any of the Finance Documents but shall be entitled to refrain from exercising any right, power or discretion vested in it as agent or trustee under any Finance Document unless and until instructed by the Majority Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised and (in the absence of gross negligence or wilful default on the part of the Agent or Security Agent, as the case may be) shall not be responsible for any loss occasioned by such exercise or non exercise.
(l)	At any time after the Security Documents have become enforceable in accordance with their respective terms, each of the Security Agent and the Agent shall have power to give or enter into any indemnity, warranty, guarantee, undertaking or covenant or to enter into any type of agreement as it shall, with the approval of the Majority Lenders and subject to all other provisions of the Finance Documents, think fit in relation to the Trust Property.
26.7	Majority Lenders’ instructions
(a)	Unless a contrary indication appears in a Finance Document, each of the Security Agent and the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)	Each of the Security Agent and the Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent or the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent and the Security Agent may refrain from exercising any right, power or discretion vested in it as agent hereunder unless and until instructed by the Majority Lenders as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.
26.8	Responsibility for documentation
None of the Agent, the Security Agent, the Arranger or the Issuing Bank:
(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Security Agent, the Issuing Bank, an Obligor, at the procurement of the Company, the Acquiror or any other person given in or in connection with any Finance Document or the Reports or the transactions contemplated by the Finance Documents ; or

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.
26.9	Exclusion of liability
(a)	Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 29.10 (Disruption to Payment Systems etc.), neither the Issuing Bank, the Security Agent nor the Agent will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party (other than the Agent, the Security Agent or the Issuing Bank) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent or the Issuing Bank in respect of any claim it might have against the Agent, the Security Agent or the Issuing Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Agent, the Security Agent or the Issuing Bank may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

(c)	Neither the Agent nor the Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent if the Agent or the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent, the Security Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent, the Security Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Security Agent or the Arranger.

(e)	Neither the Agent nor the Security Agent shall be bound to enquire as to (i) whether or not any representation made or deemed to be made by an Obligor in connection with the Finance Documents is true, (ii) the occurrence or otherwise of any Default, (iii) the performance by an Obligor or the Acquiror of its obligations under the Finance Documents or (iv) any breach of or default by an Obligor or the Acquiror of or under its obligations under the Finance Documents;
26.10	Lenders’ indemnity to the Agent or the Security Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent or the Security Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent or the Security Agent (otherwise than by reason of the Agent’s or the Security Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 29.10 (Disruption to Payment Systems etc.) notwithstanding the Agent’s or the Security Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent or the Security Agent) in acting as Agent or the Security Agent under the Finance Documents (unless the Agent or the Security Agent has been reimbursed by an Obligor or the Acquiror pursuant to a Finance Document).
26.11	Resignation of the Agent and Security Agent

(a)	Each of the Agent and Security Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Company.

(b)	Alternatively the Agent or the Security Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent or Security Agent as the case may be.

(c)	If the Majority Lenders have not appointed a successor Agent or Security Agent as the case may be in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent or Security Agent as the case may be (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)	The retiring Agent or Security Agent as the case may be shall, at its own cost, make available to the successor Agent or Security Agent as the case may be such documents and records and provide such assistance as the successor Agent or Security Agent as the case may be may reasonably request for the purposes of performing its functions as Agent or Security Agent as the case may be under the Finance Documents.

(e)	The Agent’s or Security Agent’s, as the case may be, resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent or Security Agent as the case may be shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	After consultation with the Company, the Majority Lenders may, by notice to the Agent or Security Agent as the case may be, require it to resign in accordance with paragraph (b) above. In this event, the Agent or Security Agent as the case may be shall resign in accordance with paragraph (b) above.
26.12	Confidentiality
(a)	In acting as agent or security agent for the Finance Parties, each of the Agent and the Security Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent or the Security Agent, it may be treated as confidential to that division or department and the Agent and the Security Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, the Security Agent or the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.
26.13	Relationship with the Lenders
(a)	The Agent and the Security Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formula).

(c)	Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

(d)	The Security Agent shall be entitled to, and shall, carry out all dealings with the other Finance Parties through the Facility Agent and shall be entitled to rely on the Agent’s certificate as to the entitlement of all or any of the Finance Parties.

(e)	Each of the Obligors hereby waives, to the extent permitted under applicable law, all rights it may otherwise have to require that the Transaction Security created pursuant to the Finance Documents be enforced in any particular order or manner.
26.14	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor or, at the procurement of the Company, the Acquiror for information supplied by it or on its behalf in connection with any Finance Document, each Lender and the Issuing Bank confirms to the Agent, the Security Agent, the Issuing Bank and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of the Reports and any information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person, in or to, or the value or sufficiency of the Charged Property, the priority of any of the Transaction Security or existence of any Security affecting the Charged Property.
26.15	Agent’s and the Security Agent’s Management Time
Any amount payable to the Agent or the Security Agent under Clause 16.3 (Indemnity to the Agent), Clause 18 (Costs and expenses) and Clause 26.10 (Lenders’ indemnity to the Agent or the Security Agent) shall include the cost of utilising the Agent’s or the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or Security Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent or Security Agent under Clause 13 (Fees).
26.16	Deduction from amounts payable by the Agent or the Security Agent
If any Party owes an amount to the Agent or the Security Agent under the Finance Documents the Agent or the Security Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent or the Security Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
26.17	Reliance and engagement letters
Each Finance Party and Secured Party confirms that each of the Arranger, the Agent and the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or Agent or the Security Agent) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.
26.18	Dutch Parallel Debts
Notwithstanding any provision to the contrary in any Finance Document, in relation to the Dutch Parallel Debts and any security governed by Dutch law:

(a)	the Security Agent shall act in its own name and not as agent of any Finance Party (but always for the benefit of the Finance Parties in accordance with the provisions of the Finance Documents); and

(b)	the rights, powers and authorities vested in the Security Agent pursuant to the Finance Documents are subject to any restrictions imposed by mandatory Dutch law.
26.19	The Trust Property
The Security Agent hereby declares that, during the Trust Period, it shall hold the Trust Property as agent and trustee upon trust for the Finance Parties from time to time and the obligations, rights and benefits vested or to be vested in the Security Agent by the Finance Documents or any document entered into pursuant thereto shall (as well after as before enforcement) be performed and (as the case may be) exercised in accordance with the provisions of this Clause 26 (Role of the Agent, the Security Agent, the Arranger, the Issuing Bank and Others).
26.20	The Security Agent
The Finance Parties hereby acknowledge that to the extent security is pledged, assigned or mortgaged directly to the Lenders party hereto under the terms of any of the Security Documents and not to the benefit of the Security Agent only, the Security Agent may act as agent (mandataire) for and on behalf of the pledgees, assignees or mortgagees and that all protections and indemnities granted to the Security Agent in this Clause 26 (Role of the Agent, the Security Agent, the Arranger, the Issuing Bank and Others) shall also apply to the Security Agent in such role as pledgees’, assignees’ or mortgagors’ agent.
For the purposes of Clause 26 (Role of the Agent, the Security Agent, the Arranger, the Issuing Bank and Others):
“Agent’s and Security Agent’s Liabilities” means all liabilities, costs, fees, charges, claims, damages, losses and expenses (including legal fees and expenses and, in each case, VAT or any similar tax charged or chargeable in respect thereof):
(a)	to which the Agent and the Security Agent becomes subject by reason of it acting as agent or trustee under the Finance Documents; and

(b)	incurred by the Agent and the Security Agent or any attorney, agent, delegate or other person appointed by the Agent or the Security Agent under any Finance Document in relation to or arising out of the taking or holding of any of the security given or created by or pursuant to any of the Finance Documents or in the execution or purported execution of the rights, trust, powers, authorities, discretions and obligations vested in it, in each case under the Finance Documents or by law, including but not limited to those relating to all actions, proceedings, claims and demands in respect of any matter or thing done or omitted in any way relating to the Finance Documents and all amounts due to the Agent and the Security Agent by way of remuneration for acting as agent or trustee (as the case may be) under any of the Finance Documents other than any such liabilities, costs, fees, charges, damages, losses or expenses arising as a result of the gross negligence or wilful default of such person;
“Trust Period” means the period ending on the earlier of:
(a)	the last day of the period of 80 years from the date of this Agreement which period (and no other) shall be the applicable perpetuity period; and

(b)	such date as the Security Agent may specify under Clause 26.24 (Winding-up of trusts); and
“Trust Property” means all or any part of the rights, titles, interest, assets and income that may now or hereafter be mortgaged, charged, assigned or granted or the subject of an Encumbrance in favour of the Security Agent by or pursuant to the Finance Documents and the proceeds of any such security other than all or any rights, titles, interest, assets and income that may now or hereafter be mortgaged, charged, assigned or granted or be the subject of Security in favour of the Lenders represented by the Security Agent in its capacity as agent.
26.21	Security Agent’s powers
The Security Agent shall have all the powers and discretions conferred upon trustees by the Trustee Act 1925 and the Trustee Act 2000 (to the extent not inconsistent herewith) and upon the Security Agent by this Agreement and the other Finance Documents.
26.22	No Independent Power
Each of the Finance Parties (other than the Security Agent) hereby agrees that they shall not have any independent power to enforce, or have recourse to, any of the Security Documents or to exercise any rights or powers arising under the Security Documents except through the Security Agent including when the Security Agent is acting as agent in accordance with Clause 26.20 (The Security Agent).
26.23	Disposals of Charged Property
The Security Agent may:
(a)	upon a disposal of any property the subject of any of the Transaction Security by any receiver, or by any of the Obligors or the Acquiror where the Security Agent has consented to the disposal, to any third party, release such property from such Security; and

(b)	perform all of its obligations under the Finance Documents, notwithstanding anything contained in this Agreement.
26.24	Winding-up of trusts
If the Security Agent, with the approval of the Lenders, shall determine that all of the obligations under the Finance Documents and all other obligations the discharge of which is secured by any of the Transaction Security Documents have been fully and finally discharged and none of the Finance Parties is under any commitment, obligation or liability (whether actual or contingent) to make advances or provide other financial accommodation to the Borrower under or pursuant to this Agreement or any other Finance Document and no Letter of Credit is outstanding, the trusts herein set out shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security then held by it, whereupon each of the Finance Parties and the Obligors and the Acquiror shall be released from its obligations hereunder (save for those which arose prior to such winding-up).
26.25	German Security
(a)	The Security Agent shall hold (to the extent possible under the applicable law) on trust (treuhänderisch) or administer the benefit of the Transaction Security Documents for itself and the other Finance Parties and will apply all payments and other benefits received by it under the Transaction Security Documents in accordance with the provisions of the Finance Documents.

(b)	Each Finance Party (other than the Security Agent) hereby authorises the Security Agent to act as its representative (Stellvertreter) with regard to any pledge or other creation of any accessory security right granted to such Finance Party pursuant to a Transaction Security Document and to act and execute as its representative with regard to any amendments of, accessions to, release of and any similar dealings with regard to any Transaction Security Document which creates a pledge or other accessory security right.

(c)	Each Finance Party (other than the Security Agent) hereby authorises the Security Agent to act as its representative (Stellvertreter) with regard to the release or confirmation of release of any pledge or other accessory security right (akzessorische Sicherheit) of such Finance Party pursuant to a Transaction Security Document.

(d)	The Security Agent shall be released from the restrictions of Section 181 of the German Civil Code (BGB Bürgerliches Gesetzbuch) and shall be authorised to delegate its power of attorney granted hereunder.

(e)	The Security Agent shall:
(i)	hold each Transaction Security granted under any Transaction Security Document governed by German law (a “German Encumbrance”), if any, which is transferred or assigned by way of security (Sicherungsübereignung / Sicherungsabtretung) or otherwise granted under a non-accessory security right (nicht akzessorische Sicherheit) as trustee (Treuhänder) for the benefit of the Finance Parties; and

(ii)	administer in the name and on behalf of the Finance Parties each German Encumbrance which is pledged (Verpfändung) or otherwise transferred under an accessory security right (akzessorische Sicherheit) to the Security Agent and other Finance Parties.
(f)	Each Finance Party hereby irrevocably authorises the Security Agent to act on its behalf and, if required under applicable law or if otherwise appropriate, in its name in connection with the preparation, execution and delivery of each

Transaction Security Document governed by German law (a “German Security Document”) and the perfection and monitoring of each German Encumbrance, including but not limited to, any share pledge agreement with respect to shares in a German company in notarial form, as well as any other pledge, mortgage, assignment or transfer of title for security purposes. The Security Agent shall be authorised to make all statements necessary or appropriate in this connection.

(g)	Each Finance Party hereby irrevocably authorises the Security Agent to act on its behalf and, if required under applicable law, or if otherwise appropriate, in its name and on its behalf in connection with the preparation, execution and delivery of each Transaction Security Document governed by German law and the security interests thereunder and the perfection and monitoring thereof.
26.26	Security Agent and Agent as Finance Parties
Each of the Security Agent and the Agent is, at the date of this Agreement, a Finance Party and shall be entitled, notwithstanding that it is acting as agent or trustee, to take, or refrain from taking, any action which it would be entitled so to take in its capacity as a Finance Party if it were not acting as agent or trustee and shall not be precluded by virtue of its position as Finance Party from exercising any of its discretions, power and duties as agent or trustee.
26.27	Application of receipts and recoveries
To the extent that the Security Agent receives or recovers monies to be applied in discharging any obligation (whether actual or contingent, present or future) of any Obligor or, at the procurement of the Company, the Acquiror under any Finance Document, such monies shall (without prejudice to the respective rights of the Agent or the Security Agent pursuant to any Finance Document to credit any monies received by it to any suspense account) be applied as between the Finance Parties:
(a)	first, in or towards payment of all Agent’s and Security Agent’s Liabilities;

(b)	secondly, in or towards payment of any amounts which are due and payable at such time by any Obligor or, at the procurement of the Company, the Acquiror to any Finance Party under any of the Finance Documents pro rata to the respective entitlements of such Finance Parties;

(c)	thirdly, if the Obligors and the Acquiror are under no further actual or contingent liability hereunder or under any other Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to the Obligor or, as the case may be, the Acquiror otherwise entitled thereto, to the extent it is so obliged; and

(d)	fourthly, thereafter, in payment to the Obligor or, as the case may be the Acquiror entitled thereto.
26.28	Additional Applications by Security Agent

The fact that the Security Agent may make payment pursuant to Clause 26.27(b) (Application of Receipts and Recoveries) or may determine that the Obligors and the Acquiror are under no further actual or contingent liability under the Finance Documents and make a payment under sub-clauses 26.27(c) or 26.27(d) thereof, will not thereafter prevent the Security Agent from applying any further monies, or any credit balance on any account into which monies are paid in contemplation of or in connection with the arrangements set out herein, in the order set out in Clause 26.27 (Application of Receipts and Recoveries).
26.29	Deductions by Security Agent
The Security Agent shall be entitled to make the deductions and withholdings (on account of taxes or otherwise) from payments hereunder which it is required by any applicable law to make, and to pay all taxes which may be assessed against it in respect of any of the Trust Property, in respect of anything done by it in its capacity as Security Agent or otherwise by virtue of its capacity as Security Agent. Each of the Obligors agrees that the obligations under the Finance Documents shall only be discharged by virtue of receipt or recovery by the Security Agent of monies, or of payments made by the Security Agent hereunder, to the extent that the ultimate recipient actually receives monies from the Security Agent hereunder.
26.30	Receipts by Obligors
If any of the Obligors or the Acquiror receives any sum from any person which, pursuant to the Finance Documents, should have been paid to the Security Agent, such Obligor shall and the Company shall procure that the Acquiror shall hold such sum on trust for the Finance Parties, and shall forthwith be paid over to the Security Agent for application in accordance with this Clause 26.
27.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:
(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
28.	SHARING AMONG THE FINANCE PARTIES
28.1	Payments to Finance Parties
If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor or the Acquiror other than in accordance with Clause 29 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.5 (Partial payments).
28.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor or, as the case may be, the Acquiror and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 29.5 (Partial payments).
28.3	Recovering Finance Party’s rights
(a)	On a distribution by the Agent under Clause 28.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor or, as the case may be, at the procurement of the Company, the Acquiror shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.
28.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:
(a)	each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor or, as the case may be, at the procurement of the Company, the Acquiror will be liable to the reimbursing Finance Party for the amount so reimbursed.
28.5	Exceptions
(a)	This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor or, as the case may be, the Acquiror.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:
(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
ADMINISTRATION
29.	PAYMENT MECHANICS

29.1	Payments to the Agent
(a)	On each date on which an Obligor, at the procurement of the Company, the Acquiror or a Lender is required to make a payment under a Finance Document, that Obligor, at the procurement of the Company, the Acquiror or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.
29.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

29.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or, as the case may be, at the procurement of the Company, the Acquiror or in accordance with Clause 30 (Set-off)) apply any amount received by it for that Obligor or, as the case may be, the Acquiror, in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor or, as the case may be, at the procurement of the Company, the Acquiror under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

29.4	Clawback
(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the

Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.
29.5	Partial payments
(a)	If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor or, at the procurement of the Company, the Acquiror under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor or, as the case may be, the Acquiror under the Finance Documents in the following order:
(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent, the Issuing Bank and the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents and any amount due but unpaid under Clause 7.2 (Claims under the Letter of Credit) or Clause 7.3 (Indemnities); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor or, at the procurement of the Company, the Acquiror.
29.6	No set-off by Obligors

All payments to be made by an Obligor or, at the procurement of the Company, the Acquiror under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

29.7	Business Days
(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
29.8	Currency of account

(a)	Subject to paragraph (b) below, Euro is the currency of account and payment for any sum due from an Obligor or, at the procurement of the Company, the Acquiror under any Finance Document, except that each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(b)	Any amount expressed to be payable in a currency other than Euro shall be paid in that other currency.
29.9	Change of currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).
(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.
29.10	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Company that a Disruption Event has occurred:
(a)	the Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and Waivers);

(e)	the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 29.10; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
30.	SET-OFF

A Finance Party may set off any matured obligation due from an Obligor or, at the procurement of the Company, the Acquiror under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor or, as the case may be, at the procurement of the Company, the Acquiror, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.	NOTICES

31.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or e-mail.

31.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:
(a)	in the case of the Company or the Borrower, that identified with its name below;

(b)	in the case of each Lender, the Issuing Bank or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.
31.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:
(i)	if by way of fax or e-mail, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.
(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor or, at the procurement of the Company, the Acquiror shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors and, at the procurement of the Company, the Acquiror.
31.4	Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 31.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

31.5	Electronic communication
(a)	Any communication to be made between the Agent or the Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent, the Security Agent and the relevant Lender:
(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Agent and a Lender or the Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.
31.6	English language
(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
32.	CALCULATIONS AND CERTIFICATES

32.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

32.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.	AMENDMENTS AND WAIVERS

35.1	Required consents
(a)	Subject to Clause 35.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Company and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

(c)	Each Obligor agrees to any such amendment or waiver permitted under this Clause 35 which is agreed to by the Company. This includes any amendment or waiver which would, but for this paragraph (c) require the consent of all the Guarantors.
35.2	Exceptions
(a)	An amendment or waiver that has the effect of changing or which relates to:
(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)	an increase in or an extension of any Commitment or the Total Commitments;

(v)	a change to the Borrower or the Guarantors except in accordance with Clause 25 (Changes to the Lenders and Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.2 (Finance Parties’ rights and obligations), Clause 25 (Changes to the Lenders and Obligors) or this Clause 35;

(viii)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed (except insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or

(ix)	the release of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent, the Issuing Bank, the Security Agent or the Arranger may not be effected without the consent of the Agent, the Issuing Bank, the Security Agent or the Arranger.
36.	CONFIDENTIALITY

The Parties will keep confidential the Finance Documents and all information which they acquire under or in connection with the Finance Documents save that such information may be disclosed:
(a)	if so required by law or regulation, or if requested by any governmental, banking, taxation or other regulatory authority with jurisdiction over any Finance Party or any Affiliate of any Finance Party;

(b)	if it comes into the public domain (other than as a result of a breach of this Clause 36);

(c)	to auditors, professional advisers or rating agencies who are required in the course of their duties or role to receive such information;

(d)	in connection with any legal or arbitration proceedings;

(e)	to the extent permitted and subject to the provisions of Clause 25.8 (Disclosure of information); or

(f)	with the consent of the Company.
The provisions of this Clause 36 shall supersede any undertakings with respect to confidentiality previously given by any Finance Party in favour of any Obligor or the Acquiror.
37.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

38.	PATRIOT ACT

Each Lender hereby notifies each Obligor that pursuant to the requirements of the Patriot Act, such Lender is required to obtain, verify and record information that identifies each Obligor and such information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the Patriot Act. Each Obligor shall, and shall cause each of its Subsidiaries to provide such information and take such actions as are reasonably requested by the Agent or any other Finance Party in order to assist the Agent and the other Finance Parties in maintaining compliance with the Patriot Act.

SECTION 12
GOVERNING LAW AND ENFORCEMENT
39.	GOVERNING LAW

This Agreement is governed by English law.

40.	ENFORCEMENT

40.1	Jurisdiction
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 40.1 is for the benefit of the Finance Parties and the Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.
40.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
(a)	irrevocably appoints Crown NorthCorp Limited as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document and Crown NorthCorp Limited by its execution of this Agreement, accepts that appointment; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(c)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within 14 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

(d)	Crown Westfalen LLC and Crown NorthCorp Inc. each expressly agrees and consents to the provisions of this Clause 40 and Clause 39 (Governing law).
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE ORIGINAL PARTIES
Part I
The Obligors

Name of the Borrower	Registration number (or equivalent, if any)
Crown Westfalen LLC	4172696

Name of the Guarantors	Registration number (or equivalent, if any)
Crown NorthCorp Inc.	2298568
Crown Northcorp Limited	03431892
Crown Asset Management Limited	03802849
Crown Mortgage Management Limited	00912411
Regal Mortgages LLP	OC300246

Part II
The Original Lender

Name of Original Lender	Commitment

Credit Suisse, London Branch	€25,000,000

SCHEDULE 2
CONDITIONS PRECEDENT
Part I
Conditions Precedent to First Utilisation
1.	Obligors
(a)	A copy of the constitutional documents (including, in relation to the Acquiror, a recent extract from the Dutch trade register (handelsregister) relating to it) of each of the Company, the Borrower, each of the other Obligors and of each member of the Group that is not an Obligor, whose shares are charged or pledged under the Transaction Security Documents.

(b)	A copy of a resolution of the board of directors of each of the Company, the Borrower and each of the other Obligors:
(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(iv)	in the case of an Obligor other than the Company, authorising the Company to act as its agent in connection with the Finance Documents; and

(v)	in respect of the Acquiror:
(A)	a copy of a resolution of its board of supervisory directors (if any) approving its execution and the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(B)	if it is an Guarantor or if required by law or its constitutional documents, a copy of a resolution of its general meeting of shareholders approving its execution and the terms of, and the transactions contemplated by, the Finance Documents to which it is a party.
(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A copy of each resolution and other formalities (if any) necessary to ensure that the constitutional documents of all relevant members of the Group do not restrict the transfer of any pledged/charged shares.

(e)	A certificate of the Borrower and each other Obligor (each signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on the Borrower or such Obligor respectively to be exceeded.

(f)	A certificate of an authorised signatory of each of the Company and each relevant Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Facility Agreement.

(g)	A solvency certificate issued by each of the Company and the Borrower and addressed to the Agent confirming the solvency of the Company and the Borrower, respectively, immediately before and after entry by each into any Finance Document to which it is a party.

(h)	A copy of a good standing certificate (including verification of tax status) with respect to the Company and the Borrower, issued as of a recent date of the date of the Facility Agreement and any Transaction Security Document to which it is a party by the Secretary of State or other appropriate official of the jurisdiction of incorporation or organisation of the Company and the Borrower and the equivalent, if applicable, in other relevant jurisdictions.
2.	Acquisition Documents
(a)	A copy of the executed Acquisition Agreement and all other Acquisition Documents.

(b)	Evidence that all conditions in the Acquisition Agreement have or will be been satisfied without waiver or amendment.
3.	Finance Documents
(a)	The Facility Agreement executed by each of the Company, the Borrower and other Obligors.

(b)	The Fee Letters executed by each of the Company and the Borrower.

(c)	The Engagement Letter executed by each of the Company and the Borrower.

(d)	At least two originals of the Transaction Security Documents executed by the relevant Obligor party thereto as specified below:

Name of Obligor	Transaction Security Document
Crown NorthCorp Inc.	US Security Agreement English share charge

Crown NorthCorp Limited	English Law Debenture Swedish share charge

Name of Obligor	Transaction Security Document
Crown Asset Management Limited	English Law Debenture

Crown Mortgage Management Limited	English Law Debenture

Regal Mortgages LLP	English Law Debenture

Crown Westfalen LLC	US Security Agreement
(e)	A copy of all notices required to be sent under the Transaction Security Documents executed by the relevant Obligor duly acknowledged by the addressees (to the extent such acknowledgement is required on or before the Utilisation Date under the terms of the relevant Transaction Security Documents) and of all third party consents required in connection with the creation, perfection or registration of the Transaction Security Documents.

(f)	A copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title which are required to be provided under the Transaction Security Documents.
4.	Legal opinions

The following legal opinions, each addressed to the Agent, the Security Agent and any person who becomes a Lender:
(a)	legal opinions of Shearman & Sterling (London) LLP and Shearman & Sterling LLP, legal adviser to the Agent and the Arranger as to matters of English law and German law;

(b)	a legal opinion of De Brauw Blackstone Westbroek, legal adviser to the Agent and the Arranger as to matters of Dutch law;

(c)	a legal opinion of Gernandt & Danielsson Advokatbyrå KB, legal adviser to the Agent and the Arranger as to matters of Swedish law; and

(d)	a legal opinion of Dechert LLP, legal advisor to the Company and the Borrower as to matters of US law.
5.	Other documents and evidence
(a)	Evidence that any process agent referred to in Clause 40.2 (Service of process) of the Facility Agreement, if not an Obligor, has accepted its appointment.

(b)	Evidence that the German Federal Agency for Supervision of Financial Services does not and will not raise objections to the Acquisition nor the entry into and performance of the Acquisition Documents and/or the Finance

Documents nor the validity and enforceability of the Acquisition Documents and/or the Finance Documents.

(c)	Evidence that any other governmental, shareholder and third party Authorisation required in connection with the Acquisition Documents and the validity and enforceability of the Acquisition Documents have been obtained and are in full force and effect and all applicable waiting periods have expired or been terminated.

(d)	A copy of any other governmental, shareholder and third party Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document (including, without limitation, in relation to a joint-venture arrangement).

(e)	The Structure Memorandum which shows the Group assuming the Closing Date has occurred and Transaction 1, Transaction 2 and Transaction 3 (as each are defined in the BT Treasury Letter) have been completed and shows such other matters as are referred to in Clause 20.23 (Structure Memorandum) of the Facility Agreement.

(f)	Evidence of completion of due diligence to the satisfaction of the Arranger including financial due diligence, review of the Target’s balance sheet and liquidity, finalisation of the Structure Memorandum (including the terms of the proposed sale of the Target’s non-performing loan portfolio) and credit committee and other internal approvals of the Arranger.

(g)	Originals of the Reports (including the Structure Memorandum) and reliance letters (other than the reliance letters described in Clause 23.38 (Conditions Precedent in relation to Reliance Letters)) relating thereto.

(h)	A copy, certified by a director of the Company to be a true copy, of the Original Financial Statements of the Company.

(i)	All relevant documentation for the Permitted Reorganisations, including informal approval(s) (and application(s)), and liquidity analysis.

(j)	The results of “know your customer” and other checks in relation to the Company and the Borrower under the FSA Money Laundering Regulations, the Patriot Act and any other applicable laws and regulations being satisfactory in all respects to the Arranger and the Agent.

(k)	Evidence that US$2,500,000 has been deposited into the Interest Reserve Account in respect of the arrangement fee and in respect of interest and that the fees, costs and expenses then due from the Company pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) of the Facility Agreement have been paid or will be paid by the earlier of the Closing Date and the last day of the Availability Period.

(l)	All relevant documentation relating to Rooftop Holdings Limited, including current constitutional documents, shareholder agreements and other relevant arrangements.

(m)	Copies of financing statements (Form UCC-1) in appropriate form for filing under the Uniform Commercial Code of each applicable jurisdiction as may be necessary to perfect the Transaction Security purported to be created by each Transaction Security Document entered into by the Company and the Borrower or in respect of shares or indebtedness of any such company.

(n)	Copies of lien searches, each of a recent date listing all effective financing statements that name the Company or the Borrower, or a division or operating unit of such person, as debtor and that are filed in the jurisdiction referred to in paragraph (m) above, together with appropriate termination statements executed by the secured lender thereunder shall be delivered to the Agent (except in respect of financing statements related to Security permitted to subsist under the Facility Agreement).

(o)	Satisfactory searches and filings in the United Kingdom, Sweden, Germany and the Netherlands.

(p)	The Base Case Model.
Part II
Conditions precedent required to be delivered by an Additional Guarantor
1.	An Accession Letter executed by the Additional Guarantor and the Company.

2.	A copy of the constitutional documents of the Additional Guarantor (including, in relation to an Additional Guarantor incoporated under Dutch law, a recent extract from the Dutch trade register (handelsregister)) relating to it.

3.	A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Guarantor:
(a)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

(b)	authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party;

(d)	authorising the Company to act as its agent in connection with the Finance Documents; and

(e)	in relation to an Additional Guarantor incorporated under Dutch law:
(i)	a copy of a resolution of its board of supervisory directors (if any) approving its execution and the terms of, and the transactions contemplated by, the Finance Documents to which it is a party;

(ii)	a copy of a resolution of its general meeting of shareholders approving its execution and the terms of, and the transactions contemplated by, the Finance Documents to which it is a party; and

(iii)	if it is required by law or any arrangement binding on it to obtain works council advice in respect of its or any other person’s entry into the Finance Documents, a copy of a positive advice from its (central) works council (and, if such advice is not unconditional, confirmation from the Company that (A) the conditions set by the works council are and will be complied with and (B) such compliance does and will not have a Material Adverse Effect.
4.	If applicable, a copy of a resolution of the board of directors of the Additional Guarantor, establishing the committee referred to in paragraph 3 above.

5.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6.	A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

7.	A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 6 above.

8.	A certificate of the Additional Guarantor (signed by a director) confirming that guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

9.	A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

10.	If available, the latest audited financial statements of the Additional Guarantor.

11.	The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:
(a)	A legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Letter.

(b)	For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”) if the Additional

Guarantor is incorporated in or has its “centre of main interest” (as that term is used in Article 3(1) of the Regulation) or “establishment” (as that term is used in Article 2(h) of the Regulation) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation, “centre of main interest” or “establishment” (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Letter.
12.	If the proposed Additional Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 40.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Guarantor.

13.	Any security documents which are required by the Agent to be executed by the proposed Additional Guarantor.

14.	Any notices or documents required to be given or executed under the terms of those security documents.

15.	Such documentary evidence as legal counsel to the Agent may require, that such Additional Guarantor has complied with any law in its jurisdiction relating to financial assistance or analogous process.
Part III
Conditions Subsequent for Clause 23.37 (Conditions Subsequent in relation to German and Dutch Transaction Security)
1.	A copy of the constitutional documents (including, in relation to the Acquiror, a recent extract from the Dutch trade register (handelsregister) relating to it) of each of the Acquiror and the Target.

2.	A copy of a resolution of the board of directors of each of the Borrower and the Acquiror
(a)	approving the terms of, and the transactions contemplated by, the Transaction Security Documents referred to below to which it is a party and resolving that it execute such Transaction Security Documents;

(e)	authorising a specified person or persons to execute such Transaction Security Documents on its behalf;

(f)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with such Transaction Security Documents;

(g)	in respect of the Acquiror:

(i)	a copy of a resolution of its board of supervisory directors (if any) approving its execution and the terms of, and the transactions contemplated by, the Transaction Security Documents referred to below to which it is a party; and

(ii)	a copy of a resolution of its general meeting of shareholders approving its execution and the terms of, and the transactions contemplated by, the Transaction Security Documents referred to below to which it is a party.
3.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

4.	A copy of each resolution and other formalities (if any) necessary to ensure that the constitutional documents of the Acquiror and the Target do not restrict the transfer of any pledged/charged shares.

5.	A certificate of an authorised signatory of each of the Company, the Borrower and the Acquiror certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Facility Agreement.

6.	A solvency certificate issued by the Borrower and addressed to the Agent confirming the solvency of the Borrower, immediately before and after entry by it into any Transaction Security Document referred to below to which it is a party.

7.	A copy of a good standing certificate (including verification of tax status) with respect to the Borrower, issued as of a recent date of the date of any Transaction Security Document referred to below to which it is a party by the Secretary of State or other appropriate official of the jurisdiction of incorporation or organisation of the Borrower.

8.	At least two originals of the Transaction Security Documents executed by the relevant Obligor party thereto as specified below:

Name of Obligor	Transaction Security Document

Crown Westfalen LLC	Dutch Share Pledge

Crown Westfalen B.V.	Dutch Pledge over Dividend Account

German Security Assignment Agreement over Acquisition Agreement

German Share Pledge
9.	A copy of all notices required to be sent under such Transaction Security Documents executed by the relevant Obligor duly acknowledged by the addressees and of all third party consents required in connection with the creation, perfection or registration of the Transaction Security Documents.

10.	A copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title which are required to be provided under the Transaction Security Documents.

11.	Legal opinions

The following legal opinions, each addressed to the Agent, the Security Agent and any person who becomes a Lender:
(a)	legal opinions of Shearman & Sterling LLP, legal adviser to the Agent and the Arranger as to matters of German law;

(b)	a legal opinion of De Brauw Blackstone Westbroek, legal adviser to the Agent and the Arranger as to matters of Dutch law; and

(c)	a legal opinion of Dechert LLP, legal advisor to the Borrower as to matters of US law.
12.	Such documentary evidence as legal counsel to the Agent may require that such Obligor has complied with any laws in its jurisdictions relating to financial assistance or analogous process.

Part IV
Transaction Security Documents and security related documents to be delivered by Additional Obligors

Description of
Security related
documents and other
action to be taken
by Additional
Obligor to protect
or perfect or give
			Description of	Date by which	priority to
			Transaction	Transaction	Transaction
		Date by which must	Security Document	Security Document	Security and date
Name of Additional		become Additional	and Transaction	to be executed and	by which action is
Obligor	Capacity (Guarantor)	Obligor	Security	delivered to Agent	to be completed.
[insert name]	[Guarantor]	[•]	[insert description]	[Closing Date]

SCHEDULE 3
REQUESTS
Part I
Utilisation Request

From:	Crown Westfalen LLC

To:	Credit Suisse, London Branch

Dated:
Dear Sirs
Crown Westfalen LLC — Term Facility Agreement
dated 31 July, 2006 (the “Agreement”)
1.	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	[Loan: We wish to borrow the Loan on the following terms:
(a)	Proposed Utilisation Date: [•] (or, if that is not a Business Day, the next Business Day)

(b)	Amount: [•] or, if less, the Available Facility]
[Letter of Credit: We wish to arrange for the Letter of Credit to be issued by the Issuing Bank on the following terms:
(a)	Borrower: Crown Westfalen LLC

(b)	Proposed Utilisation Date: 31 July, 2006

(c)	Currency and amount: Euro 25 million

(d)	Expiry Date: 31 December, 2006]
3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	[Loan: The proceeds of this Loan should be credited to [account].]

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
CROWN WESTFALEN LLC

Part II
Capitalisation Notice

From:	Crown Westfalen LLC

To:	[The Agent]

Dated:
Dear Sirs
Crown Westfalen LLC — Term Facility Agreement
dated 31 July, 2006 (the “Agreement”)
1.	We refer to the Agreement. This is a Capitalisation Notice. Terms defined in the Agreement have the same meaning in this Capitalisation Notice unless given a different meaning in this Capitalisation Notice.

2.	We refer to [the following Loan with an Interest Period ending on [•]] [to the following payment date for accrued Letter of Credit fee]:

3.	We request that the following portion of the accrued interest or accrued Letter of Credit fee payable on the last day of such Interest Period or such fee payment date be capitalised in accordance with the terms of the Agreement: [specify amount].

4.	This Capitalisation Notice is irrevocable.

Yours faithfully

authorised signatory for
CROWN WESTFALEN LLC

SCHEDULE 4
MANDATORY COST FORMULA
1.	The Mandatory Cost is an addition to the interest rate in relation to the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent by reference to the Agent’s own rates and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage determined by the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

Ex0.01	per cent.per annum

300
Where:

E is the rate of charge payable by the Agent to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per £1,000,000 of the Fee Base of the Agent.

5.	For the purposes of this Schedule:
(a)	“Fees Regulations” means the Banking Supervision (Fees) Regulations 2001 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

(b)	“Fee Base” has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.
6.	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender.

7.	Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

8.	The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule 4 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial

Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5
FORM OF TRANSFER CERTIFICATE

To:	[•] as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:
Crown Westfalen LLC — Term Facility Agreement
dated 31 July, 2006 (the “Agreement”)

1.	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 25.5 (Procedure for transfer):
(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for transfer).

(b)	The proposed Transfer Date is [•].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.
3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	The New Lender hereby expressly consents to and ratifies the declaration of the Security Agent made on behalf of and in the name of the New Lender as Future Pledgee (as defined in the German share pledge agreement, the “German Share Pledge Agreement”) in the German Share Pledge Agreement. The New Lender confirms that it is aware of the German Share Pledge Agreement.

6.	This Transfer Certificate is governed by English law.

THE SCHEDULE
Commitment/rights and obligations to be transferred

[insert	relevant	details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [•].

[Agent]
By:

SCHEDULE 6
FORM OF ASSIGNMENT AGREEMENT

To:	[•] as Agent

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:
Crown Westfalen LLC — Term Facility Agreement
dated 31 July, 2006 (the “Agreement”)
1.	We refer to the Agreement. This is an Assignment Agreement.

2.
(a)	We refer to Clause 25.6 (Procedure for assignment).

(b)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment and participations in Utilisations under the Agreement as specified in the Schedule;

(c)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Utilisations under the Agreement specified in the Schedule.

(d)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (c) above.
3.	The proposed Transfer Date is [•].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

6.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

7.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

8.	The New Lender hereby expressly consents to and ratifies the declaration of the Security Agent made on behalf of and in the name of the New Lender as Future Pledgee (as defined in the German share pledge agreement, the “German Share Pledge Agreement”) in the German Share Pledge Agreement. The New Lender confirms that it is aware of the German Share Pledge Agreement.

9.	This Assignment Agreement is governed by English law.

10.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

THE SCHEDULE
Commitment/rights and obligations to be transferred by assignment, release and accession
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [•].
[Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.]

[Agent]
By:

SCHEDULE 7
FORM OF ACCESSION LETTER

To:	[•] as Agent

From:	[Subsidiary] and Crown Northcorp Inc.

Dated:
Dear Sirs
Crown Westfalen LLC —Term Facility Agreement
dated 31 July, 2006 (the “Agreement”)
1.	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2.	[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement and the other Finance Documents as an Additional Guarantor pursuant to Clause 25.10 (Additional Guarantors) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [•].

3.	[Subsidiary’s] administrative details are as follows:

Address:

Fax No.:

Attention:

4.	This Accession Letter is governed by English law.

This Guarantor Accession Letter is entered into by deed.
Crown Northcorp Inc.	[Subsidiary]

SCHEDULE 8
FORM OF COMPLIANCE CERTIFICATE

To:	[•] as Agent

From:	Crown Westfalen LLC

Dated:
Dear Sirs
Crown Westfalen LLC — Term Facility Agreement
dated 31 July, 2006 (the “Agreement”)
1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We confirm that:
(a)	in respect of the three month period ending on [•], Cashflow for such three month period was [•] and Total Debt Service for such three month period was [•]. Therefore Cashflow for such three month period was [•] times Total Debt Service for such three month period and the covenant contained in Clause 22.2(a) (Fixed Charge Cover) of the Agreement [has/has not] been complied with;

(b)	in respect of the Relevant Period ending on [•], EBITDA for the Relevant Period was [•] and Net Interest Payable for the Relevant Period was [•]. Therefore EBITDA for such Relevant Period was [•] times Net Interest Payable for such Relevant Period and the covenant contained in Clause 22.2(b) (Interest Cover) of the Agreement [has/has not] been complied with;

(c)	on the last day of the Relevant Period ending on [•], Total Debt was [•] and EBITDA for such Relevant Period was [•]. Therefore Total Net Debt at such time [did/did not] exceed [•] times EBITDA for such Relevant Period and the covenant contained in Clause 22.2(c) (Total Leverage) of the Agreement [has/has not] been complied with;

(d)	on the last day of the Relevant Period ending on [•], Total Net Worth was [•]. Therefore Total Net Worth at such time was [lower/higher] than €28 million and the covenant contained in Clause 22.2(d) (Minimum Net Worth) of the Agreement [has/has not] been complied with;

(e)	on the last day of the Relevant Period ending on [•], Total Net Debt was [•] and EBITDA was [•] for such Relevant Period. Therefore Total Net Debt at such time [did/did not] exceed [•] times EBITDA for such Relevant Period and the covenant contained in Clause 22.2(e) (Total Net Leverage) of the Agreement [has/has not] been complied with;

(f)	Capital Expenditure for the Financial Year of the Group ending on [•] was [•]. Therefore Capital Expenditure during such Financial Year [was/was not] in excess of [•] being the maximum expenditure permitted in that period [after taking into account unused capital expenditure for the preceding Financial Year equal to [•]] and the covenant contained in Clause 22.2(e) (Capital Expenditure) of the Agreement [has/has not] been complied with;
3.	[We confirm that no Default is continuing.]*

Signed	Signed

Director	Director

Of	Of

Crown Northcorp Inc.	Crown Northcorp Inc.
[insert applicable certification language]**

for and on behalf of [name of auditors of the Company]***

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

**	To be agreed with the Company’s auditors and the Lenders prior to signing the Agreement.

***	Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Company’s auditors prior to signing the Agreement.

SCHEDULE 9
TIMETABLE
Part I
Loans

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	U-5 9.30 a.m.

Agent notifies the Lenders of the Loan in accordance with Clause 5.3 (Lenders’ participation)	U-5 noon

EURIBOR is fixed	Quotation Day as of 11.00 a.m. London time
Part II
Letter of Credit

Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for the Letter of Credit)	U 10.00 a.m.

Agent notifies the Lenders of the Letter of Credit in accordance with Clause 6.4(d) (Issue of the Letter of Credit)	U noon

"U”	=	date of Utilisation

"U-X”	=	X Business Days prior to date of Utilisation.

SCHEDULE 10
FORM OF BANK GUARANTEE
To: Bayerische Hypo-und Vereinsbank AG (the “Beneficiary”)
31st July, 2006
Guarantee no. LS 2006/8
At the request of Crown Westfalen LLC, Credit Suisse, London Branch (the “Issuing Bank”) issues this guarantee (“Guarantee”) in your favour on the following terms and conditions:
1.	Definitions
In this Guarantee:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in London.

“Demand” means a demand for a payment under this Guarantee in the form of the schedule to this Guarantee.

“Expiry Date” means 31 December, 2006.

“Total Guaranteed Amount” means €25,000,000.
2.	Issuing Bank’s agreement
(a)	The Beneficiary may request a single drawing under this Guarantee by giving to the Issuing Bank a duly completed Demand in respect of the Total Guaranteed Amount. A Demand must be received by the Issuing Bank before the Expiry Date or by no later than 5.00 p.m. (London time) on the Expiry Date.

(b)	Subject to the terms of this Guarantee, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within five Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)	The Issuing Bank will not be obliged to make any further payment under this Guarantee if as a result the aggregate of all payments made by it under this Guarantee would exceed the Total Guaranteed Amount.
3.	Expiry
(a)	The Issuing Bank will be released from its obligations under this Guarantee on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Guarantee are released.

(b)	Unless previously released under paragraph (a) above, on 5.00 p.m.(London time) on the Expiry Date the obligations of the Issuing Bank under this

Guarantee will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Guarantee that remains unpaid.
(c)	When the Issuing Bank is no longer under any further obligations under this Guarantee, the Beneficiary must return the original of this Guarantee to the Issuing Bank.
4.	Payments
All payments under this Guarantee shall be made in Euro and for value on the due date to the account of the Beneficiary specified in the Demand.
5.	Delivery of Demand
Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows:
Credit Suisse, London Branch Loan Agency Department 1 Cabot Square Canary Wharf LONDON E14 4QJ

Attention: Debbie Bardwell

Fax No: +44 (0)207 888 8398
6.	Assignment
The Beneficiary’s rights under this Guarantee may not be assigned or transferred.
7.	Governing Law
This Guarantee is governed by German law.
8.	Jurisdiction
The courts in Munich, Germany shall have jurisdiction to settle any dispute arising out of or in connection with this Guarantee.
Yours faithfully
Credit Suisse, London Branch

By:

By:

SCHEDULE
FORM OF DEMAND
To: Credit Suisse, London Branch
[•], 2006
Dears Sirs
Guarantee no. LS 2006/8 issued in favour of Bayerische Hypo-und Vereinsbank AG (the “Guarantee”)
We refer to the Guarantee. Terms defined in the Guarantee have the same meaning when used in this Demand.
1.	We certify that the conditions to closing (other than payment by Crown Westfalen B.V.) under the Share Purchase and Transfer Agreement dated 31 July, 2006 between Crown Northcorp Inc., Crown Westfalen B.V. and ourselves in relation to the purchase of the share capital of Westfalen Bank AG (the “Agreement”) have been satisfied and that the sum of Euro 25,000,000 is due from Crown Westfalen B.V. and is unpaid under the Agreement on the Closing Date (as defined in the Agreement). We therefore demand payment of the sum of Euro 25,000,000.

2.	Payment should be made to the following account:

Name:

Account Number:

Bank:

3.	The date of this Demand is not later than the Expiry Date.
Yours faithfully

(Authorised Signatory)	(Authorised Signatory)

For

Bayerische Hypo-und Vereinsbank AG

SCHEDULE 11
MODEL

SIGNATURES

THE BORROWER CROWN WESTFALEN LLC
By:
Address:
Fax:

THE COMPANY CROWN NORTHCORP INC.
By:
Address:
Fax:

CROWN NORTHCORP LIMITED
By:
Address:
Fax:

CROWN ASSET MANAGEMENT LIMITED
By:
Address:
Fax:

CROWN MORTGAGE MANAGEMENT LIMITED
By:
Address:
Fax:

REGAL MORTGAGES LLP
By:
Address:
Fax:

THE ARRANGER CREDIT SUISSE, LONDON BRANCH
By:	By:
Address:
Fax: Attention:

THE ORIGINAL LENDER CREDIT SUISSE, LONDON BRANCH
By:	By:
Address:
Fax: Attention:

THE AGENT CREDIT SUISSE, LONDON BRANCH
By:	By:
Address:
Fax: Attention:

THE ISSUING BANK CREDIT SUISSE, LONDON BRANCH
By:	By:
Address:
Fax: Attention:

THE SECURITY AGENT CREDIT SUISSE, LONDON BRANCH
By:	By:
Address:
Fax: Attention:

SIGNATORIES

EXECUTED AS A DEED on behalf	)
of CROWN WESTFALEN LLC	)
by	)
and	)	Authorised Signatory
being persons who, in accordance with	)
the laws of the territory in which Crown	)
Westfalen LLC is incorporated, are	)
acting under the authority of Crown	)
Westfalen LLC	)	Authorised Signatory

EXECUTED AS A DEED on behalf	)
of CROWN NORTHCORP INC.	)
by	)
and	)	Authorised Signatory
being persons who, in accordance with	)
the laws of the territory in which Crown	)
Northcorp Inc. is incorporated, are	)
acting under the authority of Crown	)
Northcorp Inc.	)	Authorised Signatory

EXECUTED AS A DEED on behalf	)
of CROWN WESTFALEN B.V.	)
by	)
and	)	Authorised Signatory
being persons who, in accordance with	)
the laws of the territory in which	)
Crown Westfalen B.V. is incorporated,	)
are acting under the authority	)
of Crown Westfalen B.V.	)	Authorised Signatory

EXECUTED AS A DEED by	)
CROWN NORTHCORP LIMITED	)
acting by two directors or a director	)
and its secretary	)

Signature:
Name of Director:

Signature:
Name of Director/Secretary:

EXECUTED AS A DEED by	)
CROWN ASSET MANAGEMENT	)
LIMITED	)
acting by two directors or a director	)
and its secretary	)

Signature:
Name of Director:

Signature:
Name of Director/Secretary:

EXECUTED AS A DEED by	)
CROWN MORTGAGE MANAGEMENT	)
LIMITED	)
acting by two directors or a director	)
and its secretary	)

Signature:
Name of Director:

Signature:
Name of Director/Secretary:

EXECUTED AS A DEED by	)
REGAL MORTGAGES LLP	)
acting by two members	)

Signature:
Name of Member:

Signature:
Name of Member:

EXECUTED AS A DEED on behalf	)
of CREDIT SUISSE, LONDON	)
BRANCH acting in its capacity as	)
Arranger, Original Lender, Agent,	)
Issuing Bank and Security Trustee	)	Authorised Signatory
by	)
and	)
being persons who, in accordance with	)
the laws of the territory in which	)
Credit Suisse, London Branch	)	Authorised Signatory
is incorporated, are acting under the	)
authority of Credit Suisse, London	)
Branch	)